Exhibit 10.5

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of
May 10, 2010

among

ZALE DELAWARE, INC.,
ZALE CORPORATION,
ZGCO, LLC.,
TXDC, L.P.,
ZALE PUERTO RICO, INC.

as
Borrowers

ZALE CANADA CO.
and the other Facility Guarantors named herein

as Facility Guarantors

The LENDERS Party Hereto,

BANK OF AMERICA, N.A.
as Administrative Agent and Collateral Agent,

BANK OF AMERICA, N.A.
WELLS FARGO RETAIL FINANCE, LLC
GENERAL ELECTRIC CAPITAL CORPORATION
as Co-Borrowing Base Agents

BANC OF AMERICA SECURITIES LLC
WELLS FARGO RETAIL FINANCE, LLC
GE CAPITAL MARKETS, INC.
as Joint Lead Arrangers and Joint Bookrunners

and

WELLS FARGO RETAIL FINANCE, LLC
GE CAPITAL MARKETS, INC.
as Co-Syndication Agents

(Continued)

(Continued)

(Continued)

EXHIBITS

A.	Assignment and Acceptance
B-1.	Revolving Note
B-2.	Swingline Note
C-1.	Security Agreement
C-2.	General Security Agreement
D.	Borrowing Base Certificate
E.	Co-Borrowing Base Agent Rights Agreement

SCHEDULES

1.1	Lenders and Commitments
1.1(a)	Existing Letters of Credit
1.1(b)	Existing Bank Products
2.21(a)(i)	DDAs and Concentration Accounts
2.21(a)(ii)	Credit Card Arrangements
3.5(b)	Intellectual Property
3.6	Litigation and Environmental Matters
3.12	Subsidiaries
3.13	Insurance
5.1(l)	Financial Reporting Requirements
6.1	Indebtedness
6.2	Liens
6.4	Investments
6.7	Transactions with Affiliates

v

AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 10, 2010 (this “Agreement”) among

ZALE DELAWARE, INC., a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale Delaware”); and

ZALE CORPORATION, a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale”); and

ZGCO, LLC, a limited liability company organized under the laws of the Commonwealth of Virginia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZGCO”); and

TXDC, L.P., a limited partnership organized under the laws of the State of Texas, having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“TXDC”); and

ZALE PUERTO RICO, INC., a Puerto Rico corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale PR”) and together with Zale Delaware, Zale, ZGCO and TXDC, the “Initial Borrowers”); and

ZALE CANADA CO., an unlimited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale Canada”); and

ZALE CANADA DIAMOND SOURCING INC., a limited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZCDS”); and

ZAP, INC., a Delaware corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zap”); and

ZCSC, LLC, a Delaware limited liability company having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZCSC”); and

ZALE INTERNATIONAL, INC., a Delaware corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale International”); and

ZALE EMPLOYEES’  CHILD CARE ASSOCIATION, INC., a Texas corporation having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZECCA”); and

ZALE CANADA HOLDING LP, a limited partnership organized under the laws of New Brunswick having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZC Holding”)

ZALE CANADA FINCO 1, INC., a limited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco 1”); and

ZALE CANADA FINCO 2, INC., a limited company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco 2”); and

FINCO HOLDING LP, a limited partnership organized under the laws of New Brunswick having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco Holding”); and

FINCO PARTNERSHIP LP, a limited partnership organized under the laws of New Brunswick having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Finco Partnership”); and

ZALE CANADA FINCO, LLC, a limited liability company organized under the laws of Nova Scotia having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“ZC Finco”, and together with Zale Canada, ZCDS, Zap, ZCSC, Zale International, Zecca, ZC Holding, Finco 1, Finco 2, Finco Holding, and Finco Partnership, the “Initial Facility Guarantors”); and

the LENDERS party hereto; and

BANK OF  AMERICA, N.A., as Administrative Agent, Collateral Agent, and as a Co-Borrowing Base Agent, a national banking association having a place of business at 100 Federal Street, Boston, Massachusetts 02110; and

WELLS FARGO RETAIL FINANCE, LLC (“Wells Fargo”) and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), each as a Co-Borrowing Base Agent; and

WELLS FARGO RETAIL FINANCE, LLC (“Wells Fargo”) and GE CAPITAL MARKETS, INC., each as a Co-Syndication Agent; and

BANC OF AMERICA SECURITIES LLC, WELLS FARGO RETAIL FINANCE, LLC and GE CAPITAL MARKETS, INC., as Joint Lead Arrangers and Joint Bookrunners.

W I T N E S S E T H:

WHEREAS, the Borrowers have entered into a Credit Agreement, dated as of July 23, 2003 (as amended and in effect, the “Existing Credit Agreement”), between, among others, the Borrowers, the “Lenders” as defined therein, and Bank of America, N.A. as “Administrative Agent”, “Collateral Agent” and “Issuing Bank” each as defined therein; and

WHEREAS, in accordance with SECTION 9.02 of the Existing Credit Agreement, the Borrowers, the Required Lenders, and the Agents desire to amend and restate the Existing Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree that the Existing Credit Agreement shall be amended and restated in its entirety (except to the extent that definitions from the Existing Credit Agreement are incorporated herein by reference) to read as follows (it being agreed that this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of the Loan Agreement Obligations under (and as defined in) the Existing Credit Agreement):

ARTICLE I

DEFINITIONS

SECTION 1.1                                             Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“Account” means any right to payment for goods sold or leased or for services rendered, whether or not earned by performance, or any right to payment for credit extended for goods sold or leased or services rendered.

“ACH” means automated clearing house transfers.

“Activation Notice” has the meaning set forth in Section 2.21(b).

“Adjusted Excess Availability” means, for purposes of calculation of the Applicable Commitment Fee Rate and the Applicable Margin for Non-Extending Lenders, as of any date of determination, the excess, if any, of (a) the Borrowing Base minus (b) the outstanding Credit Extensions.

“Adjusted LIBO Rate” means, with respect to any LIBOR Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Administrative Agent” means Bank of America, in its capacity as administrative agent for the Lenders hereunder.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means collectively, the Administrative Agent and the Collateral Agent.

“Agreement” has the meaning set forth in the preamble.

“Alternate Base Rate” means, for any day, the higher of (a) the annual rate of interest then most recently announced by Bank of America at its head office in Boston, Massachusetts as its “Base Rate” and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1% (0.50%) per annum.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, until the circumstances giving rise to such inability no longer exist.  Any change in the Alternate Base Rate due to a change in Bank of America’s Base Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in Bank of America’s Base Rate or the Federal Funds Effective Rate, respectively.

“Applicable Commitment Fee Rate” means the following rates per annum:

Level	Adjusted Excess Availability	Commitment Fee
I	Greater than or equal to $250,000,000	0.20%
II	Less than $250,000,000 but greater than or equal to $100,000,000	0.20%
III	Less than $100,000,000	0.25%

The Applicable Commitment Fee Rate (which shall apply only to the Non-Extending Lenders) shall be adjusted quarterly as of the first day of each fiscal quarter of the Borrowers, based upon the average Adjusted Excess Availability for the immediately preceding fiscal quarter.

“Applicable Lenders” means the Required Lenders, the Required Supermajority Lenders, or all Lenders, as applicable.

“Applicable Lending Office” means with respect to each Lender, its domestic lending office in the case of a Loan that is a Base Rate Loan and its LIBOR lending office in the case of a LIBOR Loan.

“Applicable Margin” means the rates for Base Rate Loans and LIBOR Loans set forth below:

Level	Adjusted Excess Availability	Base Rate Loans	LIBOR Loans
I	Greater than or equal to $250,000,000	0%	1.00%
II	Less than $250,000,000 but greater than or equal to $100,000,000	0%	1.25%
III	Less than $100,000,000	0%	1.50%

The Applicable Margin (which shall apply only to the Non-Extending Lenders) shall be adjusted quarterly as of the first day of each fiscal quarter of the Borrowers, based upon the average Adjusted Excess Availability for the immediately preceding fiscal quarter.

“Applicable Termination Date” means (a) in the case of the Non-Extending Lenders, the Termination Date, and (b) in the case of the Extending Lenders, the Extended Termination Date.

“Appraisal Percentage” means (a) 90% from the Effective Date through December 31, 2010, and (b) 87.5% at all times thereafter.

“Appraised Inventory Liquidation Value” means the product of (a) the Cost of Eligible Inventory, minus Inventory Reserves multiplied by (b) that percentage determined from the then most recent appraisal of the Borrowers’ Inventory undertaken at the request of the Administrative Agent, to reflect the appraiser’s estimate of the net recovery on the Borrowers’ Inventory in the event of an in-Store net orderly liquidation of that Inventory.

“Arranger” means, collectively, Banc of America Securities, LLC, Wells Fargo Retail Finance, LLC and GE Capital Markets, Inc., in their capacities as joint lead arrangers.

“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of each party whose consent is required by SECTION 9.4), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Bank of America” means Bank of America, N.A., a national banking association, its Subsidiaries, Affiliates and branches.

“Bank Products” means any services or facilities provided to any Borrower or any of its Subsidiaries by the Administrative Agent, any Extending Lender, or any of their respective Affiliates, including, without limitation, on account of (a) Hedging Agreements, (b) purchase cards, (c) merchant card services, and (d) leasing, but excluding Cash Management Services.  For purposes hereof (x) if a Person who is an Extending Lender ceases to be a Lender, or (y) if a Lender fails to provide the Administrative Agent with written notice of any Bank Products furnished by such Lender or its Affiliates on the earlier of ten (10) days after the effective date of such Bank Product or the delivery of the first Borrowing Base Certificate after such effective date, then, in either such event, the Bank Products furnished by such Person or its Affiliates shall no longer be deemed to constitute “Bank Products” for purposes of this Agreement and the other Loan Documents.  As of the Effective Date, all Bank Products are as set forth on Schedule 1.1(b) and all such Bank Products shall at all times be deemed to be within the “Ancillary Cap” (as defined in the Intercreditor Agreement) regardless of any new Bank Products which may hereafter be furnished.

“Base Rate Loan” means any Loan to the Borrowers bearing interest at a rate determined by reference to the Alternate Base Rate or the Extended Term Prime Rate in accordance with the provisions of Article II.

“Blocked Account Agreements” has the meaning set forth in Section 2.21(b).

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrowers” means the Initial Borrowers and any other Subsidiary of Zale which becomes a Borrower under this Agreement pursuant to a joinder agreement to this Agreement and the Loan Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Administrative Agent.

“Borrowing” means (a) the incurrence of Loans of a single Type, on a single date and having, in the case of LIBOR Loans, a single Interest Period, or (b) a Swingline Loan.

“Borrowing Base” means at any time of calculation, an amount equal to

(a)                                  the lesser of

(i)                                     the Inventory Advance Rate multiplied by the difference between the Cost of Eligible Inventory and Inventory Reserves;

or

(ii)                                  the Appraisal Percentage multiplied by the Appraised Inventory Liquidation Value;

plus

(b)                                 eighty-five percent (85%) of the Loan Parties’ Eligible Credit Card Receivables;

minus

(c)                                  the Reserves (other than Inventory Reserves and the Term Reserve), but including a Reserve for Texas ad valorem taxes;

minus

(d)                                 the Term Reserve, if then in effect.

“Borrowing Base Certificate” has the meaning set forth in Section 5.1(f).

“Breakage Costs” has the meaning set forth in SECTION 2.19(b).

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Boston, Massachusetts, New York, New York or Dallas, Texas are authorized or required by law to remain closed, provided, that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Canadian Loan Party” or “Canadian Loan Parties” means each Loan Party organized under organized under the laws of Canada or any province or territory thereof.

“Canadian Plan” means an employee pension benefit plan or pension plan that is covered by the Laws of any jurisdiction in Canada including the Pension Benefits Act (Ontario) and the Income Tax Act (Canada) or subject to minimum funding standards and that is either (a) maintained or sponsored by any Canadian Loan Party for its employees, (b) maintained pursuant to a collective bargaining agreement, or other arrangement under which more than one employer makes contributions and to which any Canadian Loan Party is making or accruing an obligation to make contributions or has within the preceding five years made or accrued such contributions or (c) any other plan with respect to which any Canadian Loan Party has incurred or may incur liability, including contingent liability either to such plan or to any Person, administration or Governmental Authority.

“Canadian Priority Payables Reserve” means on any date of determination, a reserve established from time to time in accordance with SECTION 2.2 for amounts payable by any Canadian Loan Party and secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority to or pari passu with the Collateral Agent’s Liens and/or for amounts which represent costs in connection with the preservation, protection, collection or realization of the Collateral, including any such amounts due and not paid for wages, vacation pay, severance pay, amounts payable under the Wage Earner Protection Program Act (Canada), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), sales tax, goods and services tax, value added tax, harmonized tax, excise tax, tax payable pursuant to Part IX of the Excise Tax Act (Canada) or similar applicable provincial legislation, government royalties, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Plan under any applicable law or otherwise as required to be contributed pursuant to any applicable law relating to Canadian Plans, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or pari passu with any Liens granted to the Collateral Agent in the future.

“Capital Expenditures” means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of the Borrowers and their Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Borrowers and their Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrowers and their Subsidiaries during such period.

“Capital Lease Obligations” means of any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real (immovable) or personal (movable) property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Collateral Account” means an interest-bearing account established by the Borrowers with the Collateral Agent at Bank of America under the sole and exclusive dominion and control of the Collateral Agent designated as the “Zale Cash Collateral Account”.

“Cash Control Event” means that either: (a) an Event of Default exists and is continuing, or (b) Excess Availability is less than $60,000,000 at any time.  For purposes of this Agreement, the occurrence of a Cash Control Event shall be deemed continuing, notwithstanding that Excess Availability may after the Cash Control Event exceed the applicable amount set forth in clause (b), above, unless and until the Event of Default giving rise to the Cash Control Event has been waived and Excess Availability exceeds the applicable amount set forth in clause (b), above for sixty (60) consecutive days, in which case a Cash Control Event shall no longer be deemed to be continuing for purposes of this Agreement, provided that a Cash Control Event shall be deemed continuing (even if an Event of Default is no longer continuing and/or Excess Availability exceeds the required amount for sixty (60) consecutive days) at all times after a Cash Control Event has occurred and been discontinued on two (2) occasions in any twelve (12) month period or on five (5) occasions at any time after the Effective Date.

“Cash Management Services” means any one or more of the following types or services or facilities provided to any Borrower or any of its Subsidiaries by the Administrative Agent or any Extending Lender or any of their respective Affiliates: (a) ACH transactions, (b) cash management services, including, without limitation, controlled disbursement services, treasury, depository, overdraft, and electronic funds transfer services, (c) foreign exchange facilities, (d) credit card processing services, and (e) credit or debit cards.  For purposes hereof, if a Person who is an Extending Lender ceases to be a Lender, the Cash Management Services previously furnished by such Extending Lender or its Affiliates shall no longer be deemed to constitute “Cash Management Services” for purposes of this Agreement and the other Loan Documents.

“Cash Receipts” has the meaning set forth in Section 2.21(b).

“CDN$” means Canadian Dollars.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq.

“Change in Control” means, at any time, (a) occupation of a majority of the seats (other than vacant seats) on the board of directors of Zale by Persons who were neither (i) nominated by the board of directors of Zale or (ii) appointed by directors so nominated; or (b) the acquisition of fifty percent (50%) or more of the capital stock of Zale by any Person or group of Persons, or (c) the failure of  Zale or another Borrower to own directly 100% of the capital stock or other ownership interest of Zale Delaware, ZGCO, TXDC, Zale PR and Zale Canada.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of SECTION 2.23(b), by any lending office of such Lender or by such Lender’s or such Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Charges” has the meaning set forth in SECTION 9.13.

“Closing Date” means July 23, 2003.

“Co-Borrowing Base Agent Rights Agreement” means that certain letter agreement, in the form of Exhibit E attached hereto, entered into as of the date hereof by and among the Agents, the Co-Borrowing Base Agents and the Loan Parties.

“Co-Borrowing Base Agents” means Bank of America, Wells Fargo and GE Capital.

“Co-Syndication Agents” means Wells Fargo and GE Capital Markets, Inc.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral” as defined in any applicable Security Document.

“Collateral Agent” means Bank of America, in its capacity as collateral agent under the Security Documents.

“Collection Account” has the meaning set forth in Section 2.21(b) hereof.

“Commercial Letter of Credit” means any Letter of Credit issued for the purpose of providing the primary payment mechanism in connection with the purchase of any materials, goods or services by a Borrower in the ordinary course of business of such Borrower.

“Commitment Fee” has the meaning set forth in Section 2.12(a).

“Commitment Percentage” means, with respect to each Lender, the percentage of the Commitments of all Lenders hereunder in the amount set forth opposite its name on Schedule 1.1 or as may subsequently be set forth in the Register from time to time, as the same may be reduced pursuant to SECTION 2.15, provided that unless the Commitments of all Lenders shall have then expired or been terminated, after the Commitments of the Non-Extending Lenders shall have expired or been terminated and all Loan Agreement Obligations owed to the Non-Extending Lenders shall have been paid in full, the Commitment Percentages of the Extending Lenders shall be appropriately adjusted to reflect the expiration or termination of the Commitments of the Non-Extending Lenders.

“Commitments” means, with respect to each Lender, the commitment of such Lender hereunder in the amount set forth opposite its name on Schedule 1.1 or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to SECTION 2.15.

“Concentration Accounts” has the meaning set forth in Section 2.21(a).

“Consignment A/R Reserve” means (a) prior to the occurrence of a Cash Control Event, an amount, determined on a monthly basis, equal to (i) that percentage determined by dividing the total sales arising from the Loan Parties’ sale of Inventory consisting of consigned goods during the immediately preceding month (the “Subject Month”) by the total sales arising from the Loan Parties’ sale of Inventory (including but not limited to consigned goods) during the Subject Month, multiplied by (ii) the credit card receivables arising from the Loan Parties’ sale of Inventory (including but not limited to consigned goods) during the Subject Month multiplied by (iii) fifty percent (50%), and (b) after the occurrence and during the continuance of a Cash Control Event, an amount equal to 100% of the outstanding accounts payable to all of the consignment vendors of the Loan Parties.

“Consolidated EBITDA” means Consolidated Net Income for any period plus (a) without duplication, the sum of the following expenses of Zale and its Subsidiaries for such period, in each case to the extent included in determining said Consolidated Net Income: (i) depreciation expense, (ii) amortization expense, excluding amortization expense attributable to a prepaid cash item, (iii)  interest expense, (iv) total United States and foreign federal, state, provincial and local income tax expense, (v) charges relating to the valuation of inventory by application of the LIFO (last in/first out) method of inventory valuation, (vi) non-cash compensation expense arising out of the grant or exercise of stock options or other equity based compensation, (vii) the effect of any non-cash impairment charges related to the write-off of goodwill, property or equipment resulting from the application of GAAP, (viii) non-cash restructuring charges, (ix) to the extent incurred or reserved for between the Effective Date and July 31, 2011, cash restructuring charges in an aggregate amount not to exceed $15,000,000 and (x) all other non-cash charges less (b) without duplication, in each case to the extent included in determining Consolidated Net Income, the sum of (i) income earned during such period relating to the valuation of inventory by the application of the LIFO method of inventory valuation, (ii) interest income for such period, (iii) non-cash gains for such period and (iv) total United States and foreign federal, state, provincial and local income tax benefits provided during such period.

“Consolidated Net Income” means the consolidated net income (or loss) of Zale and its Subsidiaries, after eliminating therefrom all non-cash extraordinary items of income and all non-cash extraordinary items of loss, all determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from Consolidated Net Income (a) the income (or loss) of any Person in which Zale or any of its Subsidiaries has a joint interest except to the extent of any cash dividends actually paid to the Borrower or its Subsidiaries, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Zale or is merged into or consolidated with Zale or any of its Subsidiaries or that Person’s assets are acquired by Zale or any of its Subsidiaries and (c) the income of any direct or indirect Subsidiary of Zale that is not a Loan Party or a Zale Insurance Subsidiary to the extent that, on the date of determination, the declaration or payment of cash dividends or similar cash distributions by such Subsidiary is not permitted without any prior approval of any Governmental Authority that has not been obtained or is not permitted by the operation of the terms of its charter, by-laws or other organizational documents or any agreement or other instrument binding upon such Subsidiary or any law applicable to such Subsidiary, unless such restrictions with respect to the payment of cash dividends and other similar cash distributions have been legally and effectively waived.

“Consolidated Total Interest Expense” means for any period, the aggregate amount of interest required to be paid or payable in cash by Zale and its Subsidiaries in respect of such period on all Indebtedness of Zale and its Subsidiaries outstanding during all or any part of such period in accordance with GAAP (including payments consisting of interest in respect of Capital Lease Obligations or Synthetic Leases), but excluding all non-cash interest expense including, but not limited to: (i) the amortization of original issue discount associated with Indebtedness, (ii) the amortization of capitalized issuance costs associated with Indebtedness, (iii) the amortization of discount resulting from the valuation of any warrants issued in connection with any Indebtedness, (iv) interest expense resulting from remaining capitalized issuance costs associated with the Existing Credit Agreement, and (v) interest paid in the form of additional Indebtedness.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Cost” means the cost of Inventory as reported on the Loan Parties’ financial stock ledger using the retail method of accounting based on practices which are in effect on the date of this Agreement.

“Credit Card Notifications” has the meaning set forth in Section 2.21(b)(ii).

“Credit Extensions” means as of any day, the sum of (a) the principal balance of all Loans then outstanding, and (b) the then amount of the Letter of Credit Outstandings.

“Customer Credit Reserve” means 50% of the aggregate face value at such time of (a) outstanding gift certificates and gift cards of the Loan Parties entitling the holder thereof to use all or a portion of the certificate to pay all or a portion of the purchase price for any Inventory, and (b) outstanding merchandise credits of the Loan Parties.

“DDAs” means any checking or other demand deposit account maintained by the Loan Parties.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Delinquent Lender” has the meaning provided in SECTION 8.15.

“Deteriorating Lender” means any Delinquent Lender or any Lender as to which (a) any of the Issuing Banks or the Swingline Lender has reasonably ascertained that such

Lender or its Subsidiary has, without cause, defaulted in fulfilling its obligations under one or more other syndicated credit facilities, unless such default is being disputed by such Lender in good faith, or (b) such Lender or a Person that controls such Lender has been deemed insolvent by the Administrative Agent in its reasonable judgment or become the subject of a bankruptcy, insolvency or similar proceeding.

“Dollars” or “$” means lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in SECTION 4.1 are satisfied (or waived by the Administrative Agent).

“Eligible Credit Card Receivables” means (a) Accounts of the Loan Parties due in four (4) Business Days or less on a non-recourse basis from major credit card processors and (b) Eligible Private Label Credit Card Receivables, in each case to the extent that it constitutes Collateral.

“Eligible Inventory” means, as of the date of determination thereof, items of Inventory of the Loan Parties that are finished goods (including, but not limited to, unmounted gemstones and shanks or mounts for which no stone has been mounted to the extent such goods are listed in the stock ledger or inventory systems), merchantable and readily saleable to the public in the ordinary course deemed by the Administrative Agent in accordance with its customary credit and collateral considerations and policies to be eligible for inclusion in the calculation of the Borrowing Base.  Without limiting the foregoing, unless otherwise approved in writing by the Administrative Agent, none of the following shall be deemed to be Eligible Inventory:

(a)           Inventory that is not owned solely by the Loan Parties, or is leased or on consignment or such Loan Parties do not have good and valid title thereto;

(b)           Inventory (i) that is not located at a warehouse facility or Store that is owned or leased by a Loan Party, unless it is in-transit (in the United States and its territories and possessions, or Canada) between warehouse facilities and Stores leased or owned by a Loan Party and (ii) that is located at a warehouse facility, unless a landlord, bailee or other access or custodial agreement in favor of the Collateral Agent, and in form and substance reasonably satisfactory to the Collateral Agent and the Co-Borrowing Base Agents, has been executed and delivered by the applicable landlord, bailee or other Person;

(c)           Inventory that represents (i) goods damaged, defective or otherwise unmerchantable, except in the case of each of the foregoing to the extent that the Administrative Agent has determined a recoverable value and (ii) goods that do not conform in all material respects to the representations and warranties contained in this Agreement or any of the Security Documents;

(d)           Inventory that is not located in the United States of America (excluding, except as otherwise specifically provided, territories and possessions thereof), Puerto Rico or Canada;

(e)           Inventory that is not subject to a perfected first-priority Lien in favor of the Collateral Agent for the benefit of the Secured Parties;

(f)            Inventory which consists of samples, labels, bags, packaging, and other similar non-merchandise categories;

(g)           Inventory as to which insurance in compliance with the provisions of SECTION 5.7 hereof is not in effect;

(h)           Inventory, other than layaway inventory, which has been sold but not yet delivered or as to which any Loan Party has accepted a deposit;

(i)            Inventory acquired in permitted acquisitions in compliance with the provisions of Section 6.4, unless and until the Administrative Agent shall have received (i) the results of appraisals of the Inventory acquired in such acquisition and (ii) such other due diligence related to such acquisition by the Administrative Agent that the Administrative Agent may require, all of the results of the foregoing to be reasonably satisfactory to the Administrative Agent;

(j)            Inventory of a Subsidiary that becomes a Loan Party hereunder in compliance with the provisions of Section 5.13, unless and until the Administrative Agent shall have received (i) the results of appraisals of the Inventory of such Subsidiary and (ii) such other due diligence related to such Subsidiary by the Administrative Agent that the Administrative Agent may require, all of the result of the foregoing to be reasonably satisfactory to the Administrative Agent.

“Eligible Private Label Credit Card Receivables” means Accounts of the Loan Parties due in four (4) Business Days or less on (a) private label credit cards issued by Citibank USA, N.A. on substantially the terms as in effect on the Effective Date or as otherwise modified in a manner reasonably acceptable to the Administrative Agent and (b) other private label credit cards issued by other Persons reasonably acceptable to the Administrative Agent.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, handling, treatment, storage, disposal, Release or threatened Release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, natural resource damage, costs of environmental remediation, administrative oversight costs, fines, penalties or indemnities), of any Loan Party directly or indirectly resulting from or based upon a violation of any Environmental Law, including those resulting from (a) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (b) exposure to any Hazardous Materials, (c) the release or threatened release of any Hazardous Materials into the environment or (d) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equivalent Amount” means, on any date, the rate at which Canadian dollars may be exchanged into Dollars, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen BOFC on the immediately preceding Business Day.  In the event that such rate does not appear on such Reuters page, “Equivalent Amount” shall mean, on any date, the amount of Dollars into which an amount of Canadian dollars may be converted or the amount of Canadian dollars into which an amount of Dollars may be converted, in either case, at the Administrative Agent’s spot buying rate in New York as at approximately 12:00 noon (New York City time) on the immediately preceding Business Day.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Loan Parties, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the minimum funding standard with respect to any Plan resulting in an “accumulated funding deficiency” (as provided in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Loan Parties or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Loan Parties or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Loan Parties or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Loan Parties or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Loan Parties or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning set forth in SECTION 7.1.

“Excess Availability” means, as of any date of determination, the excess, if any, of (a) the Line Cap, minus (b) the outstanding Credit Extensions.

“Excluded Subsidiaries” means, collectively, Zale Life Insurance Company, an Arizona corporation, Zale Indemnity Company, a Texas corporation, Jewel Re-Insurance

Ltd., a Barbados corporation, Zale Funding Trust, a Delaware trust, Zale Disaster Relief Fund, Inc. a Texas corporation, ZC Partnership LP, a New Brunswick limited partnership, and Dobbins Jewelers, Inc., a Guam corporation.

“Excluded Taxes” means, with respect to the Agents, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Loan Parties hereunder, (a) income or franchise taxes, levies, imposts, deductions, charges or withholdings imposed on (or measured by) its gross or net income or profit by the United States of America, or by the jurisdiction under the laws of which such recipient is organized, in which such recipient is resident for tax purposes, or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located or in which it otherwise is deemed to be engaged in a trade or business for tax purposes, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is located and (c) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under SECTION 2.28(b)), any withholding tax that is imposed on amounts payable to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender’s failure to comply with SECTION 2.26(e) except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Loan Parties with respect to such withholding tax pursuant to SECTION 2.26(a).

“Existing Letters of Credit” means those letters of credit issued and outstanding under the Existing Credit Agreement which are identified on Schedule 1.1(a).

“Extended Term Applicable Margin” means:

(a)           From and after the Effective Date until July 31, 2010, the percentages set forth in Level II of the pricing grid below; and

(b)           On the first day of each of the fiscal quarters of each year (each, an “Adjustment Date”), commencing with the fiscal quarter beginning on or about August 1, 2010, the Extended Term Applicable Margin shall be determined from the pricing grid below based upon average daily Excess Availability for the most recently ended fiscal quarter immediately preceding such Adjustment Date, provided that in no event shall the Extended Term Applicable Margin be established at Level I prior to July 31, 2010 (even if the conditions for the application of Level I are met); provided further if any Borrowing Base Certificates are at any time restated or otherwise revised (including as a result of an audit) or if the information set forth in any Borrowing Base Certificates otherwise proves to be false or incorrect such that the Extended Term Applicable Margin would have been higher than was otherwise in effect during any period, without constituting a waiver of any Default or Event of Default arising as a result thereof, interest due under this Agreement shall be immediately recalculated at such higher rate for any applicable periods and shall be due and payable on demand.

Level	Average Daily Excess Availability	LIBOR Loan	Base Rate Loan
I	Greater than or equal to $250,000,000	3.50%	2.50%
II	Greater than or equal to 100,000,000 but less than $250,000,000	3.75%	2.75%
III	Less than $100,000,000	4.00%	3.00%

Notwithstanding anything to the contrary herein contained, upon the occurrence and during the continuance of an Event of Default, the Extended Term Applicable Margin shall be at the percentages set forth in Level III of the pricing grid.  The foregoing shall be supplemental of, and shall not be deemed to modify or waive, any rights of the Administrative Agent or the Required Lenders under Section 2.10 hereof.

“Extended Term Maturity Date” means April 30, 2014.

“Extended Term Prime Rate” means, for any day, the highest of: (a) the variable annual rate of interest then most recently announced by Bank of America, N.A. at its head office in Charlotte, North Carolina as its “prime rate”; (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (0.50%) per annum; or (c) the Adjusted LIBO Rate (calculated utilizing the LIBOR Rate for a one-month Interest Period) plus one percent (1.00%) per annum.  The “prime rate” is a reference rate and does not necessarily represent the lowest or best rate being charged by Bank of America to any customer.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the LIBOR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations thereof in accordance with the terms hereof, the Extended Term Prime Rate shall be determined without regard to clauses (b) or (c) of the first sentence of this definition, as applicable, until the circumstances giving rise to such inability no longer exist. Any change in the Extended Term Prime Rate due to a change in Bank of America’s “prime rate”, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective on the effective date of such change in Bank of America’s Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively.

“Extended Term Unused Commitment” means, on any day, (a) the then Total Commitment (which for purposes of this calculation shall include the Seasonal Commitments, whether or not then in effect) minus (b) the sum of (i) the principal amount of Loans then outstanding and (ii) the then Letter of Credit Outstandings.

“Extended Term Unused Fee” has the meaning provided in Section 2.12(b).

“Extended Termination Date” means the earliest to occur of (i) the Extended Term Maturity Date, (ii) the date on which the maturity of the Loans is accelerated and the Commitments are terminated in accordance with SECTION 7.1, (iii) the date of the occurrence of any Event of Default pursuant to SECTION 7.1(h) or (i), or (iv) the date on which the Borrowers permanently terminate all Commitments pursuant to SECTION 2.15.

“Extending Lender” means each Lender listed on Schedule 1.1 under the heading “Extending Lenders”, whose Commitment shall terminate on the Extended Termination Date.

“Facility Guarantee” means each Guarantee executed by each of the Facility Guarantors in favor of the Agents and the other Secured Parties, as amended and in effect from time to time.

“Facility Guarantor” means the Initial Facility Guarantors and each other Subsidiary of any Loan Party that is required to from time to time to execute and deliver a Facility Guarantee pursuant to SECTION 5.13.

“Facility Guarantor Collateral Documents” means all security agreements, mortgages, pledge agreements, deeds of trust, and other instruments, documents or agreements executed and delivered by any Facility Guarantor to secure the Facility Guarantee and repayment and performance of the Obligations.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by Bank of America from three Federal funds brokers of recognized standing selected by it.

“Fee Letter” means the letters entitled “Fee Letter” among the Borrowers, the Administrative Agent and the Arranger dated on or about the Effective Date, as such letter may from time to time be amended.

“Fidelity Investment Account” means Account No. 487498743 maintained with Fidelity Brokerage Services LLC or any other account which replaces such securities account with Fidelity Brokerage Services LLC and used for short term investments for cash management purposes (including in order to minimize LIBOR breakage costs).

“Financial Officer” means, with respect to any Borrower, the chief financial officer, controller, treasurer or assistant treasurer of such Borrower.

“Finco 1” has the meaning set forth in the preamble.

“Finco 2” has the meaning set forth in the preamble.

“Finco Holding” has the meaning set forth in the preamble.

“Finco Partnership” has the meaning set forth in the preamble.

“Fixed Charge Coverage Ratio” means for any Reference Period the ratio of (a)(i) Consolidated EBITDA for such period less (ii) the sum of (A) Capital Expenditures for such period and (B) federal income tax paid in cash during such period to (b) the sum of (i) Consolidated Total Interest Expense for such period, (ii) the sum of all scheduled payments of principal on Indebtedness of Zale and its Subsidiaries (including without limitation, the principal component of amounts paid on account of Capital Lease Obligations) made or required to be made during such period, and (iii) Restricted Payments consisting of dividends made during such period.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

“FSCO” means the Financial Services Commission of Ontario and any Person succeeding to the functions thereof and includes the Superintendent under such statute and any other Governmental Authority empowered or created by the Supplemental Pensions Act (Québec) or the Pension Benefits Act (Ontario) or any Governmental Authority of any other Canadian jurisdiction exercising similar functions in respect of any Canadian Plan of the Canadian Loan Parties or any of their Subsidiaries or Affiliates and any Governmental Authority succeeding to the functions thereof.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America, Canada, any other nation or any political subdivision thereof, whether state, provincial, territorial, municipal, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” means, of or by any Person (the “guarantor”), any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The amount of any Guarantee shall be deemed to be an amount equal to the maximum stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof.  The term “Guarantee” as a verb has a corresponding meaning.

“Guaranteed Pension Plan” means any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by any of the Loan Parties or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law, including any material listed as a hazardous substance under Section 101(14) of CERCLA.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, or other interest or currency exchange rate or commodity price hedging arrangement.

“Inadvertent Overadvance” means the funding of any Loan or the issuance, renewal or amendment of a Letter of Credit by an Issuing Bank which did not result in an Overadvance when made based upon the most recent Borrowing Base Certificate received by the ABL Agent prior to such funding or issuance, renewal or amendment of a Letter of Credit but which has, on the relevant date of determination, become an Overadvance as the result of (i) a decline in the value of the Borrowing Base or the Collateral, (ii) errors or fraud on a Borrowing Base Certificate, (iii) components of the Borrowing Base on any date thereafter being deemed ineligible, (iv) the return of uncollected checks or other items of payment applied to the reduction of Loans or other similar involuntary or unintentional actions, (v) the imposition or modification of any Reserve or a reduction in advance rates after the funding of any loan or advance or the issuance, renewal or amendment of a Letter of Credit by an Issuing Bank or (vi) any other circumstance beyond the reasonable control of the ABL Agent or the ABL Secured Parties that results in the reduction of the realizable value of the Borrowing Base. An Inadvertent Overadvance shall be deemed outstanding until such time as no Overadvance is outstanding.

“Indebtedness” means, of any Person, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade payables not more than 60 days past due or other current accounts payable incurred in the ordinary course of business, deferred compensation and any purchase-price adjustment or earn-out obligation), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (including under any Synthetic Leases), (h) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning set forth in Section 9.3(b).

“Initial Borrowers” has the meaning set forth in the preamble hereto.

“Initial Facility Guarantors” has the meaning set forth in the preamble hereto.

“Intercompany Subordination Agreement” means the Intercompany Subordination Agreement, dated as of the Effective Date, by and among the obligors party thereto, in favor of the Administrative Agent and the Secured Parties, as amended and in effect from time to time.

“Intercreditor Agreement” means that certain Intercreditor Agreement dated as of May 10, 2010 by and between the Agents and Z Investment Holdings LLC as administrative agent for the holders of the Term Loan, as amended and in effect from time to time.

“Interest Payment Date” means (a) with respect to any Base Rate Loan (including a Swingline Loan), the last day of each calendar month, and (b) with respect to any LIBOR Loan, the last day of each Interest Period and, in the case of any Interest Period longer than three months, on each successive date three months after the first day of such Interest Period.

“Interest Period” means, with respect to any LIBOR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as any Borrower may elect, provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (c) (i) until such time as the Commitments of the Non-Extending Lenders shall have expired or been terminated and all Loan Agreement Obligations owed to the Non-Extending Lenders shall have been paid in full, no Interest Period shall extend beyond the Maturity Date, and (ii) thereafter, no Interest Period shall extend beyond the Extended Term Maturity Date.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Inventory” has the meaning set forth in the Security Agreement.

“Inventory Advance Rate” means (i) 69.4% for the months of January through September and (ii) 73.1% for the months of October through December.

“Inventory Reserves” means such reserves as may be established from time to time by the Administrative Agent, either in its reasonable commercial discretion, or at the direction of any Co-Borrowing Base Agent acting in its reasonable discretion, exercised in good faith, with respect to changes in the determination of the saleability of the Eligible Inventory or which reflect such other factors as negatively affect the value of the Eligible Inventory.  Inventory Reserves shall include, without limitation, the Shrink Reserve.

“Issuing Bank” means each of Bank of America and Wells Fargo Bank (an Affiliate of Wells Fargo Retail Finance, LLC), each in its capacity as the issuer of Letters of Credit hereunder, and any successor to either of them in such capacity (which may only be a Lender selected by the Borrowers and approved by the Administrative Agent in its reasonable discretion).  Each Issuing Bank may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.  Each Issuing Bank shall act commercially reasonably and otherwise in accordance with the standard of care set forth in SECTION 2.6(i).

“Judgment Conversion Date” has the meaning set forth in Section 9.18.

“Judgment Currency” has the meaning set forth in Section 9.18.

“Landlord Lien Reserve” means two (2) month’s base rent for each of the Loan Parties’ facilities at which inventory is stored and located in the States of Washington, Pennsylvania, Virginia and such other state(s), province(s), and other jurisdiction(s) in which a landlord’s claim for rent may have priority over the Lien of the Collateral Agent in any of the Collateral. The Landlord Lien Reserve shall be calculated quarterly.

“Layaway Reserve” means 100% of the aggregate amount deposited by customers with the Loan Parties including, without limitation, amounts deposited on account of layaway or similar programs.

“L/C Disbursement” means a payment made by any Issuing Bank pursuant to a Letter of Credit.

“Lenders” means the Persons identified on Schedule 1.1 (including, in each case, Extending Lenders and Non-Extending Lenders) and each assignee that becomes a party to this Agreement as set forth in SECTION 9.4.

“Letter of Credit” means a letter of credit that is (i) issued pursuant to this Agreement for the account of any Borrower, (ii) a Standby Letter of Credit or Commercial Letter of Credit, (iii) issued in connection with the purchase of Inventory by any Borrower or for any other purpose that is reasonably acceptable to the Administrative Agent, and

(iv) in form and substance reasonably satisfactory to the applicable Issuing Bank.  The term “Letter of Credit” shall also include any banker’s acceptance issued by any Issuing Bank.

“Letter of Credit Fees” means the fees payable in respect of Letters of Credit pursuant to SECTION 2.13.

“Letter of Credit Outstandings” means, at any time, the sum of (a) with respect to Letters of Credit outstanding at such time, the aggregate maximum amount that then is or at any time thereafter may become available for drawing or payment thereunder plus (b) all amounts theretofore drawn or paid under Letters of Credit for which any Issuing Bank has not then been reimbursed.

“LIBOR Borrowing” means a Borrowing comprised of LIBOR Loans.

“LIBOR Loan” means any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

“LIBOR Rate” means, with respect to any LIBOR Borrowing for any Interest Period, the rate of interest (rounded upwards, if necessary to the next 1/16 of 1%) determined by the Administrative Agent to be the prevailing rate per annum at which deposits in Dollars are offered by banks in the London interbank market based on information presented on Reuters Screen FRBD or Telerate at 11:00 a.m. (London time) not less than two Business Days before the first day of the Interest Period for the subject LIBOR Borrowing, for a deposit approximately in the amount of the subject Borrowing and for a period of time approximately equal to such Interest Period.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, statutory or deemed trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Line Cap” means, at any time of determination, the lesser of (a) the Total Commitment or (b) the Borrowing Base., provided that for purposes of determining the amount of Permitted Overadvances which may be made only, the Borrowing Base shall be calculated without giving effect to the Term Reserve, if any.

“Loan Account” has the meaning set forth in SECTION 2.20(a).

“Loan Agreement Obligations” means (a) the payment by the Loan Parties of (i) the principal of, and interest on the Loans (including all interest that accrues after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code or any state, federal, provincial or foreign bankruptcy, insolvency, receivership, reorganization or similar law, whether or not allowed or allowable in such case or proceeding), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Loan

Parties under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (excluding obligations under clauses (b) and (c) of the definition of “Obligations”), of the Loan Parties to the Secured Parties under this Agreement and the other Loan Documents (in each case, including all such amounts that accrue after the commencement of any case or proceeding by or against any Loan Party under the Bankruptcy Code or any state, federal, provincial, or foreign bankruptcy, insolvency, receivership, organization or similar law, whether or not allowed or allowable in such case or proceeding), and (b) the payment and performance of all the covenants, agreements, obligations and liabilities of each Loan Party under or pursuant to this Agreement, and the other Loan Documents.

“Loan Documents” means this Agreement, the Notes, the Letters of Credit, the Fee Letters, all Borrowing Base Certificates, the Blocked Account Agreements, the Credit Card Notifications, the Security Documents, the Facility Guarantee, the Facility Guarantor Collateral Documents, the Intercreditor Agreement, the Intercompany Subordination Agreement, and any other instrument or agreement executed and delivered in connection herewith or therewith.

“Loan Party” or “Loan Parties” means each Borrower and each Facility Guarantor.

“Loans” means all loans (including, without limitation, Revolving Loans and Swingline Loans) at any time made to the Borrowers or for account of the Borrowers pursuant to this Agreement.

“Margin Stock” has the meaning set forth in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, property, assets, or financial condition of the Loan Parties and their Subsidiaries taken as a whole, or (b) the validity or enforceability of this Agreement or any of the other Loan Documents or any of the material rights or remedies of the Administrative Agent, the Collateral Agent, the Co-Borrowing Base Agents, the Lenders or the Issuing Banks hereunder or thereunder; provided, however, that no Material Adverse Effect shall be deemed to exist with respect to the Loan Parties solely as a result of (i) the loss by any Loan Party of its investment in an Excluded Subsidiary; (ii) the loss of that portion of the Loan Parties’ consolidated results of operations generated by any Excluded Subsidiary; or (iii) any liability of an Excluded Subsidiary that is not, on an unconsolidated basis, a liability of a Loan Party.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit) of any one or more of the Loan Parties in an aggregate principal amount exceeding $25,000,000.

“Maturity Date” means, with respect to Loan Agreement Obligations due to Non-Extending Lenders, August 11, 2011.

“Maximum Rate” has the meaning set forth in SECTION 9.13.

“Minority Lenders” has the meaning set forth in Section 9.2(c).

“Moody’s” means Moody’s Investors Service, Inc.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means with respect to any sale, transfer or other disposition by any Loan Party or any Subsidiary thereof, the excess, if any, of (i) the sum of cash and cash equivalents actually received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of (and accrued and unpaid interest on, and other amounts payable in connection with) any Indebtedness that is secured by a Lien on the applicable asset which Lien is permitted hereunder and which Lien is senior to the Collateral Agent’s Lien on such asset and that is required to be paid or repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), (B) the reasonable and customary out-of-pocket expenses incurred by such Loan Party in connection with such transaction (including, without limitation, appraisals, brokerage, title and recording or transfer tax expenses and commissions, legal, accounting and other professional fees) paid or payable by such Loan Party to third parties (other than Affiliates)), (C) cash taxes paid or reasonably estimated to be actually payable in cash in connection therewith (provided that, to the extent and at the time any such amounts are determined to not be payable, such amounts shall constitute Net Proceeds), (D) amounts provided as a reserve against any liabilities under any indemnification obligations or purchase price adjustment associated with such asset disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), and (E) any liabilities relating to the property subject to such asset disposition that are retained by any Loan Party or its Subsidiaries, provided that, at all times such liabilities remain outstanding, the Loan Parties shall maintain an amount sufficient to satisfy such liabilities in a segregated account established with the Administrative Agent to be used by the Loan Parties solely to satisfy such liabilities as they become due.

“Noncompliance Notice” has the meaning set forth in Section 2.5(b).

“Non-Extending Lender” means each Lender listed on Schedule 1.1 under the heading “Non-Extending Lenders”, whose Commitment shall terminate on the Termination Date.

“Notes” means (i) the promissory notes of the Borrowers substantially in the form of Exhibit B-1, each payable to the order of a Lender, evidencing the Revolving Loans, and (ii) the promissory note of the Borrowers substantially in the form of Exhibit B-2, payable to the Swingline Lender, evidencing the Swingline Loans.

“Obligations” means (a) Loan Agreement Obligations, (b) the payment and performance of any transaction which arises out of any Cash Management Services, and (c) the payment and performance of any transaction which arises out of any Bank Products.

“Other Taxes” means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Overadvance” means, at any time of calculation, a circumstance in which the Credit Extensions exceed the Line Cap.

“Payment Conditions” means, at the time of determination with respect to a specified transaction or payment, that (a) no Default or Event of Default then exists or would arise as a result of the entering into of such transaction or the making of such payment and (b) after giving effect to such transaction or payment, the Pro Forma Availability Condition has been satisfied and the Consolidated Fixed Charge Coverage Ratio, on a pro-forma basis for the Reference Period immediately preceding such transaction or payment, will be equal to or greater than 1.15:1.00.  Prior to undertaking any transaction or payment which is subject to the Payment Conditions, the Loan Parties shall deliver to the Administrative Agent a certificate certifying as to the absence of any Event of Default and setting forth the calculations of the Pro Forma Availability Condition and the Consolidated Fixed Charge Coverage Ratio which evidences satisfaction of the conditions contained in clause (b) above on a basis reasonably satisfactory to the Administrative Agent and the Co-Borrowing Base Agents.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Asset Sales” means sales and dispositions of assets that are deemed appropriate by the Loan Parties for fair market value not to exceed $30,000,000 in any fiscal year and for which not less than seventy-five percent (75%) of the aggregate purchase price is paid in cash.

“Permitted Encumbrances” means:

(a)                                  Liens imposed by law for taxes that are not yet delinquent or are being contested in compliance with SECTION 5.5;

(b)                                 carriers’, warehousemen’s, landlord’s, mechanics’, materialmen’s, repairmen’s and other like Liens, arising in the ordinary course of business and securing obligations that are not overdue by more than ninety (90) days or are being contested in compliance with SECTION 5.5;

(c)                                  pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance, old-age pension and other social security laws or regulations;

(d)                                 deposits to secure the performance of bids, trade contracts, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)                                  judgment liens in respect of judgments that do not constitute an Event of Default under SECTION 7.1(k); and

(f)                                    easements, zoning restrictions, rights-of-way and similar encumbrances (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under or asserted by a landlord or owner of leased property, with or without the consent of the lessee) on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Loan Parties, and such other minor title defects or survey matters that are disclosed by current surveys that, in each case, do not materially interfere with the ordinary conduct of business of the Loan Parties.

provided, that except as provided in any one or more of clauses (a) through (f) above, the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Investments” means each of the following:

(a)                                  marketable direct or guaranteed obligations of the United States of America that mature within two (2) years from the date of purchase by such Loan Party or such Subsidiary;

(b)                                 demand deposits, certificates of deposit, Eurodollar deposits, time deposits and bankers acceptances issued by banking institutions provided, that such banks have a long-term credit rating of at least “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system or “Aa” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Loan Parties’ investment in any one bank shall not exceed 5% of the primary capital of such bank;

(c)                                  securities commonly known as “commercial paper” issued by the Administrative Agent, or a corporation or any other financial institution that at the time of purchase have been rated and the ratings for which are not less than “P1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or not less than “A1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.; provided, however, the Loan Parties may invest up to 20% of their Permitted Investments measured at the time of investment made pursuant to paragraphs (a)-(i) hereof in commercial paper with a combined rating of “A-2/P-2” (or its then equivalent);

(d)                                 demand notes issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at that time of purchase have a rating of at least “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or its equivalent by at least two (2) nationally recognized rating services, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., and have a maturity date that does not exceed one (1) year beyond the date of purchase; provided, however, such investments will be limited to the greater of $20 million per obligor or 20% of investments made pursuant to paragraphs (a)-(i) hereof measured at the time of investment;

(e)                                  repurchase agreements, purchased through the Administrative Agent, or a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than “P1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system, or not less than “A1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc., which repurchase agreements are collateralized by securities of the United States of America or any agency thereof in an amount equal to at least 102% of the amount of such investment;

(f)                                    shares of any so-called “money market fund” advised, serviced or sold by any of the Lenders or by any other financial institution provided, that such fund is registered under the Investment Company Act of 1940, has net assets of at least $250,000,000, has an investment portfolio with an average maturity of 365 days or less and is not considered to be a “high-yield” fund;

(g)                                 municipal fixed and variable rate short-term securities that mature within one (1) year from the date of purchase by any Loan Party or such Subsidiary that at the time of purchase have been rated and the ratings for which are not less than “MIG-1/VMIG-1” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “SP-1+/A-1” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

(h)                                 municipal fixed and variable rate medium-term securities that mature between one (1) and two (2) years from the date of purchase by such Loan Party or such Subsidiary that at the time of purchase have been rated and the ratings for which are not less than “Aa” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “AA” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system, or an equivalent rating from either Dominion Bond Rating Services Limited or CBRS, Inc.;

(i)                                     Reserved; and

(j)                                     marketable direct obligations of the State of Texas or its agencies and instrumentalities that at the time of purchase have been rated and the ratings for which are not less than “P” (or its then equivalent) if rated by Moody’s or any successor service thereto having a substantially similar rating system or not less than “A” (or its then equivalent) if rated by S&P or any successor service thereto having a substantially similar rating system.

“Permitted Overadvance” means an Overadvance determined by the Administrative Agent, in its reasonable discretion, (a) which is made to maintain, protect or preserve the Collateral, and/or the Lenders’ rights under the Loan Documents, including to preserve the Loan Parties’ business assets and infrastructure (such as the payment of insurance premiums, taxes, necessary suppliers, rent and payroll), (b) to fund an orderly liquidation or wind-down of the Loan Parties’ assets or business or a bankruptcy or other insolvency proceeding (whether or not occurring prior to or after the commencement of such a bankruptcy or insolvency proceeding), (iv) to enhance the likelihood, or maximize, the repayment of the Obligations, or (v) which is otherwise in the Lenders’ interests; provided, that Permitted Overadvances shall not (i) exceed five percent (5%) of the Line Cap (without giving effect to the Term Reserve) or (ii) unless a liquidation of any of the Collateral is occurring, remain outstanding for more than thirty consecutive Business Days, unless in case of clause (ii), the Required Supermajority Lenders otherwise agree; and provided, further, that the foregoing shall not (1) modify or abrogate any of the provisions of SECTION 2.6(g) regarding the Lenders’ obligations with respect to L/C Disbursements, or (2) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Inadvertent Overadvances, and further provided, that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, the principal amount of the Credit Extensions would exceed the Total Commitment.

“Permitted Refinancing” means, with respect to any Person, any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting a Permitted Refinancing); provided, that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premiums thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing is greater than or equal to the weighted average life to maturity of the Indebtedness being Refinanced, (c) such Permitted Refinancing shall not require any scheduled principal payments due prior to the Extended Term Maturity Date in excess of, or prior to, the scheduled principal payments due prior to such Extended Term Maturity Date for the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing shall have different direct or indirect obligors, or greater guarantees or security, than the Indebtedness being Refinanced, (f) the interest rate applicable to any such Permitted Refinancing shall not exceed the then applicable market interest rate, and (g) at the time thereof, both before and after giving effect to such Refinancing, no Default or Event of Default shall have occurred and be continuing.

“Person” means any natural person, corporation, limited liability company, unlimited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Loan Parties or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“PPSA” means the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, validity or effect of security interests or hypothecs.

“Prepayment Event” means the occurrence of any of the following events:

(a)                                  Any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction, other than (i) sales of Inventory or equipment in the ordinary course of business, (ii) sales or assignments of leasehold interests in real property, and (iii) dispositions of other property resulting in net proceeds of not more than $1,000,000 in any transaction or series of related transactions) of any asset of a Loan Party, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent;

(b)                                 Any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation, expropriation or similar proceeding of, any asset of a Loan Party or any Subsidiary thereof, unless the proceeds therefrom are required to be paid to the holder of a Lien on such property or asset having priority over the Lien of the Collateral Agent;

(c)                                  Any incurrence of any Indebtedness by any Loan Party or any Subsidiary thereof (excluding Indebtedness permitted to be incurred under SECTION 6.1, other than clause (l) thereof) to the extent that the proceeds of any such incurrence are not used to prepay the Term Loan; or

(d)                                 Any issuance by any Loan Party of any Stock (other than Stock issued to another Loan Party and Stock issued upon the exercise of options, warrants or other similar rights to purchase Stock), to the extent that the proceeds of any such issuance are not used to prepay the Term Loan.

“Pro Forma Availability Condition” shall mean, for any date of calculation with respect to any transaction or payment, the Pro Forma Availability for each of the twelve months following, and after giving effect to, such transaction or payment, will be equal to or greater than the greater of (i) $75,000,000 or (ii) twenty percent (20%) of the Line Cap.

“Pro Forma Availability” shall mean, for any date of calculation, the projected monthly Excess Availability for each month during any projected twelve (12) months (and measured at the end of each such month).

“PRUCC” means the Puerto Rico Commercial Transactions act, Ley de Transacciones Comerciales, Act #214 of September 19, 1996, as amended from time to time.

“Real Estate” means all land, together with the buildings, structures, fixtures, parking areas, and other improvements thereon, now or hereafter owned by any Loan Party, including all easements, rights-of-way, and similar rights relating thereto and all leases, tenancies, and occupancies thereof.

“Reference Period” means as of any date of determination, the period of twelve (12) consecutive fiscal months of Zale and its Subsidiaries ending on such date, or if such date is not a fiscal month end date, the period of twelve (12) consecutive fiscal months most recently ended (in each case treated as a single accounting period).

“Record” means the grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by a Lender with respect to any Loan, whether referred to in such Note or otherwise.

“Register” has the meaning set forth in Section 9.4(c).

“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” has the meaning set forth in Section 101(22) of CERCLA.

“Required Lenders” means, at any time, Lenders having Commitments equal to 51% of the Total Commitment, or if the Commitments have been terminated, Lenders whose percentage of the Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 51% of all such Credit Extensions, provided that the Commitment of, and the portion of the Credit Extensions held or deemed held by, any Delinquent Lender or Deteriorating Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Supermajority Lenders” means, at any time, Lenders having Commitments equal to 75% of the Total Commitment, or if the Commitments have been terminated,

Lenders whose percentage of the Credit Extensions (after settlement and repayment of all Swingline Loans by the Lenders) aggregate not less than 75% of all such Credit Extensions, provided that the Commitment of, and the portion of the Credit Extensions held or deemed held by, any Delinquent Lender or Deteriorating Lender shall be excluded for purposes of making a determination of Required Supermajority Lenders.

“Reserves” means, without duplication, Inventory Reserves, the Shrink Reserve, Layaway Reserve, Customer Credit Reserve, the Landlord Lien Reserve, the Consignment A/R Reserve, the Canadian Priority Payables Reserve, the Term Reserve and such other reserves established from time to time in accordance with SECTION 2.2(b).

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or assistant treasurer of a Loan Party or any of the other individuals designated in writing to the Administrative Agent by an existing Responsible Officer of a Loan Party as an authorized signatory of any certificate or other document to be delivered hereunder. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of any Loan Party other than dividends payable solely in shares of common stock of such Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of any Loan Party or any option, warrant or other right to acquire any such shares of capital stock of any Loan Party, other than any such payment made solely in shares of common stock of such Loan Party.

“Revolving Credit Increase Effective Date” has the meaning set forth in Section 2.29(e).

“Revolving Loans” means all Loans at any time made by a Lender pursuant to Section 2.1.

“S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc.

“Seasonal Commitments” means the Commitments described as “Seasonal Commitments” and set forth on Schedule 1.1 hereto.  As of the Effective Date, the sum of the Seasonal Commitments is $108,600,000.

“Secured Parties” has the meaning set forth in the Security Agreement.

“Security Agreement” means, collectively, the Security Agreement, in the form of Exhibit C-1 attached hereto and incorporated herein, among the Loan Parties and the Collateral Agent for the benefit of the Secured Parties, and the General Security Agreement,

in the form of Exhibit C-2 attached hereto and incorporated herein, among each Canadian Loan Party and the Collateral Agent for the benefit of the Secured Parties, in each case as amended and in effect from time to time.

“Security Documents” means the Security Agreement and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.13 to secure any of the Obligations.

“Settlement Date” has the meaning set forth in SECTION 2.7(b).

“Shrink” means Inventory which has been lost, misplaced, stolen, or is otherwise unaccounted for.

“Shrink Reserve” means from time to time the Loan Parties’ then current general ledger reserve for Shrink provided that the determination of such current general ledger reserve is consistent with the methodologies used in the Loan Parties’ most recent physical Inventory results delivered to the Administrative Agent prior to the Effective Date.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair saleable value of the properties and assets of such Person is not less than the amount that would be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person’s ability to pay as such debts mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or transaction, for which such Person’s properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged.

“Standby Letter of Credit” means any Letter of Credit other than a Commercial Letter of Credit.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board).  Such reserve percentages shall include those imposed pursuant to such Regulation D.  LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for pro ration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.  The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Store” means any retail store (including kiosk) leased, owned or operated, or to be leased, owned or operated, by any Loan Party or any of its Subsidiaries.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, unlimited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held.

“Swingline Lender” means Bank of America, in its capacity as lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made by the Swingline Lender to the Borrowers pursuant to SECTION 2.5.

“Synthetic Lease” means any lease or other agreement for the use or possession of property creating obligations which do not appear as Indebtedness on the balance sheet of the lessee thereunder but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such lessee without regard to the accounting treatment.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Loan” means the term loan facility in favor of Zale, as borrower, in the original principal amount of $150,000,000 made under that certain Credit Agreement dated as of May 10, 2010 among Zale, the lenders party thereto, and Z Investment Holdings LLC as administrative agent, as amended and in effect from time to time in accordance with the terms of the Intercreditor Agreement.

“Term Priority Collateral” has the meaning set forth in the Intercreditor Agreement.

“Term Reserve” means a Reserve requested by the Term Agent (as defined in the Intercreditor Agreement) in the amounts and at the times set forth in the Intercreditor, but in no event in excess of two and one-half percent (2.5%) of the Borrowing Base (without giving effect to clause (d) of the definition thereof) at any time. The Term Reserve, once established, may be reduced or eliminated only with the prior written consent of the Term Agent or upon receipt of written certification from the Borrowers that the conditions set forth in the credit agreement governing the Term Loan with respect to such reduction or elimination have been satisfied.

“Term Securities Accounts” means one or more securities accounts (other than the Fidelity Investment Account) into which Permitted Investments and/or proceeds of ABL Priority Collateral are deposited from time to time; provided that the maximum amount deposited in such securities accounts shall in no event exceed $10,000,000 in the aggregate outstanding at any time.

“Termination Date” means the earliest to occur of (i) the Maturity Date, (ii) the date on which the maturity of the Loans is accelerated and the Commitments are terminated in accordance with SECTION 7.1, (iii) the date of the occurrence of any Event of Default pursuant to SECTION 7.1(h) or (i) or (iv) the date on which the Borrowers permanently terminate all Commitments pursuant to SECTION 2.15.

“Total Commitment” means, as of any date of determination, (a) an amount equal to the sum of the Commitments in effect on such date, as reduced by the Borrowers pursuant to Section 2.15 or increased pursuant to Section 2.29, plus (b) for the period of October 15 through December 15 of each year, the sum of the Seasonal Commitments in effect on such date.

“TXDC” has the meaning set forth in the preamble.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Extended Term Prime Rate or the Alternate Base Rate.

“Uncapped Availability” means as of any date of determination, the excess, if any, of (a) the Borrowing Base minus (b) the outstanding Credit Extensions.

“Uniform Customs” means with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Administrative Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

“Unused Commitment” means, on any day, (a) the then Total Commitment minus (b) the sum of (i) the principal amount of Loans then outstanding and (ii) the then Letter of Credit Outstandings.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Zale” has the meaning set forth in the preamble.

“Zale Canada” has the meaning set forth in the preamble.

“Zale Delaware” has the meaning set forth in the preamble.

“Zale Insurance Subsidiaries” means Zale Life Insurance Company, an Arizona corporation, Zale Indemnity Company, a Texas corporation, and Jewel Re-Insurance Ltd., a Barbados corporation.

“Zale International” has the meaning set forth in the preamble.

“Zale PR” has the meaning set forth in the preamble.

“Zap” has the meaning set forth in the preamble.

“ZCDS” has the meaning set forth in the preamble.

“ZC Finco” has the meaning set forth in the preamble.

“ZC Holding” has the meaning set forth in the preamble.

“ZC Partnership” means ZC Partnership LP, a New Brunswick partnership.

“ZCSC” has the meaning set forth in the preamble.

“ZECCA” has the meaning set forth in the preamble.

“ZGCO” has the meaning set forth in the preamble.

SECTION 1.2                                             Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible (corporeal) and intangible (incorporeal) assets and properties, including cash, securities, accounts and contract rights, and (f) all references to “$” or “Dollars” or to amounts of money and all calculations of the Borrowing Base, Excess Availability, permitted “baskets” and other similar matters shall be deemed to be references to the lawful currency of the United States of America at the Equivalent Amount.

Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that if any Borrower notifies the Administrative Agent that the Borrowers request an amendment to any provision hereof to reflect the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such provision shall have been amended in accordance herewith.

Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

ARTICLE II

AMOUNT AND TERMS OF CREDIT

SECTION 2.1                          Commitment of the Lenders.

(a)                                  Each Lender severally and not jointly with any other Lender, agrees, upon the terms and subject to the conditions herein set forth, to extend credit to the Borrowers, or any of them, on a revolving basis, in the form of Revolving Loans and Letters of Credit and in an amount not to exceed the lesser of such Lender’s Commitment or such Lender’s Commitment Percentage of the Borrowing Base, subject to the following limitations:

(i)                                     The aggregate outstanding amount of the Credit Extensions shall not at any time exceed the Line Cap.

(ii)                                  No Lender shall be obligated to issue any Letter of Credit, and Letters of Credit shall be available from the Issuing Banks, subject to the ratable participation of all Lenders, as set forth in SECTION 2.6.  The Borrowers will not at any time permit the aggregate Letter of Credit Outstandings to exceed $20,000,000.

(iii)                               Subject to all of the other provisions of this Agreement, Revolving Loans that are repaid may be reborrowed prior to the Extended Termination Date.  However, no new Loans shall be made to the Borrowers and no new Letter of Credit shall be issued for the account of the Borrowers, after the Extended Termination Date.

(b)                                 Each Borrowing of Revolving Loans shall be made by the Lenders ratably in accordance with their respective Commitment Percentages.  The failure of any Lender to make any Loan shall neither relieve any other Lender of its obligation to fund its Loan in accordance with the provisions of this Agreement nor increase the obligation of any such other Lender.

SECTION 2.2                          Reserves; Changes to Reserves.

(a)                                  The initial Reserves as of the date of this Agreement are (i) the Shrink Reserve, (ii) the Customer Credit Reserve, (iii) the Layaway Reserve, (iv) the Landlord Lien Reserve (v) the Consignment A/R Reserve, (vi) other Inventory Reserves for (A) point of sale and permanent markdowns, (B) Form 400 and Damaged Inventory, and (C) Texas ad valorem taxes, (vii) a Reserve for customer refund liabilities, and (viii) the Canadian Priority Payables Reserve, and (ix) a Canadian Store rent Reserve.

(b)                                 The Administrative Agent may, or at the direction of any Co-Borrowing Base Agent (or with respect to the Term Reserve, the Term Agent), shall, hereafter establish additional Reserves or change any of the foregoing Reserves without consent from the Borrowers.  The Administrative Agent shall endeavor to consult with the Borrower prior to the establishment or change of any such Reserves, provided that the failure of the Administrative Agent to so consult with the Borrower shall not limit, delay or impair any of the rights of the Administrative Agent or any Co-Borrowing Base Agent hereunder (or with respect to the Term Reserve, the rights of the Term Agent), or postpone the date of the effectiveness of any such Reserves (or changes thereto).  The Administrative Agent shall furnish the Borrowers with prompt written notice of the establishment of or change to any Reserves.

SECTION 2.3                          Making of Loans.

(a)                                  Except as set forth in SECTION 2.16 and SECTION 2.24, Loans (other than Swingline Loans) by the Lenders shall be either Base Rate Loans or LIBOR Loans as the relevant Borrower may request subject to and in accordance with this SECTION 2.3, provided, that all Swingline Loans shall be only Base Rate Loans.  All Loans made pursuant to the same Borrowing shall, unless otherwise specifically provided herein, be Loans of the same Type.  Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; but any such use of a lending office shall not affect the obligation of the Borrowers to repay such Loan in accordance with the terms of the applicable Note.  Subject to the other provisions of this Section 2.3 and the provisions of SECTION 2.24, Borrowings of Loans of more than one Type may be incurred at the same time, but no more than six (6) Borrowings of LIBOR Loans may be outstanding at any time.

(b)                                 The Borrowers requesting a Borrowing shall give the Administrative Agent telephonic notice (thereafter confirmed in writing) of each Borrowing of (i) LIBOR Loans not later than 12:00 p.m. on the third Business Day prior to the date on which such Borrowing is to be made and (ii) Base Rate Loans not later than 12:00 p.m. on the Business Day on which such Borrowing is to be made. Such notice shall be irrevocable and binding on each of the Borrowers and shall specify the amount of the proposed Borrowing (which shall be in an integral multiple of $1,000,000, but not less than $5,000,000 in the case of LIBOR Loans) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions.  Such notice shall specify whether the Borrowing then being requested is to be a Borrowing of Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the Interest Period with respect thereto.  If no election of Interest Period is specified in any such notice for a Borrowing of LIBOR Loans, such notice shall be deemed a request for an Interest Period of one month.  If no election is made as to the Type of Loan, such notice shall be deemed a request for a Borrowing of Base Rate Loans.  The Administrative Agent shall promptly notify each Lender of its proportionate share of such Borrowing, the date of such Borrowing, the Type of Borrowing being requested and the Interest Period or Interest Periods applicable thereto, as appropriate.  On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Administrative Agent at 100 Federal Street, Boston, Massachusetts 02110, not later than 4:00

p.m. in immediately available funds.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of LIBOR Loans and no less than one (1) hour prior to the proposed Borrowing of Base Rate Loans that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with this Section and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans for Extending and Non-Extending Lenders, respectively.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.  Upon receipt of the funds made available by the Lenders to fund any Borrowing hereunder, the Administrative Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrowers and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrowers not later than 4:00 p.m.

SECTION 2.4                          Overadvances

.  The Agents, the Lenders and the Issuing Banks have no obligation to make any Loan or to provide any Letter of Credit to the extent an Overadvance would result.  The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Lenders and each Lender shall be bound thereby.  Any Permitted Overadvances may constitute Swingline Loans.  The making of any Permitted Overadvance is for the benefit of the Borrowers; such Permitted Overadvances constitute Revolving Loans and Obligations.  The making of any such Permitted Overadvances on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvances on any other occasion or to permit such Permitted Overadvances to remain outstanding.

SECTION 2.5                          Swingline Loans.

(a)                                  The Swingline Lender is authorized by the Lenders and shall, subject to the provisions of this Section, make Swingline Loans up to $50,000,000 in the aggregate outstanding at any time, consisting only of Base Rate Loans at the Extended Term Prime Rate, upon a notice of Borrowing received by the Administrative Agent and the Swingline Lender (which notice, at the Swingline Lender’s discretion, may be submitted prior to 1:00 p.m. on the Business Day on which such Swingline Loan is requested).  Swingline Loans shall be subject to periodic settlement with the Lenders under SECTION 2.7 below provided that the Swingline Lender shall not be obligated to make any Swingline Loan in its reasonable discretion if any Lender at such time is a Deteriorating Lender, unless the Swingline Lender has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate the Swingline Lender’s risk of full reimbursement with respect to such Swingline Loan.

(b)                                 Swingline Loans may be made only in the following circumstances: (A) for administrative convenience, the Swingline Lender shall, at the Borrowers’ request, make Swingline Loans in reliance upon the Borrowers’ actual or deemed representations under SECTION 4.2, that the applicable conditions for borrowing are satisfied or (B) for Permitted Overadvances.  If the conditions for borrowing under SECTION 4.2 cannot be fulfilled, the Borrowers shall give immediate notice thereof to the Administrative Agent and the Swingline Lender (a “Noncompliance Notice”), and the Administrative Agent shall promptly provide each Lender with a copy of the Noncompliance Notice.  If the conditions for borrowing under SECTION 4.2 cannot be fulfilled, the Required Lenders may direct the Swingline Lender to, and the Swingline Lender thereupon shall, cease making Swingline Loans (other than Permitted Overadvances) until such conditions can be satisfied or are waived in accordance with SECTION 9.2.  Unless the Required Lenders so direct the Swingline Lender, the Swingline Lender may, but is not obligated to, continue to make Swingline Loans beginning one Business Day after the Noncompliance Notice is furnished to the Lenders.  Notwithstanding the foregoing, no Swingline Loans shall be made pursuant to this Subsection (b) (other than Permitted Overadvances) if the aggregate outstanding amount of the Credit Extensions would exceed the Line Cap.

SECTION 2.6                          Letters of Credit.

(a)                                  Upon the terms and subject to the conditions herein set forth, the Borrowers may request any Issuing Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and subject to the terms and conditions contained herein, such Issuing Bank shall issue, for the account of the relevant Borrower one or more Letters of Credit; provided, that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $20,000,000, or (ii) the aggregate Credit Extensions would exceed the limitations set forth in Section 2.1(a)(i); and provided, further, that no Letter of Credit shall be issued if such Issuing Bank shall have received notice from the Administrative Agent or the Required Lenders that the conditions to such issuance have not been met; provided further that an Issuing Bank shall not be required to issue any such Letter of Credit in its reasonable discretion if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the applicable Issuing Bank from issuing such Letter of Credit, or any applicable law relating to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the applicable Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Effective Date, or shall impose upon the applicable Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Effective Date and which such Issuing Bank in good faith deems material to it, (B) the issuance of such Letter of Credit would violate one or more policies of the applicable Issuing Bank applicable to letters of credit generally, or (C) any Lender is at such time a Deteriorating Lender hereunder, unless such Issuing Bank has entered into satisfactory arrangements with the Borrowers or such Lender to eliminate such Issuing Bank’s risk of full reimbursement with respect to such Letter of Credit.  Any Issuing Bank (other than Bank of America or any of its Affiliates) shall notify the Administrative Agent in writing on each Business Day of all Letters of Credit issued on the prior Business Day by such Issuing Bank; provided that (A) until the Administrative Agent advises any such Issuing Bank that Excess Availability is less than $80,000,000, or (B) the aggregate amount of the Letters of Credit issued in any such week exceeds such amount as shall be agreed by the Administrative Agent and such Issuing Bank, such Issuing Bank shall be required to so notify the Administrative Agent in writing only once each week of the Letters of Credit issued by such Issuing Bank during the immediately preceding week as well as the daily amounts outstanding for the prior week, such notice to be furnished on such day of the week as the Administrative Agent and such Issuing Bank may agree.

(b)                                 Each Standby Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Extended Term Maturity Date, provided, that each Standby Letter of Credit may, upon the request of the Borrowers, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of 12 months or less (but not beyond the date that is five Business Days prior to the Extended Term Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof at least 30 days prior to the then applicable expiration date that such Letter of Credit will not be renewed.

(c)                                  Each Commercial Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is 120 days after the date of the issuance of such Commercial Letter of Credit and (ii) the date that is five Business Days prior to the Extended Term Maturity Date.

(d)                                 Drafts drawn under any Letter of Credit shall be reimbursed by the Borrowers in Dollars on the next Business Day of any such payment thereof by an Issuing Bank by paying to the Administrative Agent an amount equal to such drawing not later than 3:00 p.m. on such date, provided, that the Borrowers may, subject to the conditions to borrowing set forth herein, request in accordance with SECTION 2.3 that such payment be financed with a Revolving Loan consisting of a Base Rate Loan or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrowers’ obligation to make such payment shall be discharged and replaced by the resulting Base Rate Loan or Swingline Loan.  Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Each Issuing Bank shall promptly notify the Administrative Agent and the Borrowers by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make payment thereunder (which payment shall not be made until two (2) Business Days after such notice from such Issuing Bank to the Borrowers), provided, that any failure to give or delay in giving such notice shall not relieve the Borrowers of their obligation to reimburse such Issuing Bank and the Lenders with respect to any such payment.

(e)                                  If any Issuing Bank shall make any L/C Disbursement, then, unless the Borrowers shall reimburse such Issuing Bank in full on the date such payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such payment is made to but excluding the date that the Borrowers reimburse such Issuing Bank therefor, at the rate per annum then applicable to Base Rate Loans for Extending Lenders, provided, that if the Borrowers fail to reimburse such Issuing Bank when due pursuant to paragraph (d) of this Section, then SECTION 2.10 shall apply.  Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (g) of this Section to reimburse an Issuing Bank shall be (i) in the case of any such Lender which is a Non-Extending Lender, paid to such Non-Extending Lender calculated based upon the rate per annum then applicable to Base Rate Loans for Non-Extending Lenders and (ii) in the case of any such Lender which is an Extending Lender, paid to such Extending Lender calculated based upon the rate per annum then applicable to Base Rate Loans for Extending Lenders.

(f)                                    Immediately upon the issuance of any Letter of Credit by an Issuing Bank (or the amendment of a Letter of Credit increasing the amount thereof), and without any further action on the part of such Issuing Bank, such Issuing Bank shall be deemed to have sold to each Lender, and each such Lender shall be deemed unconditionally and irrevocably to have purchased from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender’s Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrowers under this Agreement and the other Loan Documents with respect thereto.  Upon any change in the Commitments pursuant hereto, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lenders.  Any action taken or omitted by any Issuing Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for any Issuing Bank any resulting liability to any Lender.

(g)                                 In the event that an Issuing Bank makes any L/C Disbursement and the Borrowers shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.6(d), such Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank the amount of such Lender’s Commitment Percentage of such unreimbursed payment in Dollars (or, if such L/C Disbursement is made in CDN$, the Equivalent Amount thereof in Dollars) and in same day funds.  If an Issuing Bank so notifies the Administrative Agent, and the Administrative Agent so notifies the Lenders prior to 11:00 a.m. on any Business Day, each such Lender shall make available to such Issuing Bank such Lender’s Commitment Percentage of the amount of such payment on such Business Day in same day funds.  If and to the extent such Lender shall not have so made its Commitment Percentage of the amount of such payment available to such Issuing Bank, such Lender agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the applicable Issuing Bank at the Federal Funds Effective Rate.  Each Lender agrees to fund its Commitment Percentage of such unreimbursed payment notwithstanding a failure to satisfy any applicable lending conditions or the provisions of SECTION 2.1 or SECTION 2.6, or the occurrence of the Termination Date or the Extended Termination Date.  The failure of any Lender to make available to an Issuing Bank its Commitment Percentage of any payment under any Letter of Credit shall neither relieve any Lender of its obligation hereunder to make available to such Issuing Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, nor increase the obligation of such other Lender.  Whenever any Lender has made payments to an Issuing Bank in respect of any reimbursement obligation for any Letter of Credit, such Lender shall be entitled to share ratably, based on its Commitment Percentage, in all payments and collections thereafter received on account of such reimbursement obligation.

(h)                                 Whenever a Borrower desires that an Issuing Bank issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), such Borrower shall give to the applicable Issuing Bank and the Administrative Agent at least two Business Days’ prior written (including telegraphic, telex, facsimile or cable communication) notice (or such shorter period as may be agreed upon in writing by an Issuing Bank and such Borrower) specifying the date on which the proposed Letter of Credit is to be issued, amended, renewed or extended (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit, the name and address of the beneficiary thereof, and the provisions thereof.  If requested by an Issuing Bank, the Borrowers shall also submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for the issuance, amendment, renewal or extension of a Letter of Credit.

(i)                                     The obligations of the Borrowers to reimburse each Issuing Bank for any L/C Disbursement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation: (i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrowers may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrowers’ obligations hereunder; or (v) the fact that any Event of Default shall have occurred and be continuing.  None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank, provided, that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by an Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in compliance with the terms of a Letter of Credit, an Issuing Bank may, in its reasonable discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(j)                                     If any Event of Default shall occur and be continuing, on the Business Day that the Borrowers receive notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrowers shall deposit in the Cash Collateral Account an amount in cash equal to 103% of the Letter of Credit Outstandings as of such date plus any accrued and unpaid interest thereon.  Each such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the Obligations of the Borrowers under this Agreement.  The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such Cash Collateral Account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent at the request of the Borrowers and at the Borrowers’ risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such Cash Collateral Account shall be applied by the Administrative Agent to reimburse the Issuing Banks for payments on account of drawings under Letters of Credit for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrowers for the Letter of Credit Outstandings at such time or, if the Loans have matured or the maturity of the Loans has been accelerated, be applied to satisfy other Obligations of the Borrowers under this Agreement.

(k)                                  All Existing Letters of Credit shall, from and after the Effective Date, be deemed for all purposes to be Letters of Credit under this Agreement.

SECTION 2.7                          Settlements Amongst Lenders.

(a)                                  The Swingline Lender may (but shall not be obligated to), at any time, on behalf of the Borrowers (which hereby authorize the Swingline Lender to act in their behalf in that regard) request the Administrative Agent to cause the Lenders to make a Revolving Loan (which shall be a Base Rate Loan) in an amount equal to such Lender’s Commitment Percentage of the outstanding amount of Swingline Loans made in accordance with SECTION 2.5, which request may be made regardless of whether the conditions set forth in Article IV have been satisfied.  Upon such request, each Lender shall make available to the Administrative Agent the proceeds of such Revolving Loan for the account of the Swingline Lender.  If the Swingline Lender requires a Revolving Loan to be made by the Lenders and the request therefor is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds not later than 4:00 p.m. that day; and, if the request therefor is received after 12:00 Noon then not later than 4:00 p.m. on the next Business Day.  The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent or the Swingline Lender.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

(b)                                 The amount of each Lender’s Commitment Percentage of outstanding Revolving Loans and Swingline Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and shall be adjusted upward or downward based on all Revolving Loans, Swingline Loans and repayments of Revolving Loans and Swingline Loans  received by the

Administrative Agent as of 4:00 p.m. on the first Business Day following the end of the period specified by the Administrative Agent (such date, the “Settlement Date”).

(c)                                  The Administrative Agent shall deliver to each of the Lenders promptly after the Settlement Date a summary statement of the amount of outstanding Revolving Loans and Swingline Loans for the period and the amount of repayments received for the period.  As reflected on the summary statement: (x) the Administrative Agent shall transfer to each Lender its applicable Commitment Percentage of repayments, and (y) each Lender shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall transfer to each Lender, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Revolving Loans made by each Lender shall be equal to such Lender’s applicable Commitment Percentage of Revolving Loans outstanding as of such Settlement Date.  If the summary statement requires transfers to be made to the Administrative Agent by the Lenders and is received prior to 12:00 Noon on a Business Day, such transfers shall be made in immediately available funds not later than 4:00 p.m. that day; and, if received after 12:00 Noon then not later than 4:00 p.m. on the next Business Day.  The obligation of each Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent.  If and to the extent any Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent at the Federal Funds Effective Rate.

SECTION 2.8                          Notes; Repayment of Loans.

(a)                                  The Loans made by each Lender (and by the Swingline Lender, with respect to Swingline Loans) shall be evidenced by a Note duly executed by the Borrowers, dated the Effective Date, in substantially the form attached hereto as Exhibit B-1 or B-2, as applicable, payable to the order of each such Lender (or the Swingline Lender, as applicable) in an aggregate principal amount equal to such Lender’s Commitment (or, in the case of the Note evidencing the Swingline Loans, $50,000,000).

(b)                                 The outstanding principal balance of all Swingline Loans shall be repaid on the earlier of the Extended Termination Date or, on the date otherwise required in accordance with the provisions of Sections 2.5(a) and 2.5(b).  The outstanding principal balance of (i) all other Loan Agreement Obligations shall be payable, with respect to the Non-Extending Lenders, on the Termination Date or, (ii) all other Loan Agreement Obligations shall be payable, with respect to the Extending Lenders, and all other Obligations then due and owing, on the Extended Termination Date (subject, in each case, to earlier repayment as provided below).  Each Note shall bear interest from the date thereof on the outstanding principal balance thereof as set forth in this Article II.  Each Lender is hereby authorized by the Borrowers to endorse on a schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrowers to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

SECTION 2.9                          Interest on Loans.

(a)                                  Interest on Loans of Non-Extending Lenders.

(i)                                     Subject to SECTION 2.10, each Base Rate Loan made by a Non-Extending Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Alternate Base Rate, plus the Applicable Margin for Base Rate Loans.

(ii)                                  Subject to SECTION 2.10, each LIBOR Loan made by a Non-Extending Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Applicable Margin for LIBOR Loans.

(iii)                               Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Termination Date, after the Termination Date on demand and (with respect to LIBOR Loans) upon any repayment or prepayment thereof (on the amount prepaid).

(b)                                 Interest on Loans of Extending Lenders.

(i)                                     Subject to SECTION 2.10, each Base Rate Loan made by an Extending Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as applicable) at a rate per annum that shall be equal to the then Extended Term Prime Rate, plus the Extended Term Applicable Margin for Base Rate Loans.

(ii)                                  Subject to SECTION 2.10, each LIBOR Loan made by an Extending Lender shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to the Adjusted LIBO Rate for such Interest Period, plus the Extended Term Applicable Margin for LIBOR Loans.

(iii)                               Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Extended Termination Date, after the Extended Termination Date on demand and (with respect to LIBOR Loans) upon any repayment or prepayment thereof (on the amount prepaid).

(c)                                  For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be. Calculations of interest shall be made using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

SECTION 2.10                                       Default Interest.  Effective upon the occurrence of any Event of Default and at all times thereafter while such Event of Default is continuing, at the option of the Administrative Agent or upon the direction of the Required Lenders, interest shall accrue on all outstanding Loans (including Swingline Loans) (after as well as before judgment, as and to the extent permitted by law) at a rate per annum equal to the rate (including the Applicable Margin for Loans made by Non-Extending Lenders or the Extended Term Applicable Margin for Loans made by Extending Lenders) in effect from time to time plus 2.00% per annum, and such interest shall be payable on demand.

SECTION 2.11                                       Certain Fees.  The Borrowers shall pay to the Arranger (or its Affiliates or designees), the fees set forth in the Fee Letter as and when payment of such fees is due as therein set forth.

SECTION 2.12                                       Unused Commitment Fee.  (a)                 The Borrowers shall pay to the Administrative Agent for the account of the Non-Extending Lenders, a commitment fee (the “Commitment Fee”) equal to the Applicable Commitment Fee Rate (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Unused Commitment for each day commencing on and including the Closing Date and ending on but excluding the Termination Date.  The Commitment Fee so accrued in any fiscal quarter shall be payable on the first Business Day of the immediately succeeding fiscal quarter, except that all Commitment Fees so accrued as of the Termination Date shall be payable on the Termination Date.

(b)                                 The Borrowers shall pay to the Administrative Agent for the account of the Extending Lenders, a commitment fee (the “Extended Term Unused Fee”) equal to 0.50% per annum (on the basis of actual days elapsed in a year of 360 days) of the average daily balance of the Extended Term Unused Commitment for each day commencing on and including the Effective Date and ending on but excluding the Extended Termination Date.  The Extended Term Unused Fee so accrued in any fiscal quarter shall be payable on the first Business Day of the immediately succeeding fiscal quarter, except that all Extended Term Unused Fees so accrued as of the Extended Termination Date shall be payable on the Extended Termination Date.

SECTION 2.13                    Letter of Credit Fees.

(a)                                  The Borrowers shall pay the Administrative Agent, for the account of the Lenders, on the first day of each fiscal quarter, in arrears, a fee (each, a “Letter of Credit Fee”) equal to the following per annum percentages of the average face amount of the following categories of Letters of Credit outstanding during the subject quarter (each computed on the basis of the actual number of days elapsed over a year of 360 days):

(i)                                     Standby Letters of Credit:  (A) For the account of each Non-Extending Lender, at the then Applicable Margin per annum for LIBOR Loans, and (B) for the account of each Extending Lender at a per annum rate equal to the then Extended Term Applicable Margin for LIBOR Loans.

(ii)                                  Commercial Letters of Credit: (A) For the account of each Non-Extending Lender, at the rate equal to fifty percent (50%) of then Applicable Margin per annum for LIBOR Loans, (B) for the account of each Extending Lender at a per annum rate equal to fifty percent (50%) of the then Extended Term Applicable Margin for LIBOR Loans.

(iii)                               After the occurrence and during the continuance of an Event of Default, at the option of the Administrative Agent or upon the direction of the Required Lenders, the Letter of Credit Fee set forth in clauses (i) and (ii) above, shall be increased by an amount equal to two percent (2%) per annum.

(b)                                 The Borrowers shall pay to the Administrative Agent, for the account of each Issuing Bank, and in addition to all Letter of Credit Fees otherwise provided for hereunder, such fees and charges in connection with the issuance, negotiation, settlement, amendment and processing of each Letter of Credit issued by such Issuing Bank as are customarily imposed by each Issuing Bank from time to time in connection with letter of credit transactions and such fronting fees as are agreed upon by the Borrowers and each Issuing Bank, and upon receipt thereof the Administrative Agent shall promptly remit such fees to the applicable Issuing Bank.

SECTION 2.14                                       Nature of Fees.  All fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent, for the respective accounts of the Administrative Agent, the Issuing Banks, and the Lenders, as provided herein.  Once paid, all fees shall be fully earned and shall not be refundable under any circumstances.

SECTION 2.15                                       Termination or Reduction of Commitments

(a)                                  Upon the Effective Date, a portion of the Commitments of certain Extending Lenders may be reduced, in each case, without a pro rata reduction of the Commitments of any other Lenders.  After such reduction, the Commitments of the Lenders shall be as set forth on Schedule 1.1 hereto.

(b)                                 Upon at least five (5) Business Days’ prior written notice to the Administrative Agent, the Borrowers may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Commitments; provided that, no termination or partial reduction of the Commitments of the Non-Extending Lenders shall be permitted unless the Borrowers shall have (i) provided at least thirty (30) days prior written notice to the Administrative Agent and (ii) satisfied the requirements of SECTION 6.8(a).  Each such reduction or termination shall first be applied, if no Default or Event of Default then exists or would arise therefrom, ratably to the Commitments of each Non-Extending Lender and, after the Commitments of the Non-Extending Lenders have been terminated in full, shall be applied ratably to the Commitments of each Extending Lender.  If such a Default or Event of Default exists or would arise from the termination of any portion of the Commitments, each such reduction or termination shall be applied ratably to the Commitments of each Lender. Each such reduction shall be in the principal amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof.  Each notice of such reduction or termination shall be irrevocable when given.  At the effective time of each such reduction or termination, the Borrowers shall pay to the Administrative Agent for application as provided herein (i) all Commitment Fees and Extended Term Unused Fees accrued on the unused portion of the Commitments so terminated or reduced through the date thereof, and (ii) any amount by which the Credit Extensions outstanding on such date exceed the amount to which the Commitments are to be reduced effective on such date, in each case pro rata based on the amount prepaid.  Upon the termination of all Commitments by the Borrowers hereunder and the Borrowers’ payment and satisfaction in full of all Obligations, all Letters of Credit shall have expired or terminated (or been collateralized in a manner satisfactory to the Issuing Banks) and all Letter of Credit Outstandings have been reduced to zero (or collateralized in a manner satisfactory to the Issuing Banks), the Collateral Agent and Administrative Agent shall, subject to SECTION 9.6, release their respective Liens in the Collateral and, subject to the Intercreditor Agreement, deliver any possessory Collateral to the Borrowers or their designee.

SECTION 2.16                                       Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a LIBOR Borrowing:

(a)                                  the Administrative Agent reasonably determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Supermajority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter (but in any event, within two (2) Business Days) and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Borrowing Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBOR Borrowing shall be ineffective and (ii) if any Borrowing Request requests a LIBOR Borrowing, such Borrowing shall be made as a Borrowing of Base Rate Loans.

SECTION 2.17                                       Conversion and Continuation of Loans.  The Borrowers shall have the right at any time,

(a)                                  on three (3) Business Days’ prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00 a.m. on the third Business Day preceding the date of any conversion), (x) to convert any outstanding Borrowings of  Base Rate Loans (but in no event Swingline Loans) to Borrowings of LIBOR Loans or (y) to continue an outstanding Borrowing of LIBOR Loans for an additional Interest Period,

(b)                                 on one (1) Business Day’s prior irrevocable notice to the Administrative Agent (which notice, to be effective, must be received by the Administrative Agent not later than 11:00

a.m. on the first Business Day preceding the date of any conversion), to convert any outstanding Borrowings of LIBOR Loans to a Borrowing of  Base Rate Loans, subject to the following:

(i)                                     no Borrowing of Loans may be converted into, or continued as, LIBOR Loans at any time when an Event of Default has occurred and is continuing;

(ii)                                  if less than a full Borrowing of Loans is converted, such conversion shall be made pro rata among the Lenders, as applicable, in accordance with the respective principal amounts of the Loans comprising such Borrowing held by such Lenders immediately prior to such conversion;

(iii)                               the aggregate principal amount of Loans being converted into or continued as LIBOR Loans shall be in an integral of $1,000,000 and at least $5,000,000;

(iv)                              the Interest Period with respect to a Borrowing of LIBOR Loans effected by a conversion or in respect to the Borrowing of LIBOR Loans being continued as LIBOR Loans shall commence on the date of conversion or the expiration of the current Interest Period applicable to such continuing Borrowing, as the case may be;

(v)                                 a Borrowing of LIBOR Loans may be converted only on the last day of an Interest Period applicable thereto;

(vi)                              each request for a conversion or continuation of a Borrowing of LIBOR Loans which fails to state an applicable Interest Period shall be deemed to be a request for an Interest Period of one month; and

(vii)                           no more than six (6) Borrowings of LIBOR Loans may be outstanding at any time.

If any of the Borrowers does not give notice to convert any Borrowing of Base Rate Loans, or does not give notice to continue, or does not have the right to continue, any Borrowing as LIBOR Loans, in each case as provided above, such Borrowing shall automatically be converted to, or continued as, as applicable, a Borrowing of Base Rate Loans at the expiration of the then-current Interest Period.  The Administrative Agent shall, after it receives notice from any Borrower, promptly give each Lender notice of any conversion, in whole or part, of any Loan made by such Lender.

SECTION 2.18                                       Mandatory Prepayment; Cash Collateral.  The outstanding Obligations shall be subject to mandatory prepayment as follows:

(a)                                  If at any time the amount of the Credit Extensions exceeds the Line Cap, the Borrowers will immediately (A) prepay the Loans in an amount necessary to eliminate such excess, and (B) if, after giving effect to the prepayment in full of all outstanding Loans such excess has not been eliminated, deposit cash into the Cash Collateral Account in an amount equal to such excess.

(b)                                 To the extent required pursuant to Section 2.21(b), the Revolving Loans shall be repaid daily in accordance with the provisions of said Section 2.21(b).

(c)           Subject to the terms of the Intercreditor Agreement, any Net Proceeds received from a Prepayment Event, whether or not a Cash Control Event then exists, shall be paid over to the Administrative Agent on receipt by the Borrowers and shall be utilized to prepay the Loans in the order of priority set forth in Section 2.22 or Section 7.4, as applicable.  The Agents shall not be obligated to release their Liens on any Collateral included in such Prepayment Event until such Net Proceeds have been so received.  The application of such Net Proceeds to the Loans shall not reduce the Commitments.  If all Loan Agreement Obligations are paid, any excess Net Proceeds shall be remitted to the operating account of the Borrowers maintained with the Administrative Agent.

(d)           Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid.  Each partial prepayment of LIBOR Loans shall be in an integral multiple of $5,000,000.  No prepayment of LIBOR Loans shall be permitted pursuant to this SECTION 2.18 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all “Breakage Costs” (as defined in SECTION 2.19, below) associated therewith.  In order to avoid such Breakage Costs, as long as no Event of Default has occurred and is continuing, at the request of the Borrowers, the Administrative Agent shall hold all amounts required to be applied to LIBOR Loans in the Cash Collateral Account and will apply such funds to the applicable LIBOR Loans at the end of the then pending Interest Period therefor (provided, that the foregoing shall in no way limit or restrict the Agents’ rights upon the subsequent occurrence of an Event of Default).  No partial prepayment of a Borrowing of LIBOR Loans shall result in the aggregate principal amount of the LIBOR Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBOR Loans are being prepaid in full).  Any prepayment of the Revolving Loans shall not permanently reduce the Commitments.

(e)           All amounts required to be applied to all Loans hereunder (other than Swingline Loans) shall be applied ratably in accordance with each Lender’s Commitment Percentage.

(f)            Upon the Termination Date, the Commitments of the Non-Extending Lenders shall be terminated in full and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Loan Agreement Obligations then owing by them to the Non-Extending Lenders.

(g)           Upon the Extended Termination Date, the Commitments of the Extending Lenders shall be terminated in full, and the Borrowers shall pay, in full and in cash, all outstanding Loans and all other outstanding Loan Agreement Obligations then owing by them to the Extending Lenders, and all other Obligations then due and owing by them to the Secured Parties.

(h)           For clarity, without limiting the provisions of Section 9.6 hereof, except as otherwise set forth herein, all Obligations due or to become due under any Cash Management Services or Bank Products provided to any Borrower or any of its Subsidiaries, shall be terminated and paid by the Borrowers and their Subsidiaries (to the extent liable therefor) in accordance with the terms of the documents, instruments and agreements evidencing such Obligations.

SECTION 2.19       Optional Prepayment of Loans; Reimbursement of Lenders.

(a)           The Borrowers shall have the right at any time and from time to time to prepay outstanding Loans in whole or in part, (x) with respect to LIBOR Loans, upon at least two Business Days’ prior written or facsimile notice to the Administrative Agent prior to 11:00 a.m., Boston time, and (y) with respect to Base Rate Loans, on the same Business Day if written, telex or facsimile notice is received by the Administrative Agent prior to 1:00 p.m. subject to the following limitations:

(i)            Subject to SECTION 2.18, all prepayments shall be paid to the Administrative Agent for application, first, to the prepayment of outstanding Swingline Loans, second, to the prepayment of other outstanding Loans ratably in accordance with each Lender’s Commitment Percentage, and third, to the funding of a cash collateral deposit in the Cash Collateral Account in an amount equal to 103% of all Letter of Credit Outstandings.

(ii)           Subject to the foregoing, outstanding Base Rate Loans shall be prepaid before outstanding LIBOR Loans are prepaid.  Each partial prepayment of LIBOR Loans shall be in an integral multiple of $5,000,000.  No prepayment of LIBOR Loans shall be permitted pursuant to this SECTION 2.19 other than on the last day of an Interest Period applicable thereto, unless the Borrowers simultaneously reimburse the Lenders for all “Breakage Costs” (as defined below) associated therewith.  No partial prepayment of a Borrowing of LIBOR Loans shall result in the aggregate principal amount of the LIBOR Loans remaining outstanding pursuant to such Borrowing being less than $5,000,000 (unless all such outstanding LIBOR Loans are being prepaid in full).

(iii)          Each notice of prepayment shall specify the prepayment date, the principal amount and Type of the Loans to be prepaid and, in the case of LIBOR Loans, the Borrowing or Borrowings pursuant to which such Loans were made.  The Administrative Agent shall, promptly after receiving notice from the Borrowers hereunder, notify each Lender of the principal amount and Type of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

(b)           The Borrowers shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released (i) resulting from any prepayment (for any reason whatsoever, including, without limitation, conversion to Base Rate Loans or acceleration by virtue of, and after, the occurrence of an Event of Default) of any LIBOR Loan required or permitted under this Agreement, if such Loan is prepaid other than on the last day of the Interest Period for such Loan or (ii) in the event that after the Borrowers deliver a notice of borrowing under SECTION 2.3 in respect of LIBOR Loans, such Loans are not borrowed on the first day of the Interest Period specified in such notice of borrowing for any reason.  Such loss shall be the amount as reasonably determined by such Lender as the excess, if any, of (A) the amount of interest which would have accrued to such Lender on the amount so paid or not borrowed at a rate of interest equal to the Adjusted LIBO Rate for such Loan, for the period from the date of such payment or failure to borrow to the last day (x) in the case of a payment or refinancing of a LIBOR Loan other than on the last day of the Interest Period for such Loan, of the then current Interest Period for such Loan or (y) in the case of such failure to borrow, of the

Interest Period for such LIBOR Loan which would have commenced on the date of such failure to borrow, over (B) the amount of interest which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market (collectively, “Breakage Costs”).  Any Lender demanding reimbursement for such loss shall deliver to the Borrowers simultaneously with such demand one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(c)           In the event the Borrowers fail to prepay any Loan on the date specified in any prepayment notice delivered pursuant to SECTION 2.19(a), the Borrowers on demand by any Lender shall pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any actual loss incurred by such Lender as a result of such failure to prepay, including, without limitation, any loss, cost or expenses incurred by reason of the acquisition of deposits or other funds by such Lender to fulfill deposit obligations incurred in anticipation of such prepayment.  Any Lender demanding such payment shall deliver to the Borrowers simultaneously with such demand one or more certificates setting forth the amount of such loss as determined by such Lender and setting forth in reasonable detail the manner in which such amount was determined.

(d)           Whenever any partial prepayment of Loans is to be applied to LIBOR Loans, such LIBOR Loans shall, unless the Borrowers otherwise direct, be prepaid in the chronological order of their Interest Payment Dates.

SECTION 2.20       Maintenance of Loan Account; Statements of Account.

(a)           The Administrative Agent shall maintain an account on its books in the name of the Borrowers (the “Loan Account”) which will reflect (i) all Loans made by the Lenders to the Borrowers or for the Borrowers’ account, (ii) all L/C Disbursements, fees and interest that have become payable as herein set forth, and (iii) any and all other monetary Obligations that have become payable.

(b)           The Loan Account will be credited with all amounts received by the Administrative Agent from the Borrowers, including all amounts received in the Collection Account from any Concentration Account, on the date such amounts are received and the amounts so credited shall be applied as set forth in SECTION 2.22(a) and (b).  After the end of each month, the Administrative Agent shall send to the Borrowers a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Lenders and the Borrowers during that month.  The monthly statements shall, absent manifest error, be an account stated, which is final, conclusive and binding on the Loan Parties.

(c)           The Administrative Agent, without the consent or request of the Borrowers, may advance any interest, fee, service charge, cost, charge, expense, or other payment to which any Lender or any Agent is entitled from the Loan Parties pursuant to this Agreement or any other Loan Document and may charge the same to the Loan Account by adding such amount to the principal balance of the Loan Account, notwithstanding that an Overadvance may result thereby.  The Administrative Agent shall advise the Borrowers of any such advance or charge promptly after the making thereof.  Such action on the part of the Administrative Agent shall not constitute a waiver of either the Administrative Agent’s or any Lender’s rights under, or the Loan Parties’ obligations to make any payment required pursuant to, this Agreement or any other Loan Document.

SECTION 2.21       Cash Receipts.

(a)           (i) Annexed hereto as Schedule 2.21(a)(i) is a list of all DDAs and accounts maintained by the Loan Parties into which more than one DDA deposits or transfers funds (the “Concentration Accounts”) as of the date hereof, which Schedule includes, with respect to each Concentration Account depository (1) the name and address of that depository; (2) the account number(s) maintained with such depository; and (3) to the extent known, a contact person at such depository.

(ii) Annexed hereto as Schedule 2.21(a)(ii) is a list describing all arrangements to which any Loan Party is a party with respect to the payment to any Loan Party of the proceeds of all credit card charges for sales by any Loan Party.

(b)           (i) Within 45 days after the Effective Date, to the extent not previously furnished to the Agents, the Loan Parties shall have entered into agency agreements with the banks maintaining the Concentration Accounts, which agreements (the “Blocked Account Agreements”) shall be in form and substance reasonably satisfactory to the Administrative Agent.

(ii)           On the Effective Date, to the extent not previously furnished to the Agents, the Loan Parties shall deliver to the Administrative Agent notifications (the “Credit Card Notifications”) executed on behalf of the Loan Parties to each of their major credit card processors instructing such credit card processors to remit all proceeds of all credit card charges to a Concentration Account.  On the Effective Date, the Administrative Agent may deliver the Credit Card Notifications to such credit card processors.

(iii)          The Blocked Account Agreements shall provide that, after the occurrence and during the continuance of a Cash Control Event, the Administrative Agent may, or at the request of the Required Lenders shall, provide a notice to each bank (with a copy to the Borrowers) maintaining a Concentration Account (an “Activation Notice”) requiring the sweep on each Business Day of all available cash receipts and other proceeds from the sale of Inventory, including, without limitation, the proceeds of all credit card charges (all such cash receipts and proceeds, “Cash Receipts”), to an account maintained by the Administrative Agent at Bank of America (the “Collection Account”).  At such time as such Cash Control Event no longer exists, the Activation Notice shall cease to be effective and the Administrative Agent shall give notice thereof to each bank maintaining a Concentration Account rescinding such Activation Notice previously given to such bank.  Furthermore, during the continuance of a Cash Control Event, the Loan Parties shall cease making Permitted Investments and depositing amounts in the Fidelity Investment Account or any other securities account (other than the Term Securities Accounts) and shall sweep any and all proceeds thereof and deposits therein to the Collection Account.

(c)           The Loan Parties may close Concentration Accounts and/or open new Concentration Accounts, subject to the execution and delivery to the Administrative Agent of appropriate Blocked Account Agreements consistent with the provisions of this SECTION 2.21. The Loan Parties may close DDAs and/or open new DDAs, subject to the Borrowers updating Schedule 2.21(a)(i) and otherwise complying with the terms of this Agreement.  The Loan Parties may not enter into any agreement with any credit card processors unless contemporaneously therewith, a Credit Card Notification is executed and delivered to the Administrative Agent. The Loan Parties shall each cause each of their credit card processors to remit all proceeds of all credit card charges to a Concentration Account.

(d)           The Collection Account is, and shall remain, under the sole dominion and control of the Administrative Agent.  Each Loan Party acknowledges and agrees that (i) such Loan Party has no right of withdrawal from the Collection Account, (ii) the funds on deposit in the Collection Account, if any, shall continue to be collateral security for all of the Obligations and (iii) the funds on deposit in the Collection Account shall be applied as provided in SECTION 2.22(a).

(e)           The Loan Parties shall cause the ACH or wire transfer to a Concentration Account, no less frequently then daily, of the then contents of each DDA, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject DDA by the bank at which such DDA is maintained; provided, however, to the extent a DDA is maintained for the deposit of the receipts of a Store, such DDA is maintained with a bank that either does not provide daily balance information for such DDA or cannot accommodate daily ACH or wire transfers and there is not a suitable replacement bank reasonably available for such Store, then such DDA may be swept on a monthly, rather than daily basis; provided, further, that (x) the number of such DDAs swept on a monthly basis shall not exceed five percent (5%) of all of the Store DDAs and (y) the aggregate amounts maintained in such DDAs shall not exceed $5,000,000 at any time.

(f)            So long as no Activation Notice shall have been given and remain in effect, the Loan Parties may direct, and shall have sole control over, the manner of disposition of the funds in the Concentration Accounts.  After the delivery of an Activation Notice and during the effectiveness thereof, the Loan Parties shall cause the ACH or wire transfer to the Collection Account, no less frequently than daily of the then contents of each Concentration Account, each such transfer to be net of any minimum balance, not to exceed $10,000, as may be required to be maintained in the subject Concentration Account by the bank at which such Concentration Account is maintained, and, in connection with each such transfer, the Loan Parties shall also provide the Administrative Agent with an accounting of the contents of each Concentration Account.

In the event that, notwithstanding the provisions of this SECTION 2.21, after the delivery of an Activation Notice and during the effectiveness thereof, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by the Borrowers for the Administrative Agent and shall not be commingled with any of the Borrowers’ other funds or deposited in any account of any Borrower other than as instructed by the Administrative Agent.

Effective upon delivery of an Activation Notice to the Borrowers from the Administrative Agent (which notice may be given by telephone if promptly confirmed in writing), after the occurrence and during the continuation of a Cash Control Event, each Concentration Accounts will, without any further action on the part of any Borrower or the Administrative Agent convert into  closed accounts under the exclusive dominion and control of the Administrative Agent in which funds are held subject to the rights of the Administrative Agent hereunder.  In such event, all amounts in the Collection Account from time to time may be applied to the Obligations in such order and manner as provided in SECTION 2.22 hereof.

SECTION 2.22       Application of Payments.

(a)           Subject to the provisions of SECTION 2.21, as long as no Event of Default then exists, all amounts received in the Collection Account from any source, including the Concentration Accounts, shall be applied, on the day of receipt, in the following order: first, to pay interest due and payable on Credit Extensions and to pay fees and expense reimbursements and indemnification then due and payable to the Administrative Agent, the Arrangers, the Issuing Banks, the Collateral Agent, the Co-Borrowing Base Agents and the Lenders; second, to repay outstanding Swingline Loans; third, to repay other outstanding Revolving Loans that are Base Rate Loans and all outstanding reimbursement obligations under Letters of Credit; fourth, to repay outstanding Revolving Loans that are LIBOR Loans and all Breakage Costs due in respect of such repayment pursuant to SECTION 2.19(b) or, at the Borrowers’ option, to fund a cash collateral deposit to the Cash Collateral Account sufficient to pay, and with direction to pay, all such outstanding LIBOR Loans on the last day of the then pending Interest Period therefor; fifth, to pay all amounts then due for Cash Management Services, sixth, to pay all amounts then due on account of Bank Products, and seventh, to pay all other Obligations that are then outstanding and then due and payable (it being understood that undrawn Letters of Credit shall not be required to be cash collateralized if no Event of Default has occurred and is continuing).  If all amounts set forth in clauses first through and including seventh above are paid, any excess amounts shall be deposited in the operating account of the Borrowers maintained with the Administrative Agent.  Any other amounts received by the Administrative Agent, any Issuing Bank, the Collateral Agent, or any Lender as contemplated by SECTION 2.21 shall also be applied in the order set forth above in this SECTION 2.22.

(b)           All credits against the Obligations shall be effective on the day of receipt thereof, and shall be conditioned upon final payment to the Administrative Agent of the items giving rise to such credits.  If any item deposited to the Collection Account and credited to the Loan Account is dishonored or returned unpaid for any reason, whether or not such return is rightful or timely, the Administrative Agent shall have the right to reverse such credit and charge the amount of such item to the Loan Account and the Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each Co-Borrowing Base Agent, each Issuing Bank and the Lenders against all claims and losses resulting from such dishonor or return.

SECTION 2.23       Increased Costs.

(a)           If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or any Issuing Bank;

(ii)           subject any Lender or any Issuing Bank to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any LIBOR Loan made by it, or change the basis of taxation of payments to such Lender or such Issuing Bank in respect thereof (except for Indemnified Taxes or Other Taxes covered by SECTION 2.26 and the imposition of, or any change in the rate of, any Excluded Taxes payable by such Lender or such Issuing Bank); or

(iii)          impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or LIBOR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBOR Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such Issuing Bank, the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

(b)           If any Lender or any Issuing Bank determines that any Change in Law affecting such Lender or such Issuing Bank or any lending office of such Lender or such Lender’s or such Issuing Bank’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.

(c)           A certificate of a Lender or any Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in subsection (a) or (b) of this SECTION 2.23 and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to the foregoing provisions of this SECTION 2.23 shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or any Issuing Bank pursuant to the foregoing provisions of this SECTION 2.23  for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e)           The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender.  If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

SECTION 2.24       Change in Legality.

(a)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, if (x) any Change in Law shall make it unlawful for a Lender to make or maintain a LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to a LIBOR Loan or (y) at any time any Lender determines that the making or continuance of any of its LIBOR Loans has become impracticable as a result of a contingency occurring after the date hereof which adversely affects the London interbank market or the position of such Lender in the London interbank market, then, by written notice to the Borrowers, such Lender may (i) declare that LIBOR Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrowers for a LIBOR Borrowing shall, as to such Lender only, be deemed a request for a Base Rate Loan unless such declaration shall be subsequently withdrawn; and (ii) require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans, in which event all such LIBOR Loans shall be automatically converted to Base Rate Loans as of the effective date of such notice as provided in paragraph (b) below.  In the event any Lender shall exercise its rights under clause (i) or (ii) of this paragraph (a), all payments and prepayments of principal which would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the converted LIBOR Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such Lender in lieu of, or resulting from the conversion of, such LIBOR Loans.

(b)           For purposes of this SECTION 2.24, a notice to the Borrowers by any Lender pursuant to paragraph (a) above shall be effective, if lawful, and if any LIBOR Loans shall then be outstanding, on the last day of the then-current Interest Period; and otherwise such notice shall be effective on the date of receipt by the Borrowers.

SECTION 2.25       Payments; Sharing of Setoff.

(a)           The Borrowers shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of drawings under Letters of Credit, or of amounts payable under SECTION 2.19(b), SECTION 2.23 or SECTION 2.26, or otherwise) prior to 12:00 noon on the date when due, in immediately available funds, without setoff or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts, except payments to be made directly to the applicable Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to SECTION 2.19(b), SECTION 2.23, SECTION 2.26 and SECTION 9.3 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment under any Loan Document (other than payments with respect to LIBOR Borrowings) shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments under each Loan Document shall be made in Dollars.

(b)           If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed drawings under Letters of Credit, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed drawings under Letters of Credit then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed drawings under Letters of Credit then due to such parties.

(c)           If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in drawings under Letters of Credit or Swingline Loans resulting in such Lender’s receiving payment of a greater proportion of the aggregate amount of its Loans and participations in drawings under Letters of Credit and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in drawings under Letters of Credit and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in drawings under Letters of Credit and Swingline Loans, provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate thereof (as to which the provisions of this paragraph shall apply).  The Borrowers consent to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrowers rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrowers in the amount of such participation.

(d)           Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)           If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under this Agreement until all such unsatisfied obligations are fully paid.

SECTION 2.26       Taxes.

(a)           Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Loan Parties shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.26(a)) the Administrative Agent, such Lender or such Issuing Bank, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Loan Parties shall make such deductions and (iii) the Loan Parties shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Without limiting the provisions of subsection (a) above, the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           The Loan Parties shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this SECTION 2.26) paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto (other than penalties and interest arising from the gross negligence or willful misconduct of the Administrative Agent, any Co-Borrowing Base Agent, such Lender or the Issuing Bank, as applicable), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Loan Parties by a Lender or an Issuing Bank (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d)           As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Loan Parties to a Governmental Authority, the Loan Parties shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)           Any Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which any Loan Party is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Loan Parties (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Loan Parties or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding.  Such delivery shall be provided on the Effective Date and on or before such documentation expires or becomes obsolete or after the occurrence of an event requiring a change in the documentation most recently delivered.   In addition, any Lender, if requested by the Loan Parties or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Loan Parties or the Administrative Agent as will enable the Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Loan Party is resident for tax purposes in the United States, any Foreign Lender shall deliver to the Loan Parties and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Loan Parties or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)            duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party,

(ii)           duly completed copies of Internal Revenue Service Form W-8ECI,

(iii)          in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Loan Parties within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN, or

(iv)          any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Loan Parties to determine the withholding or deduction required to be made.

(f)            If the Administrative Agent, any Lender or any Issuing Bank determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Loan Parties or with respect to which the Loan Parties have paid additional amounts pursuant to this SECTION 2.26, it shall pay to the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties under this SECTION 2.26 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or such Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties, upon the request of the Administrative Agent, such Lender or such Issuing Bank, agree to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or such Issuing Bank in the event that the Administrative Agent, such Lender or such Issuing Bank is required to repay such refund to such Governmental Authority.  Upon reasonable request of the Loan Parties, the Administrative Agent, Lenders, or any Issuing Bank, as applicable, shall in its sole discretion exercised in good faith, use reasonable efforts to cooperate with the Loan Parties with a view to obtaining a refund of any taxes with respect to which any Loan Party has paid any amount pursuant to this SECTION 2.26 and which such Loan Party reasonably believes were not correctly or legally asserted by the relevant Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or any Issuing Bank to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Loan Parties or any other Person.

SECTION 2.27       Security Interests in Collateral.  To secure their Obligations under this Agreement and the other Loan Documents, the Loan Parties shall grant to the Collateral Agent, for its benefit and the ratable benefit of the other Secured Parties, a first-priority Lien in all of the Collateral  pursuant hereto and to the Security Documents, subject to the terms of the Intercreditor Agreement with respect to the Term Priority Collateral.

SECTION 2.28       Mitigation Obligations; Replacement of Lenders.

(a)           If any Lender requests compensation under SECTION 2.23, or if any Lender is not required to make LIBOR Loans under Section 2.24 or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.26, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to SECTION 2.23 or SECTION 2.26 or would permit such Lender to make LIBOR Loans, as the case may be, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender.  The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment; provided, however, that the Borrowers shall not be liable for such costs and expenses of a Lender requesting compensation if (i) such Lender becomes a party to this Agreement on a date after the Effective Date and (ii) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto.

(b)           If any Lender requests compensation under SECTION 2.23, or if any Lender is not required to make LIBOR Loans under SECTION 2.24, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to SECTION 2.26, or if any Lender is a Delinquent Lender, then the Borrowers may upon notice to such Lender and the Administrative Agent either (i) terminate the Commitment of such Lender or (ii) require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in SECTION 9.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that (A) except in the case of an assignment to another Lender, the Borrowers shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in unreimbursed drawings under Letters of Credit and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under SECTION 2.23 or payments required to be made pursuant to SECTION 2.26, such assignment will result in a reduction in such compensation or payments.  A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

(c)           If any Issuing Bank fails, in its discretion, to issue a Letter of Credit pursuant to SECTION 2.6(a), then the Borrowers may, upon notice to such Issuing Bank and the Administrative Agent, replace such Issuing Bank with a Lender (if agreed to by such Lender in its sole discretion) selected by the Borrowers and approved by the Administrative Agent in its reasonable discretion.

SECTION 2.29       Increase in Revolving Credit Facility.

(a)           Request for Increase Prior to Maturity Date.  Prior to the Maturity Date, provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time, request an increase in the Total Commitments by an amount (for all such requests) not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000 and (ii) after giving effect to any such increase, the Total Commitments shall not exceed $750,000,000.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(b)           Request for Increase After Maturity Date.  At any time and from time to time on or after the Maturity Date and payment in full of all Loan Agreement Obligations of the Non-Extending Lenders, provided no Default or Event of Default then exists or would arise therefrom, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrowers may from time to time, request an increase in the Total Commitments by an amount (for all such requests) not exceeding $100,000,000; provided that (i) any such request for an increase shall be in a minimum amount of $10,000,000 and (ii) after giving effect to any such increase, the Total Commitments shall not exceed $750,000,000.  At the time of sending such notice, the Borrowers (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the Lenders).

(c)           Lender Elections to Increase.  Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Commitment and, if so, whether by an amount equal to, greater than, or less than its Commitment Percentage of such requested increase.  Any Lender not responding within such time period shall be deemed to have declined to increase its Commitment.  No Lender shall be obligated to provide an increase of its Commitment as a result of any such request by the Borrowers and nothing contained herein shall constitute the unconditional obligation of the Administrative Agent or any Lender to provide or obtain commitments for such requested increase.

(d)           Notification by Administrative Agent; Additional Lenders.  The Administrative Agent shall notify the Borrowers and each Lender of the Lenders’ responses to each request made hereunder.  To achieve the full amount of a requested increase, and subject to the approval of the Administrative Agent (which approvals shall not be unreasonably withheld), the Borrowers may also invite additional Persons to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.

(e)           Effective Date and Allocations.  If the Total Commitments are increased in accordance with this Section, the Administrative Agent and the Borrowers shall determine the effective date (the “Revolving Credit Increase Effective Date”) and the final allocation of such increase.  The Administrative Agent shall promptly notify the Borrowers and the Lenders of the final allocation of such increase and the Revolving Credit Increase Effective Date. Each Extending Lender agreeing to provide an increased Commitment and each additional Person becoming Lenders shall be entitled to receive interest, letter of credit fees and unused fees at the rates provided for Extending Lenders.  Moreover, that portion of the increased Commitment of each Extending Lender and each such other Person (i) shall terminate on the Extended Termination Date, and (ii) shall otherwise be on the same terms as set forth in, and be entitled to the benefits of, this Agreement and the other Loan Documents.

(f)            Conditions to Effectiveness of Increase.  As a condition precedent to such increase, the Borrowers shall deliver to the Administrative Agent a certificate of each Borrower dated as of the Revolving Credit Increase Effective Date (in sufficient copies for each Lender) signed by an authorized officer of such Borrower (i) certifying and attaching the resolutions adopted by such Borrower approving or consenting to such increase, and (ii) certifying that, before and after giving effect to such increase, (A) the representations and warranties made by such Borrower in Article III and the other Loan Documents are true and correct on and as of the Revolving Credit Increase Effective Date, other than representations and warranties that relate solely to an earlier date (in which case they are true and correct as of such earlier date) and except for changes thereto which are not prohibited by the other terms of this Agreement or the other Loan Documents, and except that for purposes of this Section 2.29, the representations and warranties contained in subsections (a) of Section 3.4 shall be deemed to refer to the most recent statements furnished pursuant to clause (a) of Section 5.1, and (B) no Default exists.  The Borrowers shall prepay any Revolving Loans outstanding on the Revolving Credit Increase Effective Date (and pay any additional amounts required pursuant to Section 2.19(b)) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Commitment Percentages arising from any nonratable increase in the Commitments under this Section.  In addition, the Borrowers shall pay such fees and other compensation as the Borrowers, the Administrative Agent and each such Lender may agree.

SECTION 2.30       Canadian Loan Parties.       Following the Maturity Date, Zale may, upon not less than 30 days’ notice to the Administrative Agent and the Co-Borrowing Base Agents (or such shorter period as may be agreed by the Administrative Agent and the Co-Borrowing Base Agents in their sole discretion), request that the Administrative Agent and the Co-Borrowing Base Agents consent (in their sole discretion) to the termination of each Canadian Loan Party’s status as a Facility Guarantor and a Loan Party hereunder, provided that, any such consent (if given) shall be conditioned upon, among other terms, the satisfaction of the following: (a) all Letters of Credit issued for the account of each Canadian Loan Party shall have expired or terminated (or been collateralized in a manner satisfactory to the Issuing Banks) and all Letter of Credit Outstandings with respect to all Letters of Credit issued for the account of the Canadian Loan Parties have been reduced to zero (or collateralized in a manner satisfactory to the Issuing Banks), as of the effective date of such termination (unless such Obligations have been assumed by a Borrower upon terms satisfactory to the Administrative Agent), (b) after giving effect to such termination and to the release of the Liens held by the Collateral Agent in the assets of the Canadian Loan Parties and the removal of all assets of the Canadian Loan Parties from the Borrowing Base and all component definitions thereof, Excess Availability shall not be less than $100,000,000 and (c) the Term Loan has been paid in full and all Liens on, and security interests in, the assets of the Canadian Loan Parties to secure the Term Loan have been terminated and released to the reasonable satisfaction of the Administrative Agent. The Administrative Agent will promptly notify the Lenders of any such termination of the Canadian Loan Parties status as Facility Guarantors and Loan Parties hereunder. Upon such termination, each Canadian Loan Party shall be released from its obligations hereunder and under the Loan Documents and the Administrative Agent and/or Collateral Agent shall, subject to SECTION

9.6, release all Liens on, and security interests held by them in, the assets of the Canadian Loan Parties.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Loan Party, represents and warrants to the Agents and the Lenders that:

SECTION 3.1         Organization; Powers.  Each Loan Party, and each of its Subsidiaries, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and each such Person has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.2         Authorization; Enforceability.  The transactions contemplated hereby, by the other Loan Documents and by the Co-Borrowing Base Agent Rights Agreement to be entered into by each Loan Party are within such Loan Party’s corporate or partnership powers and have been duly authorized by all necessary corporate or partnership, and, if required, stockholder action.  This Agreement and the Co-Borrowing Base Agent Rights Agreement have been duly executed and delivered by each Loan Party that is a party hereto and thereto and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party will constitute, a legal, valid and binding obligation of such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.3         Governmental Approvals; No Conflicts.  The transactions to be entered into contemplated by the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) for such as have been obtained or made and are in full force and effect, (ii) for those which could not reasonably be expected to have a Material Adverse Effect, and (iii) for  filings and recordings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Loan Party or any order of any Governmental Authority, except for such violation which could not reasonably be expected to have a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Loan Party or any of its Subsidiaries or their respective assets, except for such violation or default which could not reasonably be expected to have a Material Adverse Effect, or give rise to a right thereunder to require any payment to be made by any Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of any Loan Party, except Liens created under the Loan Documents or otherwise permitted hereby or thereby.

SECTION 3.4         Financial Condition. (a) There have been furnished to each of the Lenders (i) consolidated balance sheets of Zale and its Subsidiaries as of July 31, 2009, and a consolidated statement of operations and consolidated statement of cash flow of Zale and its

Subsidiaries for the fiscal year then ended, certified by Ernst & Young and (ii) an unaudited consolidated and consolidating balance sheet of Zale and its Subsidiaries as of January 31, 2010, and an unaudited consolidated statement of operations and consolidated statement of cash flow of Zale and its Subsidiaries for the period then ended.  Such balance sheets, statements of operations and statements of cash flow have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Zale and its Subsidiaries as at the close of business on the dates thereof and the results of operations for the periods then ended, subject, in the case of such unaudited consolidated balance sheet, unaudited consolidated statement of operations and unaudited consolidated statement of cash flow, to year-end adjustments, and except that there are no notes to such financial statements.  There are no contingent liabilities that are likely to become fixed obligations of Zale or any of its Subsidiaries as of such dates involving material amounts, known to the Financial Officers of the Loan Parties, which were not disclosed in such balance sheets and the notes related thereto.

(b)           The projected consolidated balance sheets and cash flow statements of Zale and its Subsidiaries have been prepared in good faith, are based upon estimates and assumptions which the Borrowers deem reasonable as of the date hereof, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of Zale and its Subsidiaries of the results of operations and other information projected therein.

(c)           From January 31, 2010, there has been no event or occurrence which has had a Material Adverse Effect.

SECTION 3.5         Properties

(a)           As of the date hereof, the Loan Parties and their Subsidiaries own all of the material assets reflected in the consolidated balance sheet of Zale and its Subsidiaries as of January 31, 2010 or acquired since that date (except property or assets sold or otherwise disposed of in the ordinary course of business and other property sold as permitted by SECTION 6.5 hereof since that date), subject to no Liens except Liens permitted by SECTION 6.2.

(b)           Each Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by such Person does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  Schedule 3.5(b) sets forth, as of the Effective Date, a listing of all such Intellectual Property which has been registered with any Governmental Authority including, in each case, the name of the Loan Party that is the owner or licensee thereof.

SECTION 3.6         Litigation and Environmental Matters.

(a)           There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Loan Party or any of its Subsidiaries, threatened against or affecting any such Person (i)  as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than those set forth on Schedule 3.6) or (ii) that involve any of the Loan Documents.

(b)           Except for the matters set forth on Schedule 3.6, and except as could not reasonably be expected to have a Material Adverse Effect, no Loan Party or any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

(c)           Since the date of this Agreement, there has been no change in the status of the matters set forth on Schedule 3.6 that, individually or in the aggregate, has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

SECTION 3.7         Compliance with Laws and Agreements.  Each Loan Party, and each of its Subsidiaries, is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, material agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 3.8         Investment Company Status.  None of the Loan Parties or any of their Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 3.9         Taxes.  Each Loan Party, and each of its Subsidiaries, has timely filed or caused to be filed all tax returns and reports required to have been filed by it and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings, for which such Person has set aside on its books adequate reserves, and as to which no Lien has arisen, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.10       ERISA; No Canadian Plans.

(a)           Each Plan and each Guaranteed Pension Plan has been maintained and operated in compliance with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions and the bonding of fiduciaries and other persons handling plan funds as required by §412 of ERISA, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.  The Borrowers have heretofore delivered to the Administrative Agent the most recently completed, prior to the date hereof, annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under §103(d) of ERISA, with respect to each Guaranteed Pension Plan.

(b)           Under each Plan which is an employee welfare benefit plan within the meaning of §3(1) or §3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA).  One of the Loan Parties or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of such Loan Party or such ERISA Affiliate without liability to any Person, except for benefit entitlements which have accrued prior to such termination.

(c)           Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of §302(f) of ERISA, or otherwise, has been timely made.  No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan, and none of the Loan Parties nor any ERISA Affiliate is obligated to or has posted security in connection with an amendment to a Guaranteed Pension Plan pursuant to §307 of ERISA or §401(a)(29) of the Code.  No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by any Loan Party or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Event (other than an ERISA Event as to which the requirement of thirty (30) days notice has been waived), or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC.  Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of §4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities, by more than $1,000,000.

(d)           None of the Loan Parties nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under §4201 of ERISA or as a result of a sale of assets described in §4204 of ERISA.  None of the Loan Parties nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of §4241 or §4245 of ERISA or is at risk of entering reorganization or becoming insolvent, or that any Multiemployer Plan intends to terminate or has been terminated under §4041A of ERISA.

(e)           (i)           None of the Loan Parties has any Canadian Plan.  Furthermore, no Canadian Plan has been terminated or partially terminated by any such Person, nor is it insolvent or in reorganization, nor have any proceedings been instituted to terminate, in whole or in part, or reorganize any Canadian Plan.

(ii)           None of the Loan Parties nor any of their Subsidiaries has ceased to participate (in whole or in part) as a participating employer in any Canadian Plan which is a pension plan or has withdrawn from any Canadian Plan which is a pension plan in a complete or partial withdrawal, nor has a condition occurred which if continued would result in a complete or partial withdrawal.

(iii)          None of the Loan Parties nor any of their Subsidiaries has any unfunded liability on windup or withdrawal liability, including contingent withdrawal or windup liability, to any Canadian Plan or any solvency deficiency in respect of any Canadian Plan.

(iv)          None of the Loan Parties nor any of their Subsidiaries has any unfunded liability on windup or any liability in respect of any Canadian Plan (including to the FSCO) other than for required insurance premiums or contributions or remittances which have been paid, contributed and remitted when due.

(v)           The Loan Parties and their Subsidiaries have made all contributions to any Canadian Plan required by law or the terms thereof to be made by it when due, and it is not in arrears in the payment of any contribution, payment, remittance or assessment or in default in filing any reports, returns, statements, and similar documents in respect of such Canadian Plan required to be made or paid by it pursuant to said Canadian Plan, any law, act, regulation, directive or order or any employment, union, pension, deferred profit sharing, benefit, bonus or other similar agreement or arrangement.

(vi)          None of the Loan Parties nor any of their Subsidiaries is liable or, to the best of the Loan Parties’ knowledge, alleged to be liable, to any employee or former employee, director or former director, officer or former officer or other Person resulting from any violation or alleged violation of any Canadian Plan, any fiduciary duty, any law or agreement in relation to any Canadian Plan or has any unfunded pension or like obligations or solvency deficiency (including any past service or experience deficiency funding liabilities), other than accrued obligations not yet due, for which it has made full provision in its books and records.

(vii)         All vacation pay, bonuses, salaries and wages, to the extent accruing due, are properly reflected in the Loan Parties’ and their Subsidiaries’ books and records.

(viii)        None of the Loan Parties nor any of their Subsidiaries has made any application for a funding waiver or extension of any amortization period in respect of any Canadian Plan.

(ix)           There has been no prohibited transaction or violation of any fiduciary responsibilities with respect to any Canadian Plan.

(x)            There are no outstanding or pending or threatened investigations, claims, suits or proceedings in respect of any Canadian Plans (including to assert rights or claims to benefits) that could give rise to a Material Adverse Effect.

SECTION 3.11       Disclosure.  The Borrowers have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which any Loan Party is subject, and all other matters known to any of them, that, individually or in the aggregate, in each case, could reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (other than projections), taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading.

SECTION 3.12       Subsidiaries.  Schedule 3.12 (as the same may be supplemented from time to time pursuant to the provisions of this Agreement) sets forth the name of, and the ownership interest of each Loan Party in each Subsidiary as of the Effective Date and designates those Subsidiaries which are Excluded Subsidiaries.  No other Subsidiaries of Zale own Inventory generally consisting of watches, gemstones, jewelry, and giftware other than the Subsidiaries which are Loan Parties hereunder and under the other Loan Documents. Except as set forth on Schedule 3.12 (as the same may be supplemented from time to time pursuant to the provisions of this Agreement), the Loan Parties are not and each of their respective Subsidiaries is not party to any joint venture, general or limited partnership, or limited liability company, agreements or any other business ventures or entities.

SECTION 3.13       Insurance.  Schedule 3.13 sets forth a description of all policies of insurance which covers the Collateral maintained by or on behalf of the Loan Parties and their Subsidiaries as of the Effective Date.  As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

SECTION 3.14       Accounts; Credit Cards.

(a)           Schedule 2.21(a)(i) lists all DDAs and Concentration Accounts maintained by any of the Loan Parties or their Subsidiaries as of the Effective Date, and such Schedule correctly identifies the name and address of each depository, the account number(s) maintained with such depository, and to the extent known, a contact person at such depository.

(b)           Schedule 2.21(a)(ii) lists all arrangements to which any Loan Party or any Subsidiary thereof is a party with respect to the payment to any Loan Party of the proceeds of all credit card charges for sales by any Loan Party, as of the Effective Date.

SECTION 3.15       Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against any Loan Party or any Subsidiary thereof pending or, to the knowledge of the Borrowers, threatened.  The hours worked by and payments made to employees of the Loan Parties and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, provincial, municipal, local or foreign law dealing with such matters to the extent that any such violation could reasonably be expected to have a Material Adverse Effect.  All material payments due from any Loan Party or any Subsidiary thereof, or for which any claim may be made against any such Person, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such member.  The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any Subsidiary thereof is bound.

SECTION 3.16       Security Documents.  The Security Documents create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral, and the Security Documents constitute, or will upon the filing of Uniform Commercial Code, PPSA and PRUCC financing statements or equivalent forms and the obtaining of “control”, in each case with respect to the relevant Collateral as required under the applicable Uniform Commercial Code, PPSA and PRUCC, the creation of a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in such Collateral, in each case prior and superior in right to any other Person, except as permitted hereunder or under any other Loan Document or as provided by applicable law.

SECTION 3.17       Federal Reserve Regulations.  Neither the Loan Parties nor any of their respective Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.  No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to buy or carry Margin Stock or to extend credit to others for the purpose of buying or carrying Margin Stock or to refund indebtedness originally incurred for such purpose or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulations U or X.

SECTION 3.18       Solvency.  The Loan Parties and their Subsidiaries on a consolidated basis are Solvent.  No transfer of property is being made by any Loan Party and no obligation is being incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

SECTION 3.19       Foreign Assets Control Regulations, Etc.

None of the requesting or borrowing of the Loans, the requesting or issuance, extension or renewal of any Letters of Credit or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) Executive Order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)).  Furthermore, none of the Loan Parties nor any of their respective Subsidiaries or other Affiliates (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person”.

SECTION 3.20       Excluded Subsidiaries.  No Excluded Subsidiary owns or has rights in any credit card receivables, Inventory generally consisting of watches, gemstones, jewelry and giftware or other Eligible Inventory, or the proceeds of any of the foregoing.

SECTION 3.21       ZC Partnership. The ZC Partnership has no outstanding Indebtedness or other material obligations and no assets other than Investments in Zale Canada Co. permitted hereunder.

ARTICLE IV
CONDITIONS

SECTION 4.1         Effective Date.  The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent:

(a)           The Administrative Agent (or its counsel) shall have received from each Loan Party and the Required Lenders either (i) a counterpart of this Agreement and all other Loan Documents signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and all other Loan Documents.

(b)           The Administrative Agent shall have received a favorable written opinion (addressed to each Agent, the Co-Borrowing Base Agents and the Lenders on the Effective Date and dated the Effective Date) of (i) Troutman Sanders LLP, US counsel to the Loan Parties, (ii) Stikeman Elliott LLP, Canadian counsel to the Loan Parties and (iii) Goldman Antonetti & Cordova, PSC, Puerto Rican counsel to the Loan Parties in form and covering such matters as the Administrative Agent may reasonably request.  The Loan Parties hereby request such counsel to deliver such opinion.

(c)           The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the transactions contemplated by the Loan Documents and any other legal matters relating to the Loan Parties, the Loan Documents or the transactions contemplated thereby, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(d)           After giving effect to any of the Loans to be made on, or immediately subsequent to, the Effective Date and all Letters of Credit to be issued (or deemed issued) at, or immediately subsequent to, the Effective Date, Excess Availability shall be not less than $200,000,000.  The Administrative Agent and each Co-Borrowing Base Agent shall have received a Borrowing Base Certificate dated the Effective Date, relating to the month ended on March 31, 2010 (but the amount of the Loan Agreement Obligations shall be as of May 10, 2010), and executed by a Financial Officer of Zale.

(e)           The Administrative Agent shall have received a certificate from a Financial Officer of Zale, reasonably satisfactory in form and substance to the Administrative Agent, with respect to the solvency of Zale and its Subsidiaries on a consolidated basis, as of the Effective Date.

(f)            All necessary consents and approvals to the transactions contemplated hereby shall have been obtained and shall be reasonably satisfactory to the Administrative Agent.

(g)           Lenders having Commitments (including Seasonal Commitments) aggregating more than $500,000,000 shall have become Extending Lenders.

(h)           The Borrowers shall have received at least $150,000,000 of gross proceeds from the Term Loan and the Intercreditor Agreement shall have been executed and in full force and effect. The Intercreditor Agreement and all other documents, instruments and agreements evidencing, guaranteeing, or securing the Term Loan shall be generally consistent with terms previously disclosed to the Co-Borrowing Base Agents and shall be otherwise reasonably satisfactory in form and substance to the Administrative Agent and the Co-Borrowing Base Agents.

(i)            The Administrative Agent shall be reasonably satisfied that any financial statements delivered to it fairly present the business and financial condition of Zale and its Subsidiaries, and that there has been no material adverse change in the assets, business, financial condition, or income of Zale and its Subsidiaries since the date of the most recent financial information delivered to the Administrative Agent.

(j)            The Administrative Agent shall have received and be satisfied with detailed financial projections and business assumptions for Zale and its Subsidiaries (x) a monthly basis for the twelve month period following the Effective Date, and (y) on an annual basis for each fiscal year thereafter through the Extended Term Maturity Date, including, in each case, a consolidated income statement, balance sheet, statement of cash flows and the Borrowing Base availability analysis, giving pro forma effect to the Term Loan.

(k)           No event shall have occurred after January 31, 2010 that could reasonably be expected to have a Material Adverse Effect.

(l)            The Administrative Agent shall have received results of searches or other evidence reasonably satisfactory to the Administrative Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the Collateral, except for Liens permitted by SECTION 6.2 and Liens which termination statements and releases reasonably satisfactory to the Administrative Agent are being tendered concurrently with such extension of credit.

(m)          The Collateral Agent shall have received all documents and instruments, including Uniform Commercial Code, PPSA and PRUCC financing statements and Blocked Account Agreements or Assignment of Bank Account with respect to the Concentration Accounts required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create or perfect the first priority Liens intended to be created under the Loan Documents (except with respect to the Term Priority Collateral, as to which the Collateral Agent’s Lien shall be a second priority Lien) and all such financing statements shall have been so filed, registered or recorded to the satisfaction of the Collateral Agent.

(n)           All fees due at or immediately after the Effective Date, and all reasonable costs and expenses payable hereunder or under the Fee Letter (including the reasonable fees and expenses of appraisers, auditors and counsel), shall have been paid in full.

(o)           The consummation of the transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation, or (b) conflict with, or result in a default or event of default under, any material agreement of any Loan Party (and the Administrative Agent and the Lenders shall receive a satisfactory opinion of Loan Parties’ counsel to that effect).

(p)           No material changes in governmental regulations or policies affecting the Loan Parties, the Agents, the Arrangers or any Lender involved in this transaction shall have occurred prior to the Effective Date which could, individually or in the aggregate, materially adversely affect the transaction contemplated by this Agreement.

(q)          The Administrative Agent shall have received a certificate of Zale stating that the representations and warranties made by the Loan Parties to the Agents and the Lenders in the Loan Documents are true and correct in all material respects as of the date of such Certificate, and that no event has occurred which is or which, solely with the giving of notice or passage of time (or both) would be an Event of Default.

(r)           There shall be no Default or Event of Default on the Effective Date.

(s)           There shall have been delivered to the Administrative Agent such additional instruments and documents as the Administrative Agent or counsel to the Administrative Agent may reasonably require or request.

The Administrative Agent shall notify the Borrowers and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.2         Conditions Precedent to Each Loan and Each Letter of Credit.  In addition to those conditions described in SECTION 4.1, the obligation of the Lenders to make any Loan and of the Issuing Banks to issue, amend, renew, extend or increase each Letter of Credit, is subject to the following conditions precedent:

(a)           Notice.  The Administrative Agent shall have received a notice with respect to such Borrowing or issuance, as the case may be, as required by Article II.

(b)           Representations and Warranties.  All representations and warranties contained in this Agreement and the other Loan Documents or otherwise made in writing in connection herewith or therewith shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance, amendment, renewal, extension or increase of a Letter of Credit hereunder with the same effect as if made on and as of such date, other than representations and warranties that relate solely to an earlier date and except for changes thereto which are not prohibited by the other terms of this Agreement or the other Loan Documents.

(c)           No Default.  On the date of each Borrowing hereunder and the issuance, amendment, renewal, extension or increase of each Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

(d)           Borrowing Base Certificate.  The Administrative Agent shall have received the  most recently required Borrowing Base Certificate.

The request by the Borrowers for, and the acceptance by the Borrowers of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrowers that the conditions specified in this SECTION 4.2 have been satisfied at that time and that after giving effect to such extension of credit the aggregate of all Credit Extensions shall not exceed the amounts set forth in Section 2.1(a) hereof.  The conditions set forth in this SECTION 4.2 are for the sole benefit of the Administrative Agent, each Issuing Bank and each Lender and may be waived by the Administrative Agent in whole or in part without prejudice to the Administrative Agent or any Lender.

ARTICLE V
AFFIRMATIVE COVENANTS

So long as any Lender shall have any outstanding Commitment hereunder, any Letter of Credit is outstanding, or any Loan or any other Loan Agreement Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not then been asserted), each Loan Party covenants and agrees with the Agents, the Issuing Banks and the Lenders that:

SECTION 5.1         Financial Statements and Other Information.  The Borrowers will furnish to the Administrative Agent (and, in the case of SECTION 5.1(f), (g), (h) and (i), the Co-Borrowing Base Agents):

(a)           as soon as practicable, but in any event not later than ninety-five (95) days after the end of each fiscal year of Zale, (i) the consolidated balance sheet of Zale and its Subsidiaries as at the end of such year, and the related consolidated statements of operations, stockholders’ equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by Ernst & Young LLP or by another independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Zale and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) the annual 10-K reports of Zale filed with the Securities and Exchange Commission;

(b)           as soon as practicable, but in any event not later than fifty (50) days after the end of each of the first three fiscal quarters of each fiscal year of Zale, (i) copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such quarter, and the related consolidated statement of operations for such quarter and for the portion of Zale’s fiscal year then elapsed, and the related consolidated statement of cash flow for the portion of Zale’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes), and (ii) the quarterly 10-Q reports of Zale filed with the Securities and Exchange Commission;

(c)           as soon as practicable, but in any event not later than thirty (30) days after the end of each month (which is not a fiscal quarter end), copies of the unaudited consolidated balance sheet of Zale and its Subsidiaries as at the end of such month, and the related consolidated statement of operations for such month and for the Reference Period then ended, and the related consolidated statement of cash flow for the Reference Period then ended, all in reasonable detail and prepared in accordance with GAAP (subject to year-end adjustments and except for the absence of notes);

(d)           (i) concurrently with any delivery of financial statements under clause (a), (b) or (c) above a certificate of a Financial Officer of Zale (A) certifying as to whether a Default or

Event of Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (B) stating whether any change in GAAP or in the application thereof has occurred since the date of Zale’s audited financial statements referred to in SECTION 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate and (C) a compliance certificate, certified by a Financial Officer of Zale, setting forth in reasonable detail the computation of the Fixed Charge Coverage Ratio (even if compliance with Section 6.8 is not then required), and (ii) within three (3) Business Days after the occurrence of a Cash Control Event, a compliance certificate, certified by a Financial Officer of Zale, setting forth in reasonable detail the computation evidencing compliance with Section 6.8 based upon the most recent monthly financial statements delivered in accordance with clause (c) above.

(e)           on the last day of each fiscal year of Zale, (i) a detailed consolidated budget by quarter for the immediately following fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year) and (ii) a monthly detail of projected Inventory levels and Credit Extensions and the projected Borrowing Base and Excess Availability for such fiscal year; and, promptly when available, any significant revisions to the budget and the projections; provided that, the Borrowers shall, by no later than February 15th of each calendar year, reforecast and update the projections delivered pursuant to the foregoing clauses (i) and (ii) for the remaining period of each such fiscal year;

(f)            except as provided below, within fifteen (15) days after the end of each month, a certificate in the form of Exhibit D (a “Borrowing Base Certificate”) showing the Borrowing Base as of the close of business on the last day of the immediately preceding month, each such Certificate to be certified as complete and correct on behalf of the Borrowers by a Financial Officer of Zale, provided, however, (i) for the period of November 30 of each year through January 15 of the subsequent year, such Borrowing Base Certificate (showing the Borrowing Base as of the close of business on the last day of the immediately preceding week) shall be furnished weekly on Wednesday of each week, (ii) if, (A) Excess Availability is less than $75,000,000 at any time, or (B) an Event of Default exists, such Borrowing Base Certificate (showing the Borrowing Base as of the close of business on the last day of the immediately preceding week) shall be furnished weekly on Wednesday of each week; and (iii) if the Borrowers notify the Administrative Agent in writing that the Borrowers have elected, during any period of any year other than the periods set forth in clauses (i) and (ii) above, to furnish Borrowing Base Certificates on a weekly basis, such Borrowing Base Certificate (showing the Borrowing Base as of the close of business on the last day of the immediately preceding week) shall be furnished weekly on Wednesday of each week from the date of such notice and continuing during the entire ninety (90) day period thereafter;

(g)           Reserved;

(h)           within seven (7) Business Days after the end of the month of December of each calendar year, a modified Borrowing Base Certificate evidencing a roll-forward of Inventory from the preceding month’s end;

(i)            weekly, on Wednesday of each week, a rolling 13 week cash flow, reflecting actual results from the prior week period compared to the immediately preceding rolling 13 week cash flow delivered to the Administrative Agent and to the budget delivered to the Administrative Agent pursuant to Section 5.1(e) hereof, and projected results for the subsequent 13 week period, together with management’s discussion of any variances from the prior cash flow or the budget, provided that such weekly cash flow report shall not be required as long as (i) no Default or Event of Default exists and (ii) Excess Availability is greater than (A) $75,000,000, or (B) if and so long as the Fixed Charge Coverage Ratio for the most recent Reference Period is greater than 1.1:1.0; $60,000,000;

(j)            promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Zale or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(k)           promptly upon receipt thereof, copies of all reports submitted to Zale or any of its Subsidiaries by independent certified public accountants in connection with each annual, interim or special audit of the books of Zale and its Subsidiaries made by such accountants, including any management letter commenting on the Borrowers’ and their Subsidiaries’ internal controls submitted by such accountants to management in connection with their annual audit;

(l)            the financial and collateral reports described on Schedule 5.1(l), at the times set forth in such Schedule; and

(m)          promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

Any document required to be furnished pursuant to this SECTION 5.1 shall be deemed to have been furnished if such document shall have timely been made available on the SEC’s Electronic Data Gathering Analysis and Retrieval System, or its successor (in each case, provided that each Lender and each Agent has access thereto) and shall be deemed to have been delivered on the date when so made available; provided that, the Borrowers shall deliver paper copies (which may be electronic pdf copies) of such documents to the Administrative Agent if the Administrative Agent or a Lender so requests.

SECTION 5.2         Notices of Material Events.  The Borrowers will furnish to the Administrative Agent, the Issuing Banks, the Collateral Agent, the Co-Borrowing Base Agents and each Lender written notice of the following promptly following a Responsible Officer’s obtaining knowledge thereof:

(a)           the occurrence of any Default or Event of Default;

(b)           the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Loan Party thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(c)           the occurrence of any material violation of any applicable Environmental Law that any of the Loan Parties reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any U.S. and any foreign federal, state or local environmental agency which violation could reasonably be expected to result in a Material Adverse Effect;

(d)           the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred (or similar event or events in respect of any Canadian Plans), could reasonably be expected to result in a Material Adverse Effect occurrence of certain events related to Canadian Plans, if applicable;

(e)           any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect; and

(f)            the discharge by any Loan Party of its present independent accountants or any withdrawal or resignation by such independent accountants.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of Zale setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

SECTION 5.3         Information Regarding Collateral.  The Borrowers will furnish to the Administrative Agent (a) prompt written notice of any change in (i) any Loan Party’s trade name used to identify it in the conduct of its business or in the ownership of its properties or (ii) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $10,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $10,000,000 is located (including the establishment of any such new office or facility); and (b) prior written notice of any change in (i) any Loan Party’s corporate name or the location of any Loan Party’s chief executive office or its principal place of business, (ii) any Loan Party’s identity or corporate structure or (iii) any Loan Party’s jurisdiction of incorporation, Federal Taxpayer Identification Number or state organizational number or similar taxation or organizational number; provided, however, that if any of the occurrences referred to in clauses (a) and (b) shall occur with respect to any Canadian Loan Party or any of its assets, the Borrowers shall furnish the Administrative Agent with thirty (30) days’ prior written notice thereof.  Zale also agrees promptly to notify the Administrative Agent and the Co-Borrowing Base Agents if any material portion of the Collateral is damaged, destroyed, or lost, stolen or otherwise unaccounted for.

SECTION 5.4         Existence; Conduct of Business.

Except as otherwise permitted by this Agreement (including pursuant to SECTION 6.4), each Loan Party will do or cause to be done, and will cause each of its Subsidiaries to do or cause to be done, all things necessary to comply with its respective charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and by-laws and/or other instruments which deal with corporate governance, and to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

SECTION 5.5         Payment of Obligations.

Each Loan Party will, and will cause each of its Subsidiaries to, pay its Material Indebtedness, obligations in connection with Hedging Agreements and Cash Management Services, and Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, (d) no Lien (other than a Lien permitted by SECTION 6.2) secures such obligation and (e) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect; provided that any payment made by a Loan Party in good faith with respect to any of its Tax liabilities which is subsequently determined by a Governmental Authority to be less than the payment deemed to be owed by such Governmental Authority shall not constitute a breach of this SECTION 5.5, provided such Governmental Authority has not levied any Lien (other than a Permitted Encumbrance) to secure such obligation.  The Loan Parties will cause each of their respective Subsidiaries to pay its Tax liabilities, except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.6         Maintenance of Properties.

Each Loan Party will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted and with the exception of asset dispositions permitted hereunder.

SECTION 5.7         Insurance.

(a)           Each Loan Party will maintain the following insurance under this Agreement (or, to the extent consistent with prudent business practice, a program of self insurance): (i) worker’s compensation and employer’s liability insurance affording (A) protection under the workers’ compensation laws of the state(s) or province(s) in which the service is to be provided and (B) employers’ liability protection subject to a limit of not less than $500,000; (ii) comprehensive automobile liability insurance providing limits of not less than $2,000,000 each occurrence for bodily injury and property damage combined; (iii) commercial general liability insurance providing not less than $2,000,000 each occurrence for bodily injury and property damage combined; and (iv) umbrella liability insurance in amounts not less than $3 million in excess of primary liability coverage.  All such insurance policies required to be maintained under this Agreement shall be procured from insurance companies rated at least A-VIII or better by the then current edition of Best’s Insurance Reports published by A.M. Best Co.  The Borrowers shall provide Administrative Agent with certificates of insurance evidencing the required coverage concurrently with the execution of this Agreement and upon each renewal of such policies thereafter, and, in addition to the notices required under Section 5.7(b), the Loan Parties shall furnish prompt written notice of any material change or cancellation of such policies.  Each of the Loan Parties will maintain with financially sound and reputable insurers insurance with respect to the Collateral and its other properties against such casualties as shall be consistent with past practices and in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent.

(b)           Fire and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a provision to the effect that none of the Loan Parties, the Administrative Agent, the Collateral Agent, or any other party shall be a coinsurer and (ii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent. The Borrowers shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

(c)           Each insurance policy shall include an endorsement (in form and substance reasonably satisfactory to the Administrative Agent) naming the Administrative Agent as “loss payee”, “mortgagee” or “additional insured” as the Administrative Agent may reasonably request and providing that the insurer shall pay all proceeds otherwise payable to the Loan Party under the policies directly to the Administrative Agent, subject to the terms of the Intercreditor Agreement.

SECTION 5.8         Casualty and Condemnation.

Each Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral having a value in excess of $10,000,000 or the commencement of any action or proceeding for the taking of any material portion of the Collateral having a value in excess of $10,000,000 under power of eminent domain or by condemnation or similar proceeding.

SECTION 5.9         Books and Records; Inspection and Audit Rights; Appraisals; Consultants for the Agents and Lenders

(a)           Each Loan Party will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Loan Party will, and will cause each of its Subsidiaries to, permit any representatives designated by any Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(b)           Each Loan Party will from time to time upon such Loan Party’s election or the reasonable request of the Administrative Agent, any Co-Borrowing Base Agent (after consultation with the Administrative Agent) or the Required Lenders through the Administrative Agent, permit any Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained (in all events) by the Administrative Agent to conduct appraisals, commercial finance examinations and other evaluations, including, without limitation, of (i) the Loan Parties’ practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base and related financial information such as, but not limited to, sales, gross margins, payables, accruals and reserves, and pay the reasonable fees and expenses of the Administrative Agent or such professionals with respect to such evaluations and appraisals; provided, however, so long as there exists no Event of Default, the Loan Parties shall not be required to pay for more than three (3) Inventory appraisals and three (3) commercial finance examinations during any period of twelve (12) consecutive fiscal months; provided that from and after the date that the Borrowers’ Fixed Charge Ratio for any Measurement Period is greater than or equal to 1.1:1.0, as long as Excess Availability is not less than $75,000,000 for any five (5) consecutive days, the Loan Parties shall not be required to pay for more than two (2) Inventory appraisals and two (2) commercial finance examinations during any period of twelve (12) consecutive fiscal months; provided further that, in all events, any appraisal, commercial finance examination and other evaluation conducted upon the election of any Loan Party, shall be at the sole cost and expense of the Loan Parties and shall not count towards the number of Inventory appraisals and commercial finance examinations for which the Loan Parties are required to pay as set forth above.  In addition to the foregoing, the Administrative Agent, acting on its own behalf or at the direction of any Co-Borrowing Base Agent (after consultation with the Administrative Agent), (A) may, at any time, undertake additional Inventory appraisals and commercial finance examinations at the sole expense of the Lenders, and (B) after the occurrence and during the continuance of any Default or Event of Default, may cause such additional Inventory appraisals and commercial finance examinations to be taken as the Administrative Agent or any Co-Borrowing Base Agent (after consultation with the Administrative Agent) determines, all at the expense of the Loan Parties.

(c)           The Administrative Agent or its counsel may retain any Person the Administrative Agent and the Lenders deem appropriate, as consultant for the Administrative Agent and the Lenders, to assist them in connection with the administration and enforcement of this Agreement, including, without limitation, the analysis of all financial information and business plans prepared by the Loan Parties.  The Loan Parties shall reasonably cooperate with such consultants in order that they may fulfill their obligations under the terms of their engagement.  Without limiting the provisions of Section 9.3 hereof, the Borrowers shall reimburse the Administrative Agent and the Lenders for all fees and expenses incurred by any such consultants.  Notwithstanding the Borrowers’ obligations to so reimburse the Administrative Agent, the Borrowers acknowledge and agree that the Loan Parties are not entitled to receive or review any work product prepared by any such consultants and that such work product is for the sole and exclusive benefit of the Agents and the Lenders.  If, notwithstanding the foregoing, any of such work product is furnished to any of the Loan Parties, such Loan Parties shall maintain such work product as confidential and may not disclose such work product in connection with any litigation or dispute amongst the parties hereto or otherwise.  The receipt by the Loan Parties of any such work product on any one occasion shall not obligate the consultants or any other Person to furnish any work product on any other occasion.

SECTION 5.10       Compliance with Laws.

Each Loan Party will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations, and orders of any Governmental Authority applicable to it or its property except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.11       Employee Benefit Plans.  The Loan Parties will, and will cause each of its Subsidiaries to, (a) promptly upon any request of the Administrative Agent therefor, furnish to the Administrative Agent a copy of the most recent actuarial statement required to be submitted under §103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan, (b) within ten (10) days of receipt or dispatch, furnish to the Administrative Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063, 4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan under Sections 4041A, 4202, 4219, 4242 or 4245 of ERISA.

SECTION 5.12       Use of Proceeds and Letters of Credit.  The proceeds of Loans made hereunder and Letters of Credit issued hereunder will be used only (a) to finance the acquisition of working capital assets of the Borrowers and their respective Subsidiaries, including the purchase of inventory and equipment, in each case in the ordinary course of business, (c) to finance Capital Expenditures of the Borrowers and their respective Subsidiaries, and (d) for general corporate purposes, all to the extent permitted herein. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of the Regulations of the Board, including Regulations U and X.

SECTION 5.13       New Subsidiaries.

The Loan Parties shall each cause any Subsidiary of the Loan Parties (other than an Excluded Subsidiary) to immediately become a Loan Party hereunder by the execution and delivery of a Facility Guarantee and all other Facility Guarantor Collateral Documents and a joinder agreement to this Agreement (in the case of a Subsidiary which shall be a Borrower hereunder (as determined by the Agents)) and, in each case, a joinder to the other Loan Documents, as applicable, with the other parties hereto and thereto, in form and substance satisfactory to the Administrative Agent.

SECTION 5.14       Further Assurances.

Each Loan Party will execute any and all further documents, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which any Agent, any Co-Borrowing Base Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties. The Loan Parties also agree to provide to the Agents, from time to time upon request, evidence reasonably satisfactory to the Agents as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.15       Private Label Credit Cards

The Borrowers shall enter into an agreement to replace their existing domestic private label credit card facility with Citibank, N.A. or its Affiliates (with a processor and on terms reasonably satisfactory to the Administrative Agent, whose consent shall not be unreasonably withheld) at least 30 days prior to the earlier of: (i) the scheduled expiration of such facility, or (ii) any earlier termination thereof.

ARTICLE VI
NEGATIVE COVENANTS

So long as any Lender shall have any outstanding Commitment hereunder, any Letter of Credit is outstanding or any Loan or any other Loan Agreement Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification claims for which a claim has not then been asserted), each Loan Party covenants and agrees with the Agents and the Lenders that:

SECTION 6.1         Indebtedness and Other Obligations.  The Loan Parties will not create, incur, assume or permit to exist any Indebtedness, except:

(a)           Indebtedness created under the Loan Documents;

(b)           Indebtedness set forth in Schedule 6.1 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof;

(c)           Indebtedness of any Loan Party to any other Loan Party, and any guarantee by a Loan Party of Indebtedness of another Loan Party, in each case to the extent otherwise permitted hereunder, provided that the parties thereto are party to the Intercompany Subordination Agreement;

(d)           Indebtedness of any of the Borrowers to any Excluded Subsidiary in an aggregate amount of all such Indebtedness for all Excluded Subsidiaries not to exceed $10,000,000;

(e)           So long as the Intercreditor Agreement is in effect, Indebtedness on account of the Term Loan (including the accrual of interest and the accretion or amortization of original issue discount (as applicable) on such Indebtedness and the payment of interest in the form of additional Indebtedness originally incurred on the Term Loan) and any Permitted Refinancing thereof;

(f)            Indebtedness of any Loan Party to finance the acquisition of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof, provided, that the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $50,000,000 at any time outstanding;

(g)           Indebtedness consisting of Capital Lease Obligations and guaranties thereof by the Loan Parties, or any of them;

(h)           Indebtedness incurred to purchase or refinance any Real Estate owned or being acquired by any Loan Party;

(i)            Indebtedness in respect of performance bonds, bid bonds, customs and appeal bonds, surety bonds, performance and completion guarantees and similar obligations related thereto, or, to the extent incurred in connection with purchases from suppliers, Indebtedness in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case provided in the ordinary course of business;

(j)            Indebtedness in respect of cash management services, netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements, in each case in connection with deposit accounts and incurred in the ordinary course or business;

(k)           Indebtedness in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(l)            Indebtedness of Zale Canada Co. to ZC Partnership consistent with past practice; and

(m)          other unsecured Indebtedness in an aggregate principal amount not exceeding $150,000,000 at any time outstanding, provided, that the terms of such Indebtedness do not contain any covenants or events of default which may be interpreted to be or are deemed to be in, the reasonable discretion of the Administrative Agent, more restrictive than the covenants and Events of Default contained in this Agreement.

Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall cause the ZC Partnership not to incur any Indebtedness or any other material obligations.

SECTION 6.2         Liens. The Loan Parties will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

(a)           Liens created under the Loan Documents;

(b)           Permitted Encumbrances;

(c)           any Lien on any property or asset of any Loan Party set forth in Schedule 6.2, and any extensions or renewals thereof; provided, that (i) such Lien shall not apply to any other property or asset of any Loan Party other than after-acquired property affixed or incorporated thereto and the proceeds or products thereof, and (ii) such Lien shall secure only those obligations (including commitments in respect thereof) that it secures as of the Effective Date, and any Permitted Refinancing thereof;

(d)           Liens on fixed or capital assets acquired, constructed or improved by any Loan Party, provided, that (i) such Liens secure Indebtedness permitted by clause (f) of SECTION 6.1, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within one hundred eighty (180) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Liens shall not apply to any other property or assets of the Loan Parties;

(e)           Liens to secure Indebtedness permitted by clause (h) of SECTION 6.1 provided, that such Liens shall not apply to any property or assets of the Loan Parties other than the Real Estate so purchased or refinanced or which is the subject of a sale-leaseback transaction;

(f)            Liens on Inventory and proceeds thereof (up to the Cost to such Loan Party of such Inventory) held on consignment from trade vendors securing obligations to return or pay the purchase price of such Inventory;

(g)           Voluntary options in favor of any of the Loan Parties and their respective Subsidiaries to purchase real property subject to operating leases;

(h)           Liens (if any) in favor of any credit card processor on any credit card receivables in the nature of chargebacks or reserves for claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances, to the extent arising under or in connection with the Loan Parties’ private label credit card facility, as amended or restated from time to time, and any replacement facilities thereof and any proceeds of the foregoing;

(i)            Sales, assignments or transfers of assets to the extent permitted by SECTION 6.5 hereof;

(j)            Liens securing the Term Loan and any Permitted Refinancings thereof, if and for so long as the Intercreditor Agreement is in effect;

(k)           Liens arising solely by virtue of any statutory or common law provisions relating to banker’s liens, liens in favor of securities intermediaries, rights of setoff or similar rights and remedies as to deposit accounts or securities accounts or other funds maintained with depository institutions or securities intermediaries;

(l)            Liens (if any) arising from precautionary UCC, PPSA or PRUCC filings regarding “true” operating leases or consignment of goods to a Loan Party; and

(m)          Liens on property in existence at the time such property is acquired by a Loan Party or on property of a Subsidiary of a Loan Party in existence at the time such Subsidiary is acquired by a Loan Party; provided that such Liens are not incurred in connection with, or in anticipation of, such acquisitions and do not attach to any other assets of any Loan Party; and

(n)           Other Liens on assets of the Loan Parties (other than Inventory or accounts receivable) to the extent not otherwise included in paragraphs (a) through (m) of this Section securing Indebtedness and other liabilities in an aggregate amount not to exceed $10,000,000 at any time outstanding.

Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall not, and shall not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien securing Indebtedness (other than under the Loan Documents and the Term Loan) on any Stock of (i) any Zale Insurance Subsidiary or (ii) the ZC Partnership.

SECTION 6.3         Fundamental Changes

(a)           The Loan Parties will not merge into, amalgamate or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing, (i) any Subsidiary may merge into or amalgamate with a Loan Party in a transaction in which such Loan Party is the surviving corporation, (ii) any Loan Party may merge or amalgamate with any other Person as long as such Loan Party is the surviving corporation, and (iii) any Subsidiary that is not a Loan Party may merge into or amalgamate with any other Subsidiary that is not a Loan Party, provided, that any such merger or amalgamate involving a Person that is not a wholly owned Subsidiary immediately prior to such merger or amalgamate shall not be permitted unless also permitted by SECTION 6.4.

(b)           The Loan Parties will not engage to any material extent in any business other than businesses of the type conducted by the Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.4         Investments, Loans, Advances, Guarantees and Acquisitions.  The Loan Parties will not purchase, hold or acquire (including pursuant to any merger or amalgamation with any Person that was not a wholly owned Subsidiary prior to such merger or amalgamation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except for:

(a)           Permitted Investments;

(b)           investments existing on the Effective Date, and set forth on Schedule 6.4, and any modification, renewal or extension thereof; provided that the amount of any investment permitted pursuant to this clause is not increased from the amount of such investment on the

Effective Date except pursuant to the terms of such investment as of the Effective Date or as otherwise permitted by this SECTION 6.4;

(c)           loans, advances, and investments by any Loan Party to or in, and guaranties by any Loan Party of the obligations of, any other Loan Party or purchases by a Loan Party of stock of another Loan Party (other than Zale) or of assets constituting a business unit from another Borrower, provided that any Loan Party or other Subsidiary of the Borrower (except the ZC Partnership) making a loan or advance to another Loan Party is subject to the Intercompany Subordination Agreement;

(d)           loans, advances, or other investments by any of the Loan Parties to or in, and guaranties by any Loan Party of the obligations of, any of its respective Subsidiaries or purchases by a Loan Party of stock of any Subsidiary or of assets constituting a business unit of a Subsidiary, all in an amount not to exceed $20,000,000 in the aggregate for all such loans, advances, guaranties, stock or asset purchases or other investments made since the Closing Date;

(e)           Reserved;

(f)            investments consisting of transfers of stock or other ownership interest in a Excluded Subsidiary to any other Excluded Subsidiary, together with any note or other securities issued by such other Excluded Subsidiary in consideration of such transfer;

(g)           investments in registered investment companies which invest solely in investments otherwise permitted by this SECTION 6.4;

(h)           investments consisting of promissory notes received as proceeds of asset dispositions permitted by SECTION 6.5;

(i)            Reserved;

(j)            investments in Zale stock, whether or not permitted under SECTION 6.6 in connection with the satisfaction of the Borrowers’ or a Subsidiary’s obligations under a 401(k) plan and/or the Zale Omnibus Stock Incentive Plan or similar employee benefit plans maintained by the Borrowers and their respective Subsidiaries, or any of them;

(k)           investments consisting of Indebtedness permitted by Section 6.1;

(l)            investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(m)          loans or advances to employees, officers or directors for the purpose of travel, entertainment or relocation in the ordinary course of business not to exceed $2,000,000 in the aggregate at any time outstanding;

(n)           acquisitions of assets or stock (other than the stock of any of the Loan Parties) so long as (i) such assets or stock acquired are related to the business of one of the Loan Parties or their Subsidiaries, (ii) the Payment Conditions are satisfied at the time of and after giving effect to such acquisition, and (iii) with respect to any such acquisitions of stock, simultaneously with the occurrence of such acquisition, the entity so acquired shall if it owns Inventory (A) be merged, amalgamated or consolidated with and into one of the Loan Parties, (B) transfer all of its assets (other than those required to satisfy liabilities) to the Loan Parties, or (C) become a Loan Party under this Agreement and the other Loan Documents in accordance with Section 5.13 hereof;

(o)           acquisitions of Zale stock permitted by Section 6.4(j) or repurchases of Zale stock otherwise permitted by SECTION 6.6;

(p)           Guarantees of obligations of a Subsidiary other than any Canadian Loan Party in an amount not to exceed $10,000,000 in the aggregate for all such Guarantees at any time outstanding;

(q)           Guarantees of the foreign currency and hedging obligations of Zale Canada to meet the operating needs of the business consistent with past practices;

(r)            Guarantees and warranties of Inventory sold to customers in the ordinary course of business consistent with past practices;

(s)           Guarantees by any Loan Party of obligations of one or more Excluded Subsidiaries under repair, warranty or diamond bond contracts in connection with such Loan Party’s and its Subsidiaries’ ordinary course jewelry warranty programs;

(t)            investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business or consisting of and loans and advances by a Loan Party to consignment vendors, secured by a Lien on the inventory which has been, or will be, consigned to a Loan Party, in a principal amount not to exceed the value of such consigned inventory, and which are repayable out of the proceeds of the sale of such consigned inventory or upon the return of such consigned inventory to the consignment vendor;

(u)           investments consisting of Hedging Agreements permitted under SECTION 6.9;

(v)           investments in any Person existing at the time such Person becomes a Subsidiary of any Loan Party pursuant to an investment otherwise permitted under this SECTION 6.4, so long as such investments were not made in contemplation of such Person becoming a Subsidiary;

(w)          Guarantees of leases that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(x)            Contingent obligations under leases transferred as part of the sale of the Bailey Banks & Biddle division of Zale Delaware; and

(y)           Other investments in an aggregate amount not to exceed $5,000,000.

Notwithstanding anything in this Agreement to the contrary, (a) exclusive of Indebtedness of Zale Canada Co. to ZC Partnership permitted hereunder and contractual liability insurance policies incurred in the ordinary course of business, the aggregate outstanding amount of any and all transactions between any or all of the Loan Parties, on the one hand, and any or all of the Excluded Subsidiaries, on the other hand, that are covered by any of the clauses (a) through (y) of this SECTION 6.4 shall not exceed $10,000,000 at any one time, (b) in no event may proceeds of the ABL Priority Collateral be invested in Permitted Investments or otherwise deposited in securities accounts, in each case other than those Permitted Investments and deposits maintained in the Fidelity Investment Account and in the Term Securities Accounts, and (c) the Loan Parties shall cause the ZC Partnership not to make any Investments in any other Person, other than Investments in Zale Canada Co. consistent with past practice and otherwise permitted hereunder.

SECTION 6.5         Asset Sales.  (a) The Loan Parties will not sell, transfer, lease or otherwise dispose of any asset, including any capital stock, nor will the Loan Parties issue any additional shares of its capital stock or other ownership interest in such Loan Party, except:

(i)            (A) sales of Inventory in the ordinary course of business (other than in connection with the closure of Stores), or (B) used or surplus equipment, or (C) Permitted Investments and investments permitted pursuant to Sections 6.4(g), (h), (i), and (j), in each case in the ordinary course of business;

(ii)           sales, transfers and dispositions among the Loan Parties and their respective Subsidiaries (excluding, however, any sales, transfers and dispositions of Inventory or proceeds thereof, from any Loan Party except to another Loan Party), provided, that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with SECTION 6.7 and otherwise in compliance with this Agreement and the other Loan Documents;

(iii)          Reserved;

(iv)          Reserved;

(v)           issuances of shares of capital stock of any Loan Party to any other Loan Party or the issuance by Zale of shares of its capital stock;

(vi)          the natural expiration of intellectual property licenses in accordance with the terms thereof;

(vii)         transfers of assets permitted as investments under Section 6.4;

(viii)        Permitted Asset Sales provided that no Event of Default or Cash Control Event has occurred and is continuing or would occur as a result thereof; and

(ix)           bulk sales or other dispositions of the Loan Parties’ Inventory and Store fixtures not in the ordinary course of business in connection with Store closures, at arm’s length; provided that such Store closures and related Inventory dispositions shall not exceed (i) for the first twelve months after the Effective Date, 200 of the Loan Parties’ Stores on terms and subject to conditions to be agreed by the Borrowers and the Administrative Agent and the Co-Borrowing Base Agents, and (ii) thereafter, in any fiscal year of the Borrowers, ten percent (10%) of the number of the Loan Parties’ Stores as of the beginning of such fiscal year (net of new Store openings) on terms and subject to conditions to be agreed by the Borrowers and the Administrative Agent and the Co-Borrowing Base Agents and (iii) in the aggregate from and after the first anniversary of the Effective Date, twenty-five percent (25%) of the number of the Loan Parties’ Stores in existence as of the first anniversary of the Effective Date (net of new Store openings); provided further that all sales of Inventory in connection with Store closings shall be conducted at Store locations (provided that, in conjunction with any such sales, Inventory having an aggregate Cost of up to $15,000,000 in the aggregate in any fiscal year, may be transferred to other Store locations or distribution centers of the Loan Parties) pursuant to a going out of business, liquidation or similar sale, in accordance with liquidation agreements and with professional liquidators reasonably acceptable to the Administrative Agent; provided further that all Net Proceeds received in connection therewith, whether or not a Cash Control Event then exists, shall be paid over to the Administrative Agent on receipt by any Loan Party and shall be utilized to prepay the Obligations in the order of priority set forth in Section 2.22 or Section 7.4, as applicable;

(x)            leases, subleases, or space leases, in each case in the ordinary course of business and which do not materially interfere with the business of any Loan Party; and

(xi)           following the acquisition of a Person or business permitted by Section 6.4(n) hereof, the sale or other disposition (other than any sale or other disposition of the type described in SECTION 6.5(a)(ix)) above of (A) assets of such Person or business which are deemed by the Loan Parties to be surplus or unnecessary or (B) the assets of the Loan Party which overlap with the assets of such Person or business or which such Loan Party deems to have become surplus or unnecessary as a result of such acquisition; provided that the fair market value of such assets shall not exceed $10,000,000 in the aggregate in any fiscal year;

provided, that all sales, transfers, leases and other dispositions permitted hereby shall be made at arm’s length and for fair value (other than sales, transfers and other dispositions permitted under clause (ii)); and further provided, that the authority granted hereunder may be terminated in whole or in part by the Administrative Agent upon the occurrence and during the continuance of any Event of Default.

(b)           The Loan Parties will not sell, transfer, lease or otherwise dispose of receipts from credit card processors of the Loan Parties.

SECTION 6.6         Restricted Payments; Certain Payments of Indebtedness

(a)           The Loan Parties will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Loan Parties may make Restricted Payments so long as the Payment Conditions are satisfied at the time of the making of and after giving effect to such Restricted Payment; provided that for purposes of determining compliance with the Payment Conditions with respect to this SECTION 6.6(a) only, the percentage used for the Pro Forma Availability Condition shall be twenty-five percent (25%).

(b)           Any Loan Party may make a Restricted Payment to any other Loan Party.

(c)           Zale may make repurchases of stock or other equity interests in Zale deemed to occur upon exercise of stock options or warrants if such stock or equity interests represent a portion of the exercise price of such options or warrants, in each case, to the extent not made in cash;

(d)           The Loan Parties will not at any time, make or agree to pay or make, directly or indirectly any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except (i) payment of regularly scheduled payments or mandatory prepayments of principal, interest and premium, if any, arising solely with respect to such payment in respect of any Indebtedness permitted under Section 6.1 hereof, (ii) if the Payment Conditions are satisfied at the time of the making of and after giving effect to such payment (provided that for purposes of determining compliance with the Payment Conditions with respect to this Section 6.6(d)(ii) only, the required Consolidated Fixed Charge Coverage Ratio shall be equal to or greater than 1.0:1.0), and (iii) Permitted Refinancings of Indebtedness.

Notwithstanding anything to the contrary in this Agreement, the Loan Parties shall cause the ZC Partnership to not make any Restricted Payment to any other Person, other than Restricted Payments to any Loan Party consistent with past practice.

SECTION 6.7         Transactions with Affiliates.  Except as set forth on Schedule 6.7 hereto, the Loan Parties will not at any time sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Loan Parties than could be obtained on an arm’s length basis from unrelated third parties, (b) transactions among the Borrowers and (c) transactions in the ordinary course of business, consistent with past practices, between or among the Loan Parties and/or their respective Subsidiaries not involving any other Affiliate, which would not otherwise violate the provisions of the Loan Documents.

SECTION 6.8         Financial Covenants.

(a)           The Borrowers shall maintain (i) for each of the thirty (30) consecutive days immediately preceding the Maturity Date (or, if earlier, the date of any proposed partial reduction of the Commitments of the Non-Extending Lenders pursuant to SECTION 2.15) on a pro forma basis after giving effect to, the termination (or reduction, as applicable) and repayment of the Commitments of the Non-Extending Lenders on the Maturity Date (or, if earlier, the date of any proposed partial reduction of the Commitments of the Non-Extending Lenders pursuant to SECTION 2.15), Excess Availability of not less than $60,000,000, and (ii) on a pro forma and projected basis for each of the six (6) months immediately following, and after giving effect to, the termination (or reduction, as applicable) and repayment of the Commitments of the Non-Extending Lenders on the Maturity Date (or, if earlier, the date of any proposed partial reduction of the Commitments of the Non-Extending Lenders pursuant to SECTION 2.15), Excess Availability of not less than $60,000,000.  The Borrowers shall deliver to the Administrative Agent evidence of satisfaction of the conditions contained in clause (ii) above on a basis reasonably satisfactory to the Administrative Agent, which evidence shall be delivered to the Administrative Agent not less than thirty (30) days prior to the Maturity Date (or, if earlier, the date of any proposed partial reduction of the Commitments of the Non-Extending Lenders pursuant to SECTION 2.15).

(b)           For all periods other than any period described in SECTION 6.8(a), the Borrowers shall not permit Excess Availability to be less than $50,000,000, provided that (i) on two occasions only during the period September 1 through November 30 of each year, Excess Availability may be less than $50,000,000 for up to three (3) consecutive Business Days, but in no event may Uncapped Availability be less than $40,000,000, at any time during any such period; and (ii) on one occasion in each four month period not including the period September 1 through November 30 of each year, Excess Availability may be less than $50,000,000 for a period of up to three (3) consecutive Business Days but in no event shall Excess Availability be less than $40,000,000, at any time during any such period; provided further that in no event may Excess Availability be less than $50,000,000 for a period of three (3) or more consecutive Business Days on more than four (4) occasions in any twelve consecutive month period.

SECTION 6.9         Hedging Agreement.  No Loan Party shall enter into any Hedging Agreement except for Hedging Agreements used solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market operations in accordance with its customary policies.

SECTION 6.10       Excluded Subsidiaries.  No Loan Party shall permit any Excluded Subsidiary to own or have any rights in any credit card receivables, Inventory generally consisting of watches, gemstones, jewelry and giftware or other Eligible Inventory, or the proceeds of any of the foregoing.

SECTION 6.11       Canadian Plans.  None of the Loan Parties nor any of their Subsidiaries will permit any of the following:

(a)           the existence of any unfunded, solvency, or deficiency on windup liability or any accumulated funding deficiency (whether or not waived), or of any amount of unfunded benefit liabilities in respect of any Canadian Plan;

(b)           failure to pay any amounts required to be paid by it or them when due;

(c)           the existence of any liability upon it or them or Lien on any of its or their property in respect of any Canadian Plan;

(d)           failure to make all required contributions to any Canadian Plan when due; and

(e)           engaging in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Canadian Plan that could reasonably be expected to result in liability.

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.1         Events of Default.  If any of the following events (“Events of Default”) shall occur:

(a)           the Loan Parties shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)           the Loan Parties shall fail to pay any interest on any Loan or fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, within three (3) Business Days of the date when the same shall become due and payable;

(c)           any representation or warranty made or deemed made by or on behalf of any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)           the Loan Parties shall fail to observe or perform any covenant, condition or agreement contained:

(i)            in SECTION 2.21, SECTION 5.7, SECTION 5.9, SECTION 5.12,  SECTION 5.15 or in ARTICLE VI; and

(ii)           in SECTION 5.1(f), and such failure shall continue unremedied for a period of one Business Day after notice thereof from the Administrative Agent to the Borrowers;

(e)           any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b), (c), or (d) of this Article), and such failure shall continue unremedied for a period of thirty (30) days after notice thereof from the Administrative Agent to Zale (which notice will be given at the request of any Lender);

(f)            any Loan Party shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to the expiration of any grace or cure period set forth therein);

(g)           any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, however, that this clause (g) shall not apply to (x) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted under this Agreement and under the documents providing for such Indebtedness, or (y) to mandatory prepayments under Material Indebtedness that are not due as a result of a default under the documents providing for such Indebtedness;

(h)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, arrangement or other relief in respect of any Loan Party or its debts, or of a substantial part of its assets, under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect for 30 days;

(i)            any Loan Party shall (i) voluntarily commence any proceeding or file any petition or notice seeking liquidation, reorganization or other relief under any federal, state, provincial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, interim receiver, national receiver, monitor, trustee, custodian, sequestrator, conservator or similar official for any Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)            any Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)           one or more uninsured judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against any Loan Party or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of any Loan Party to enforce any such judgment;

(l)            (i)           any challenge by or on behalf of any Loan Party to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms or which seeks to void, avoid, limit, or otherwise adversely affect any security interest created by or in any Loan Document or any payment made pursuant thereto.

(ii)           any challenge by or on behalf of any other Person to the validity of any Loan Document or the applicability or enforceability of any Loan Document strictly in accordance with the subject Loan Document’s terms, or which seeks to void, avoid, limit, or otherwise adversely affect the Agents’ and the Lenders’ rights under the Intercreditor

Agreement or any security interest created by or in any Loan Document or any payment made pursuant thereto, in each case, as to which an order or judgment has been entered adverse to the Agents and the Lenders.

(iii)          any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents;

(m)          a Change in Control shall occur;

(n)           the occurrence of any uninsured loss to the Collateral in an amount equal to $10,000,000 or greater;

(o)           the indictment of, or institution of any legal process or proceeding against, any Loan Party, under any federal, state, provincial, municipal, foreign and other civil or criminal statute, rule, regulation, order, or other requirement having the force of law where the relief, penalties, or remedies sought or available include the forfeiture of any material property of any Loan Party and/or the imposition of any stay or other order, the effect of which could reasonably be to restrain in any material way the conduct by the Loan Parties, taken as a whole, of their business in the ordinary course;

(p)           the termination or attempted termination of any Facility Guarantee except as expressly permitted hereunder or under any other Loan Document;

(q)           except as otherwise permitted hereunder, the determination by any Loan Party, whether by vote of such Loan Party’s board of directors or otherwise to: generally suspend the operation of such Loan Party’s business in the ordinary course, liquidate all or a material portion of such Loan Party’s assets or Store locations, or employ an agent or other third party to conduct any so-called store closing, store liquidation or “Going-Out-Of-Business” sales for such Loan Party’s Stores generally; or

(r)            any event shall occur with regard to the Excluded Subsidiaries which has a Material Adverse Effect on the Loan Parties, taken as a whole;

(s)           then, and in every such event (other than an event with respect to any Loan Party described in clause (h) or (i) of this SECTION 7.1), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrowers, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; and (iii) require the Loan Parties to furnish cash collateral in an amount equal to 103% of the Letter of Credit Outstandings, and in case of any event with respect to any Loan Party described in clause (h) or (i) of this SECTION 7.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

SECTION 7.2         When Continuing.  For all purposes under this Agreement, each Default and Event of Default that has occurred shall be deemed to be continuing at all times thereafter unless it either (a) is cured or corrected or (b) is waived in writing by the Lenders in accordance with SECTION 9.2.

SECTION 7.3         Remedies on Default.  In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans shall have been accelerated pursuant hereto, the Agents may proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agents or the Lenders. No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

SECTION 7.4         Application of Proceeds. In the event that an Event of Default exists and the Administrative Agent, Collateral Agent, any Co-Borrowing Base Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of this Agreement or any of the Security Documents, or otherwise with respect to the realization upon, or disposition of, any of the Collateral, such monies shall be distributed for application as follows:

(a)           First, to the payment of, or (as the case may be) the reimbursement of the Administrative Agent, the Collateral Agent and any Co-Borrowing Base Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Administrative Agent, the Collateral Agent or such Co-Borrowing Base Agent in connection with the collection of such monies by the Administrative Agent, the Collateral Agent or such Co-Borrowing Base Agent for the exercise, protection or enforcement by the Administrative Agent, the Collateral Agent or such Co-Borrowing Base Agent of all or any of the rights, remedies, powers and privileges of the Administrative Agent, the Collateral Agent or such Co-Borrowing Base Agent under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Administrative Agent, the Collateral Agent or such Co-Borrowing Base Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Administrative Agent,  the Collateral Agent or such Co-Borrowing Base Agent to such monies;

(b)           Second, to all Loan Agreement Obligations owing to the Lenders and the Administrative Agent and Collateral Agent (including the allowance to take into account for any

Loan Agreement Obligations not then due and payable (i.e., to cash collateralize up to 103% of Letter of Credit Outstandings)), in such order or preference as the Required Lenders may determine; provided, however, that (i) distributions shall be made (A) pari passu among Loan Agreement Obligations with respect to fees owed to the Administrative Agent, the Collateral Agent and the Co-Borrowing Base Agents and all other Loan Agreement Obligations owed to the Lenders and (B) with respect to each type of Loan Agreement Obligation owing to the Lenders, such as interest, principal, reasonable fees and expenses, among the Lenders pro rata, and (ii) the Administrative Agent may in its reasonable discretion make proper allowance to take into account any Loan Agreement Obligations not then due and payable;

(c)           Third, to all other Obligations owing to the Lenders pro rata;

(d)           Fourth, upon payment and satisfaction in full, or other provisions for payment in full satisfactory to the Lenders and the Administrative Agent, the Collateral Agent and the Co-Borrowing Base Agents of all of the Obligations, to the payment of any obligations required to be paid pursuant to §9-608(a)(1)(C) or 9-615(a)(3) of the Uniform Commercial Code of the State of New York and Section 64(1)(a) and (b) of the PPSA (Ontario) and all equivalent provisions of any other PPSA legislation; and

(e)           Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by law or contract.

ARTICLE VIII
THE AGENTS

SECTION 8.1         Administration by the Agents.  The Collateral Agent, each Co-Borrowing Base Agent, each Lender and each Issuing Bank hereby irrevocably designates Bank of America as Administrative Agent under this Agreement and the other Loan Documents. The general administration of the Loan Documents shall be by the Administrative Agent. The Collateral Agent, the Co-Borrowing Base Agents, the Lenders and the Issuing Banks each hereby irrevocably authorizes the Administrative Agent (i) to enter into the Loan Documents to which it is a party and (ii) at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents and the Notes as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto.  The Administrative Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

SECTION 8.2         The Collateral Agent.  Each Lender, each Co-Borrowing Base Agent, the Administrative Agent and each Issuing Bank hereby irrevocably (a) designate Bank of America as Collateral Agent under this Agreement and the other Loan Documents, (b) authorize the Collateral Agent to enter into the other Loan Documents to which it is a party and to perform its duties and obligations thereunder and (c) agree and consent to all of the provisions of the Security Documents.  All Collateral shall be held or administered by the Collateral Agent (or its duly-appointed agent) for its benefit and for the ratable benefit of the other Secured Parties. Any proceeds received by the Collateral Agent from the foreclosure, sale, lease or other disposition of any of the Collateral and any other proceeds received pursuant to the terms of the Security Documents or the other Loan Documents shall be paid over to the Administrative Agent for application as provided in SECTION 2.18, SECTION 2.22, or SECTION 7.4, as applicable. The Collateral Agent shall have no duties or responsibilities except as set forth in this Agreement and the other Loan Documents, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent.

SECTION 8.3         The Co-Borrowing Base Agents.  Each Lender, the Administrative Agent, the Collateral Agent and each Issuing Bank hereby irrevocably designates each of Bank of America, Wells Fargo and GE Capital individually, as a Co-Borrowing Base Agent, and collectively, as the Co-Borrowing Base Agents under this Agreement and the other Loan Documents and hereby irrevocably authorizes each of the Co-Borrowing Base Agents at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto.  No Co-Borrowing Base Agent shall have any duties or responsibilities except as set forth in this Agreement and the Co-Borrowing Base Agent Rights Agreement, nor shall it have any fiduciary relationship with any other Secured Party, and no implied covenants, responsibilities, duties, obligations, or liabilities shall be read into the Loan Documents or otherwise exist against any Co-Borrowing Base Agent.  The rights of each Co-Borrowing Base Agent are set forth in the Co-Borrowing Base Agent Rights Agreement.

SECTION 8.4         Sharing of Excess Payments.  Each of the Lenders, the Agents, the Co-Borrowing Base Agents, the Issuing Banks and the other Secured Parties agrees that if it shall, through payment, foreclosure, counterclaim, the exercise of a right of banker’s lien, setoff or counterclaim against the Loan Parties or otherwise, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Secured Party under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of the Obligations owed it (an “excess payment”) as a result of which such Lender, such Agent, such Co-Borrowing Base Agent or such Issuing Bank has received payment of any Loans or other Obligations outstanding to it in excess of the amount that it would have received if all payments at any time applied to the Loans and other Obligations had been applied in the order of priority set forth in SECTION 2.22, then such Secured Party shall promptly purchase at par, without recourse or warranty, (and shall be deemed to have thereupon purchased) from the other Lenders, such Agent, such Co-Borrowing Base Agent and the applicable Issuing Bank, as applicable, a participation in the Loans and Obligations outstanding to such other Persons, in an amount determined by the Administrative Agent in good faith as the amount necessary to ensure that the economic benefit of such excess payment is reallocated in such manner as to cause such excess payment and all other payments at any time applied to the Loans and other Obligations to be effectively applied in the order of priority set forth in SECTION 2.22 pro rata in proportion to its Commitment; provided, that if any such excess payment is thereafter recovered or otherwise set aside such purchase of participations shall be correspondingly rescinded (without interest). The Loan Parties expressly consent to the foregoing arrangements and agree that any Lender, any Agent, any Co-Borrowing Base Agent or any Issuing Bank holding (or deemed to be holding) a participation in any Loan or other Obligation may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by such Loan Party to such Lender, such Agent, such Co-Borrowing Base Agent or such Issuing Bank as fully as if such Lender, Agent, Co-Borrowing Base Agent or Issuing Bank held a Note and was the original obligee thereon, in the amount of such participation. In no event shall the provisions of this SECTION 8.4 be construed to apply to any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in drawings under Letters of Credit to any assignee or participant, other than to the Borrowers or any Affiliate(s) thereof.

SECTION 8.5         Agreement of Applicable Lenders.

(a)           Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of only the Applicable Lenders, action shall be taken by the Agents for and on behalf or for the benefit of all Lenders upon the direction of the Applicable Lenders, and any such action shall be binding on all Lenders.  No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of SECTION 9.2.

(b)           Upon the occurrence of an Event of Default, the Agents shall (subject to the provisions of SECTION 9.2) take such action with respect thereto as may be reasonably directed by the Required Lenders; provided, that unless and until the Agents shall have received such directions, the Agents may (but shall not be obligated to) take such action as they shall deem advisable in the best interests of the Lenders. In no event shall the Agents be required to comply with any such directions to the extent that the Agents believe that the Agents’ compliance with such directions would be unlawful.

SECTION 8.6         Liability of Agents.

(a)           Each of the Agents and each of the Co-Borrowing Base Agents, when acting on behalf of the Lenders and the Issuing Banks, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents and employees, and none of the Agents, the Co-Borrowing Base Agents nor their respective directors, officers, agents or employees shall be liable to the Lenders or the Issuing Banks or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or the Issuing Banks or to any of them for the consequences of any oversight or error of judgment, or for any loss, except to the extent of any liability imposed by law by reason of such Agent’s or such Co-Borrowing Base Agent’s own gross negligence or willful misconduct. The Agents, the Co-Borrowing Base Agents and their respective directors, officers, agents and employees shall in no event be liable to the Lenders or the Issuing Banks or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Applicable Lenders, or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, none of the Agents or the Co-Borrowing Base Agents, nor any of their respective directors, officers, employees, or agents shall be responsible to any Lender or any Issuing Bank for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or to make any inquiry concerning the performance or observance by any Loan Party of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

(b)           None of the Agents, the Co-Borrowing Base Agents, nor any of their respective directors, officers, employees, or agents shall have any responsibility to the Loan Parties on account of the failure or delay in performance or breach by any Lender (other than by the Agent or any Co-Borrowing Base Agent in its capacity as a Lender) or any Issuing Bank of any of their respective obligations under this Agreement or the Notes or any of the Loan Documents or in connection herewith or therewith.

(c)           The Administrative Agent, the Collateral Agent and each Co-Borrowing Base Agent, each in such capacities hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such Person to be genuine or correct and to have been signed or sent by a person or persons believed by such Person to be the proper Person or Persons, and, such Person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such Person.

SECTION 8.7         Reimbursement and Indemnification.  Each Lender agrees (a) to reimburse (x) each Agent and each Co-Borrowing Base Agent (in such capacities and not solely as a Lender) for such Lender’s Commitment Percentage of any expenses and fees incurred by such Agent or Co-Borrowing Base Agent for the benefit of the Lenders or any Issuing Bank under this Agreement, the Notes and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders or the Issuing Banks, and any other expense incurred in connection with the operations or enforcement thereof in each case not reimbursed by the Loan Parties and (y) each Agent and each Co-Borrowing Base Agent (in such capacities and not solely as a Lender) for such Lender’s Commitment Percentage of any expenses of such Agent or Co-Borrowing Base Agent incurred for the benefit of the Lenders or the Issuing Banks that the Loan Parties have agreed to reimburse pursuant to SECTION 9.3 and have failed to so reimburse and (b) to indemnify and hold harmless each Agent and each Co-Borrowing Base Agent and any of its directors, officers, employees, or agents, on demand, in the amount of such Lender’s Commitment Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement, the Notes or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement, the Notes or any of the Loan Documents to the extent not reimbursed by the Loan Parties (except such as shall result from their respective gross negligence or willful misconduct).

SECTION 8.8         Rights of Agents.  It is understood and agreed that any Person serving as the Administrative Agent, the Collateral Agent or a Co-Borrowing Base Agent shall have the same rights and powers hereunder (including the right to give such instructions) in its capacity as a Lender as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrowers, as though it were not the Administrative Agent, the Collateral Agent or a Co-Borrowing Base Agent, as applicable, of the Lenders under this Agreement.  Such Persons and their Affiliates may accept deposits from, lend money to, and generally engage in any kind of commercial or investment banking, trust, advisory or other business with the Loan Parties and their Affiliates as if such Persons were not the Administrative Agent, the Collateral Agent or a Co-Borrowing Base Agent hereunder.

SECTION 8.9                          Independent Lenders and Issuing Bank.  The Lenders and the Issuing Banks each acknowledge that they have decided to enter into this Agreement and to make the Loans or issue the Letters of Credit hereunder based on their own analysis of the transactions contemplated hereby and of the creditworthiness of the Loan Parties and agrees that the Agents and the Co-Borrowing Base Agents shall bear no responsibility therefor.

SECTION 8.10                    Notice of Transfer.  The Agents may deem and treat a Lender party to this Agreement as the owner of such Lender’s portion of the Loans for all purposes, unless and until, and except to the extent, an Assignment and Acceptance shall have become effective as set forth in Section 9.4(b).

SECTION 8.11                    Relation Among the Lenders.  The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent or any Co-Borrowing Base Agent) authorized to act for, any other Lender.

SECTION 8.12                    Successor Agent.  Any Agent may resign at any time by giving five (5) Business Days’ written notice thereof to the Lenders, each Issuing Bank, the other Agent, the Co-Borrowing Base Agents and the Borrowers. Upon any such resignation of any Agent, the Required Lenders shall have the right to appoint a successor Agent, which so long as there is no Event of Default shall be reasonably satisfactory to the Borrowers (whose consent shall not be unreasonably withheld or delayed).  If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent’s giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, the other Agent, the Co-Borrowing Base Agents and the Issuing Banks, appoint a successor Agent which shall be (a) a financial institution having a rating of not less than A or its equivalent by S&P or, (b) a Lender capable of complying with all of the duties of such Agent hereunder (in the opinion of the retiring Agent and as certified to the Lenders in writing by such successor Agent) which, in the case of (a) and (b) above, so long as there is no Event of Default shall be reasonably satisfactory to the Borrowers (whose consent shall not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Agent by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent’s resignation hereunder as such Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Agent under this Agreement.  Any Co-Borrowing Base Agent may resign at any time by giving five (5) Business Days’ written notice thereof to the Administrative Agent and the Borrowers; provided that, upon any such resignation of any Co-Borrowing Base Agent, no Person shall be appointed as a successor to such Co-Borrowing Base Agent.

SECTION 8.13                    Reports and Financial Statements..  Promptly after receipt thereof from the Borrowers, the Administrative Agent shall remit to each Lender and, to the extent not previously delivered to such Person by the Borrowers, each Co-Borrowing Base Agent copies of (a) all financial statements, compliance certificates and Borrowing Base Certificates, as required to be delivered by the Borrowers hereunder, (b) all commercial finance examinations and appraisals of the Collateral received by the Administrative Agent and (c) such other information regarding the operations, business affairs and financial condition of any Borrower, or compliance with the terms of any Loan Document, as any Lender or Co-Borrowing Base Agent may reasonably request.  Without limiting the requirements of the definition of Bank Products, each Lender agrees to furnish the Administrative Agent, at such frequency as the Administrative Agent may reasonably request, with a summary of all Obligations due or to become due to such Lender under and arising out of any Cash Management Services and Bank Products provided by such Person to any Loan Party or any of its Subsidiaries, and, in connection with any distributions to be made hereunder, the Administrative Agent shall be entitled to assume that no amounts are due to any Lender on account of such Obligations unless the Administrative Agent has received written notice thereof from such Lender.

SECTION 8.14                    Agency for Perfection.  Each Lender hereby appoints each other Lender as agent for the purpose of perfecting Liens for the benefit of the Agents and the other Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law of the United States of America or Canada can be perfected only by possession.  Should any Lender (other than the Agents) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent’s request therefor, shall deliver such Collateral to the Collateral Agent, or otherwise deal with such Collateral in accordance with the Administrative Agent’s or Collateral Agent’s (as applicable) instructions.

SECTION 8.15                    Delinquent Lender.  If for any reason any Lender (a) shall fail or refuse to abide by its material obligations under this Agreement, including, without limitation, its obligation to make available to the Administrative Agent its Commitment Percentage of any Loans, expenses or setoff or purchase its Commitment Percentage of a participation interest in the Swingline Loans or Letter of Credit Outstandings and such failure is not cured within one Business Day after receipt from the Administrative Agent of written notice thereof, (b) shall fail, within three (3) Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its Commitments or (c) has, without cause, defaulted in fulfilling its obligations under one or more other syndicated credit facilities (unless such default is being disputed by such Lender in good faith) or has become the subject of a bankruptcy, insolvency or similar proceeding (each, a “Delinquent Lender”), then, in addition to the rights and remedies that may be available to the other Secured Parties, the Loan Parties or any other party at law or in equity, and not at limitation thereof, (i) such Delinquent Lender’s right to participate in the administration of, or decision-making rights related to, the Loans, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure, refusal, insolvency or proceeding (provided that the Commitment of such Delinquent Lender may not be increased or extended without the written consent of such Delinquent Lender), and (ii) subject to the provisions of clause (iii) below, such Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties in connection with this Agreement, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-delinquent Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Commitment Percentages of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amounts payable to such Delinquent Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Delinquent Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Delinquent Lender in respect of any Loan or existing or future participating interest in any Swingline Loan or Letter of Credit.  The Delinquent Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Delinquent Lender of its Commitment Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.10, from the date when originally due until the date upon which any such amounts are actually paid.

(a)                                  The non-Delinquent Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment without any further action by the Delinquent Lender for no cash consideration (pro rata, based on the respective Commitments electing to exercise such right), the Delinquent Lender’s Commitment, to fund future Loans.  Upon any such purchase of the Commitment of any Delinquent Lender, the Delinquent Lender’s share in future Loans and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Delinquent Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

(b)                                 Each Delinquent Lender shall indemnify the Agents, each Issuing Bank which is not a Delinquent Lender and each non-Delinquent Lender from and against any and all loss, damage or expenses, including, but not limited to, reasonable attorneys’ fees and funds advanced by any Agent, any Issuing Bank which is not a Delinquent Lender or by any non-Delinquent Lender, on account of a Delinquent Lender’s failure to timely fund its Commitment Percentage of a Loan or to otherwise perform its obligations under the Loan Documents.

SECTION 8.16                    Collateral Matters.

(a)                                  The Lenders hereby irrevocably authorize the Agents to release any Lien upon any Collateral: (i) upon the termination of the Commitments and payment and satisfaction in full of all Obligations, all Letters of Credit shall have expired or terminated (or been collateralized in a manner satisfactory to the Issuing Banks) and all Letter of Credit Outstandings have been reduced to zero (or collateralized in a manner satisfactory to the Issuing Banks); or (ii) constituting property being sold, transferred or disposed of in a disposition permitted under Section 6.5 hereof upon receipt by the Administrative Agent of the Net Proceeds thereof to the extent required by this Agreement.  Except as provided above, the Agents will not release any of the Collateral Agent’s Liens without the prior written authorization of the Applicable Lenders. Upon request by the any Agent or any Borrower at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release any Liens upon particular types or items of Collateral pursuant to this SECTION 8.16.

(b)                                 Upon at least two (2) Business Days’ prior written request by the Borrowers, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens upon any Collateral described in Section 8.10(a); provided, however, that (i) the Agents shall not be required to execute any such document on terms which, in their reasonable opinion, would, under applicable law, expose either Agent to liability or create any obligation or entail any adverse consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of any Loan Party in respect of) all interests retained by any Loan Party, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

SECTION 8.17                                       Syndication Agent, Documentation Agent and Arrangers.  Notwithstanding the provisions of this Agreement or any of the other Loan Documents, the Co-Syndication Agents, the Documentation Agents and the Arrangers shall have no powers, rights, duties, responsibilities or liabilities with respect to this Agreement and the other Loan Documents.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1                          Notices.  Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(a)                                  if to any Borrower (or any other Loan Party), to such Person at Zale Corporation, 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 Attention: General Counsel (Telecopy No. (972) 580-4934), e-mail hmolay@zalecorp.com, with copies to (i) Zale Corporation, 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 Attention: Treasurer (Telecopy No. (972) 580-5547), e-mail smassane@zalecorp.com and (ii) Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216, Attention: Hazen H. Dempster, Esq (Telecopy No. (404) 962-6544), e-mail hazen.dempster@troutmansanders.com;

(b)                                 If to the Administrative Agent, the Collateral Agent or the Swingline Lender to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Andrew Cerussi (Telecopy No. (617) 310-2686), e-mail andrew.cerussi@baml.com, with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esq. (Telecopy No. (617) 880-3456), e-mail dberman@riemerlaw.com;

(c)                                  If to Bank of America, as a Co-Borrowing Base Agent, to Bank of America, N.A., 100 Federal Street, Boston, Massachusetts 02110, Attention: Andrew Cerussi (Telecopy No. (617) 310-2686), e-mail andrew.cerussi@baml.com, with a copy to Riemer & Braunstein, LLP, Three Center Plaza, Boston, Massachusetts 02108, Attention: David S. Berman, Esq. (Telecopy No. (617) 880-3456), e-mail dberman@riemerlaw.com;

(d)                                 If to Wells Fargo, as a Co-Borrowing Base Agent, to Wells Fargo Retail Finance, LLC, One Boston Place, 18th Floor, Boston, Massachusetts 02108, Boston, Massachusetts, Attention: Connie Liu (Telecopy No. (866) 303-3944), e-mail Connie.Liu@wellsfargo.com, with a copy to Brown Rudnick LLP, Seven Times Square, New York, New York 10036, Attention: Christopher J. Carolan, Esq. (Telecopy No. (212) 938-2871), e-mail ccarolan@brownrudnick.com;

(e)                                  (e)                                  If to GE Capital, as a Co-Borrowing Base Agent, to General Electric Capital Corporation, 777 Long Ridge Road, Building A, Stamford, Connecticut 06927, Attention: Zale Corporation Account Manager (Telecopy No. (203)585-2647, e-mail Domenica.Simone@ge.com, with a copy to General Electric Capital Corporation, 201 Merritt 7, Norwalk, Connecticut 08651, Attention: Corporate Counsel (Telecopy No. (203) 956-4003) with a second copy to Kilpatrick Stockton LLP, 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309 Attention: Hilary P. Jordan, Esq. (Telecopy No. (404)815-6555, e-mail hjordan@kilpatrickstockton.com;

(f)                                    If to any other Lender, to it at its address (or telecopy number or e-mail) set forth on the signature pages hereto or on any Assignment and Acceptance for such Lender.

(g)                                 All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

(h)                                 Unless the Administrative Agent otherwise prescribes in writing, notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

(i)                                     Each of the Borrowers, the Administrative Agent, the Collateral Agent and the Co-Borrowing Base Agents may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Administrative Agent. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrowers, the Administrative Agent, the Collateral Agent and the Co-Borrowing Base Agents. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

SECTION 9.2                          Waivers; Amendments.

(a)                                  No failure or delay by the Agents, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Agents, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.

(b)                                 Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Agents and the Borrowers that are parties thereto, in each case with the consent of the Required Lenders, provided, that no such agreement shall (i) increase the Commitment of any Lender without the written consent of each Lender affected, (ii) reduce the rate of interest on any Loan or L/C Disbursement, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or L/C Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of the Commitments, the Maturity Date or the Extended Term Maturity Date, without the written consent of each Lender affected thereby, (iv) change any of the provisions of this SECTION 9.2 or the definition of the term “Required Lenders”, “Required Supermajority Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (v) except for sales described in SECTION 6.5 or as permitted in the Security Documents, release any material portion of the Collateral from the Liens of the Security Documents, without the written consent of each Lender; provided, that the foregoing shall not limit the discretion of the Required Supermajority Lenders to change the definition of the term “Permitted Asset Sales”, (vi) change the definition of the term “Borrowing Base” or any component definition thereof (other than changes to the Inventory Advance Rate) if as a result thereof the amounts available to be borrowed by the Borrowers would be increased, without the written consent of each Lender, provided, that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves in accordance with SECTION 2.2 or to determine whether Inventory or Accounts are Eligible Inventory or Eligible Credit Card Receivables, respectively, (vii) increase the Permitted Overadvance, without the written consent of each Lender, and  provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agents, or the Issuing Banks without the prior written consent of the Agents, or the Issuing Banks, as the case may be, and (viii) increase the principal amount of the Swingline Loan, without the written consent of the Required Supermajority Lenders.

(c)                                  Notwithstanding anything to the contrary contained in this SECTION 9.2, in the event that the Borrowers request that this Agreement or any other Loan Document be modified, amended or waived in a manner which would require the consent of the Lenders pursuant to SECTION 9.2(b) and such amendment is approved by the Required Lenders, but not by the requisite percentage of the Lenders, the Borrowers, and the Required Lenders shall be permitted to amend this Agreement without the consent of the Lender or Lenders which did not agree to the modification or amendment requested by the Borrowers (such Lender or Lenders, collectively the “Minority Lenders”) to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions, or an increase in the Commitment of one or more of the Required Lenders, so that the aggregate Commitments after giving effect to such amendment shall be in the same amount as the aggregate Commitments immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new or increasing Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans (including principal, interest, and fees) of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement or the Loan Documents as may be appropriate and incidental to the foregoing.

(d)                                 No notice to or demand on any Loan Party shall entitle any Loan Party to any other or further notice or demand in the same, similar or other circumstances. Each holder of a Note shall be bound by any amendment, modification, waiver or consent authorized as provided herein, whether or not a Note shall have been marked to indicate such amendment, modification, waiver or consent and any consent by a Lender, or any holder of a Note, shall bind any Person subsequently acquiring a Note, whether or not a Note is so marked. No amendment to this Agreement shall be effective against the Borrowers unless signed by the Borrowers or other applicable Loan Party.

SECTION 9.3                          Expenses; Indemnity; Damage Waiver.

(a)                                  The Loan Parties shall jointly and severally pay (i) all reasonable and documented third-party out-of-pocket expenses incurred by the Agents and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Agents, outside consultants for the Agents, appraisers, and for commercial finance examinations, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented third-party out-of-pocket expenses incurred by each Issuing Bank in connection with any demand for payment under any Letter of Credit, and (iii) all reasonable and documented third-party out-of-pocket expenses incurred by the Agents, each Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Agents, each Issuing Bank or any Lender, for appraisers, commercial finance examinations, and environmental site assessments, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable and documented third-party out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that the Lenders who are not the Agents or an Issuing Bank shall be entitled to reimbursement for no more than one counsel representing all such Lenders (absent a conflict of interest in which case the Lenders may engage and be reimbursed for additional counsel).

(b)                                 The Loan Parties shall, jointly and severally, indemnify the Agents, each Co-Borrowing Base Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each

Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto, provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of such Indemnitee or with respect to a claim by one Indemnitee against another Indemnitee.

(c)                                  If, for any reason, the indemnification under paragraph (b) of this Section is unenforceable as a matter of law or with respect to a claim by one Indemnitee against another Indemnitee, then the Loan Parties shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage or liability to the maximum amount legally permissible.  The Loan Parties also agree that no Indemnitee shall have any liability to the Loan Parties, any Person asserting claims on behalf of or in right of the Loan Parties or any other Person in connection with or as a result of this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof, except to the extent that the losses, claims, damages, liabilities or expenses incurred by the Loan Parties resulted from the gross negligence, willful misconduct, bad faith or breach of contractual obligations of such Indemnitee.

(d)                                 To the extent that any Loan Party fails to pay any amount required to be paid by it to the Agents or any Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agents or the applicable Issuing Bank, as the case may be, such Lender’s Commitment Percentage of such unpaid amount, provided, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agents or an Issuing Bank.

(e)                                  To the extent permitted by applicable law, no Loan Party shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated by the Loan Documents, any Loan or Letter of Credit or the use of the proceeds thereof.

(f)                                    All amounts due under this Section shall be payable promptly after written demand therefor.

(g)                                 The covenants contained in this SECTION 9.3 shall survive payment or satisfaction in full of all other Obligations.

SECTION 9.4                          Successors and Assigns.

(a)                                  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit), except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)                                 Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it), provided, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, (1) the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed) and (2) so long as no Default or Event of Default has occurred and is continuing, the Borrowers shall give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless the Administrative Agent and the Borrowers otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations, (iv) any assignment by an Extending Lender to a Non-Extending Lender shall not modify the tenor or maturity of, or pricing for, the Commitment and Loans so assigned, (v) any assignment by a Non-Extending Lender to an Extending Lender shall not modify the tenor or maturity of, or pricing for, the Commitment and Loans so assigned unless agreed to by such Extending Lender and consented to by the Administrative Agent in writing, and (vi) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with (unless waived by the Administrative Agent or unless such assignment is to an Affiliate of a Lender) a processing and recordation fee of $3,500 (which shall not be payable or reimbursable by the Borrowers).  Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of SECTION 9.3).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

(c)                                  The Administrative Agent, acting for this purpose as an agent of the Loan Parties, shall maintain at one of its offices in Boston, Massachusetts a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error and the Loan Parties, the Administrative Agent, each Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers, each Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(e)                                  Any Lender may sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Agents, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation in the Commitments, the Loans and the Letters of Credit Outstandings shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to SECTION 9.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Loan Parties agree that each Participant shall be entitled to the benefits of SECTION 2.23, SECTION 2.25 and SECTION 2.26 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of SECTION 9.9 as though it were a Lender, provided, such Participant agrees to be subject to SECTION 2.25(c) and Section 2.28 as though it were a Lender.

(f)                                    A Participant shall not be entitled to receive any greater payment under SECTION 2.23 or SECTION 2.26 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of SECTION 2.26 unless (i) the Borrowers are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with SECTION 2.26(e)as though it were a Lender and (ii) such Participant is eligible for complete exemption from the withholding tax referred to therein, following compliance with SECTION 2.26(e).

(g)                                 Any Lender may, without obtaining the consent of any Loan Party, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.5                          Reserved.

SECTION 9.6                          Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of SECTION 2.23, SECTION 2.26 and SECTION 9.3 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.  In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent on behalf of itself and the other Secured Parties, may require such indemnities or collateral as it shall reasonably deem necessary or appropriate to protect the Secured Parties against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Obligations that may subsequently be reversed or revoked, and any Obligations that may thereafter arise, including without limitation under SECTION 9.3.

SECTION 9.7                          Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in SECTION 4.1, this Agreement shall become effective when it shall have been executed by the Agents and the Lenders and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.8                          Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.9                          Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender, each Participant and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Participant or Affiliate to or for the credit or the account of the Loan Parties against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured and/or such Obligations may be otherwise fully secured. The rights of each Lender, Participant and Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, Participant or Affiliate may have.  No Lender will, or will permit its Participant to, exercise its rights under this Section 9.8 without the consent of the Administrative Agent or the Required Lenders.  ANY AND ALL RIGHTS TO REQUIRE ANY AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY LENDER, PARTICIPANT OR AFFILIATE OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

SECTION 9.10                    Governing Law; Jurisdiction; Consent to Service of Process

(a)                                  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)                                 Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in SECTION 9.1. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)                                  EACH OF THE LOAN PARTIES, EACH OF THE AGENTS, EACH OF THE CO-BORROWING BASE AGENTS AND EACH LENDER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

SECTION 9.11                    Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.12                    Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.13                    Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 9.14                    Confidentiality.

Each of the Lenders, the Agents and the Co-Borrowing Base Agents agrees, on behalf of itself and each of its affiliates, directors, officers, employees and representatives, to use reasonable precautions to keep confidential, in accordance with their customary procedures for handling confidential information of the same nature and in accordance with safe and sound practices, any non-public information supplied to it by the Loan Parties or of their Subsidiaries pursuant to this Agreement that is identified by such Person as being confidential at the time the same is delivered to such Lender, such Agent, or such Co-Borrowing Base Agent provided that nothing herein shall limit the disclosure of any such information (a) after such information shall have become public other than through a violation of this Section 9.14 (b) to the extent required by statute, rule, regulation or judicial process, (c) to counsel for any of the Lenders, or the Administrative Agent, the Collateral Agent, or any of the Co-Borrowing Base Agents, (d) to bank examiners, the National Association of Insurance Commissioners or any other U.S. federal or foreign regulatory authority having jurisdiction over any Lender, the Administrative Agent,  the Collateral Agent, any Co-Borrowing Base Agent, or to auditors or accountants, (e) to the Administrative Agent, the Collateral Agent, any Co-Borrowing Base Agent, or any Lender, (f) in connection with any litigation to which the Administrative Agent, the Collateral Agent, any Co-Borrowing Base Agent, or any Lender is a party, or in connection with the enforcement of rights or remedies hereunder or under any other Loan Document, or (g) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant agrees to be bound by the provisions of this SECTION 9.14.

SECTION 9.15                    Additional Waivers.

(a)                                  The Obligations are the joint and several obligations of each Loan Party. To the fullest extent permitted by applicable law, the obligations of each Loan Party hereunder shall not be affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement, any other Loan Document, or any other agreement, including with respect to any other Loan Party of the Obligations under this Agreement, or (iii) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Collateral Agent or any other Secured Party.

(b)                                 The obligations of each Loan Party hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

(c)                                  To the fullest extent permitted by applicable law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Collateral Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations have been indefeasibly paid in full in cash. Pursuant to applicable law, each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

(d)                                 Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior payment in full of the Obligations. None of the Loan Parties will demand, sue for, or otherwise attempt to collect any such indebtedness. If any amount shall erroneously be paid to any Loan Party on account of (a) such subrogation, contribution, reimbursement, indemnity or similar right or (b) any such indebtedness of any Loan Party, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Collateral Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

SECTION 9.16                    Press Releases and Related Matters.

Each Loan Party consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Loan Party’s name logo or trademark.  The Administrative Agent shall provide a draft reasonably in advance of any advertising material to the Borrowers for review and comment prior to the publication thereof.  The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

SECTION 9.17                    Patriot Act; Proceeds of Crime Act.

Each Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) (including all applicable “know your customer” rules, regulations and procedures applicable to such Lender in Canada), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Act.  Each Loan Party is in compliance, in all material respects, with the Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (together with any successor statue, the “Proceeds of Crime Act”).  No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any purpose which would contravene or breach the Proceeds of Crime Act or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

SECTION 9.18                    Judgment Currency.

(a)                                  If, for the purpose of obtaining or enforcing judgment against Zale Canada in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9.18 referred to as the “Judgment Currency”) an amount due in Canadian dollars or Dollars under this Agreement, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding:

(i)                                     the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

(ii)                                  the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9.18 being hereinafter in this Section 9.18 referred to as the “Judgment Conversion Date”).

(b)                                 If, in the case of any proceeding in the court of any jurisdiction referred to in Section 9.18(a)(i), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, Zale Canada will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Canadian dollars or Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

(c)                                  Any amount due from Zale Canada under the provisions of this Section 9.18 will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

(d)                                 The term “rate of exchange” in this Section 9.18 means:

(i)                                     for a conversion of Canadian dollars to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to Canadian dollars;

(ii)                                  for a conversion of Dollars to the Judgment Currency when the Judgment Currency is Canadian dollars, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of Dollars to Canadian dollars;

(iii)                               for a conversion of Dollars to the Judgment Currency when the Judgment Currency is not Canadian dollars, the effective rate obtained when a given amount of Dollars is converted to Canadian dollars at the rate determined pursuant to this Section 9.18 and the result thereof is then converted to the Judgment Currency pursuant to this Section 9.18; or

(iv)                              if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by the Bank of America (acting through its Canada branch) at Toronto, Canada at approximately noon (Toronto time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

SECTION 9.19                    Intercreditor Agreement.

The Loan Parties, the Agents and the Lenders acknowledge that the exercise of certain of the Agents’ rights and remedies hereunder may be subject to, and restricted by, the provisions of the Intercreditor Agreement. Except as specified herein, nothing contained in the Intercreditor Agreement shall be deemed to modify any requirement or shall be deemed to modify any of the provisions of this Agreement and the other Loan Documents, which, among the Loan Parties, the Agents and the Lenders shall remain in full force and effect.

SECTION 9.20                    Existing Credit Agreement Amended and Restated.

(a)                                  Upon satisfaction of the conditions precedent to the effectiveness of this Agreement, (a) this Agreement shall amend and restate the Existing Credit Agreement in its entirety (except to the extent that definitions from the Existing Credit Agreement are incorporated herein by reference) and (b) the rights and obligations of the parties under the Existing Credit Agreement shall be subsumed within, and be governed by, this Agreement; provided, however, that the Loan Parties hereby agree that (i) the Letter of Credit Outstandings under, and as defined in, the Existing Credit Agreement on the Effective Date shall be Letter of Credit Outstandings hereunder, and (ii) all Obligations of the Loan Parties under, and as defined in, the Existing Credit Agreement shall remain outstanding, shall constitute continuing Obligations secured by the Collateral, and this Agreement shall not be deemed to evidence or result in a novation or repayment and reborrowing of such obligations and other liabilities.

[balance of page left intentionally blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as a sealed instrument as of the day and year first above written.

ZALE DELAWARE, INC.
as Borrower
By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CORPORATION
as Borrower
By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZGCO, LLC
as Borrower
By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

TXDC, L.P.
as Borrower

By:	ZALE DELAWARE, INC.
Its General Partner

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE PUERTO RICO, INC.
as Borrower
By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA CO.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA DIAMOND SOURCING, INC.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZAP, INC.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA DIAMOND SOURCING, INC.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA HOLDING, LP.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZCSC, LLC
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE INTERNATIONAL, INC.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA FINCO 2, INC.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

FINCO HOLDING LP.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

FINCO PARTNERSHIP LP.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA FINCO, LLC
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

ZALE CANADA FINCO 1, INC.
as a Facility Guarantor

By:	/s/ Matthew W. Appel
Name: Matthew W. Appel
Title: Executive Vice President and Chief Financial Officer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent and Co-Borrowing Base Agent and as a Lender

By:	/s/ Andrew Cerussi
Name: Andrew Cerussi
Title: SVP

JPMORGAN CHASE BANK, as Documentation Agent and as a Lender

By:
Name:
Title:

GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Borrowing Base Agent and a Lender

By:
Name:
Title:

THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender

By:
Name:
Title:

NATIONAL CITY COMMERCIAL FINANCE, INC., as a Lender

By:
Name:
Title:

WELLS FARGO RETAIL FINANCE, LLC, as Co-Borrowing Base Agent and a Lender

By:	/s/ Connie Liu
Name: Connie Liu
Title: Vice President

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

THE BANK OF NEW YORK, as a Lender

By:
Name:
Title:

ABN/AMRO BANK, as a Lender

By:	/s/ An Blommaert
Name: An Blommaert
Title: Head Credit Administration ID & JG

By:	/s/ Frank Coenegrachts
Name: Frank Coenegrachts
Title: Chief Risk Officer

HIBERNIA NATIONAL BANK, as a Lender

By:
Name:
Title:

EXHIBIT A

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Assignment Effective Date set forth below and is entered into by and between                                  (the “Assignor”) and                          (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Assignment Effective Date inserted by the Administrative Agent as contemplated below (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any Letters of Credit and Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1. Assignor:

2. Assignee:

3. Borrowers:	Zale Delaware, Inc. Zale Corporation ZGCO, LLC TXDC, L.P. Zale Puerto Rico, Inc.

4. Administrative Agent:	Bank of America, N.A., as the administrative agent under the Credit Agreement

5. Credit Agreement:

The Amended and Restated Credit Agreement dated as of May 10, 2010 by, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P., and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), the Facility Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A. as Administrative Agent and Collateral Agent

6. Assigned Interest:

Percentage Interest of Total Commitments being assigned:		%

Amount of Commitment being assigned:	$

After Giving Effect to the Assignment:

Assignor’s Commitment:	$

Assignee’s Commitment:	$

[7. Trade Date:	] (1)

Effective date:                              , 201   .

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR

By:
Name:
Title:

ASSIGNEE

By:
Name:
Title:

(1) To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Consented to and Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

[Consented to:](2)

[ZALE DELAWARE, INC.]

By:
Name:
Title:

[ZALE CORPORATION]

By:
Name:
Title:

[ZGCO, LLC]

By:
Name:
Title:

[TXDC, L.P.]

By:
Name:
Title:

[ZALE PUERTO RICO, INC.]

By:
Name:
Title:

(2) In accordance with Section 9.4 of the Credit Agreement, so long as no Default or Event of Default has occurred and is continuing, the Borrowers shall give their prior written consent to such assignment.

ANNEX 1

The Amended and Restated Credit Agreement dated as of May 10, 2010 by, among others, ZALE DELAWARE, INC., a Delaware corporation (“Zale Delaware”), ZALE CORPORATION, a Delaware corporation (“Zale”), ZGCO, LLC, a Virginia limited liability company (“ZGCO”), TXDC, L.P., a Texas limited partnership (“TXDC”), and ZALE PUERTO RICO, INC., a Puerto Rico corporation (“Zale Puerto Rico”, and together with Zale Delaware, Zale, ZGCO, and TXDC, the “Borrowers”), the Facility Guarantors, the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, and the other agents parties thereto.

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.             Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Loan Document.

1.2           Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Assignment Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assignment Interest, shall have the obligations of a Lender thereunder, and (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to § 5.1 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (iv) if it is a Foreign Lender, attached to the Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.             Joint Representations of Assignor and Assignee.        The Assignor and Assignee each hereby represent and warrant that: (i) this assignment is (a) being made to a Lender or an Affiliate of a Lender, (b) is an assignment of the entire remaining amount of the Assignor’s Commitment, (c) is an assignment of not less than $5,000,000, or (d) the Administrative Agent and Borrowers have otherwise consented below; (ii) this assignment is not being made by an Extending Lender to a Non-

Extending Lender; (iii) if this is an assignment that is being made by a Non-Extending Lender to an Extending Lender, this assignment shall not modify the tenor or maturity of, or pricing for, the Commitment and Loans so assigned unless agreed to by such Assignee and consented to by the Administrative Agent in a separate writing; and (vi) to the extent required under the Credit Agreement, the Assignor and Assignee have delivered, or caused to be delivered, a processing and recording fee of $3,500 to the Administrative Agent.

3.             Payments.  From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to, on or after the Assignment Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Assignment Effective Date or with respect to the making of this assignment directly between themselves.

4.             General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of any executed counterpart of a signature page of this Assignment and Acceptance by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflict of laws, but including Sections 5-1401 and 5-1402 of the General Obligations Law.

EXHIBIT B-1

[AMENDED AND RESTATED](1) REVOLVING LOAN NOTE

as of                             , 2010

FOR VALUE RECEIVED, the undersigned, ZALE DELAWARE, INC. , a Delaware corporation (“Zale Delaware”), ZALE CORPORATION, a Delaware corporation (“Zale”), ZGCO, LLC, a Virginia limited liability company (f/k/a DDCC, Inc., a Delaware corporation) (“ZGCO”), TXDC, L.P., a Texas limited partnership (“TXDC”) and ZALE PUERTO RICO, INC. (“Zale Puerto Rico”, and together with Zale Delaware, Zale, ZGCO, and TXDC, the “Borrowers”), hereby jointly and severally promise to pay to the order of [                                                        ] (the “Lender”) at the Administrative Agent’s office at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110:

(a)           prior to or on the [Extended] Termination Date the principal amount of                                                                            Dollars ($                            ) or, if less, the aggregate unpaid principal amount of Revolving Loans advanced by the Lender to the Borrowers pursuant to the Amended and Restated Credit Agreement dated as of May 10, 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by, among others, the Borrowers, the Facility Guarantors party thereto, the Lender, the other Lenders party thereto, the Collateral Agent, and the Administrative Agent;

(b)           the principal outstanding hereunder from time to time at the times provided in the Credit Agreement; and

(c)           interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the [Extended] Termination Date, fees, expenses, and costs at the times and at the rates provided in the Credit Agreement.

[This Amended and Restated Revolving Note replaces in its entirety that certain Revolving Loan Note dated                   , by certain of the Borrowers, payable to the Lender.] This [Amended and Restated] Revolving Loan Note (“Note”) evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Lender and any holder hereof is entitled to the benefits of the Credit Agreement, the Security Documents and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Borrowers irrevocably authorize the Lender to make or cause to be made, at or about the time of the Borrowing of any Revolving Loan or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Revolving Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Lender with respect to any Revolving Loans shall be prima facie evidence of the principal amount thereof owing and unpaid to the Lender, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or

(1) Insert bracketed language as appropriate

otherwise affect the obligation of the Borrowers hereunder or under the Credit Agreement to make payments of principal of and interest on this Note when due.

The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Lender or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Lender or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

The Borrowers and every endorser and guarantor of this Note or the obligation represented hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW. THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN §9.1 OF THE CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

ZALE DELAWARE, INC.

By:
Name:
Title:

ZALE CORPORATION

By:
Name:
Title:

ZGCO, LLC

By:
Name:
Title:

TXDC, L.P.

By:	ZALE DELAWARE, INC.
Its General Partner

By:
Name:
Title:

ZALE PUERTO RICO, INC.

By:
Name:
Title:

Signature Page to [Amended and Restated] Revolving Loan Note

EXHIBIT B-2

AMENDED AND RESTATED SWINGLINE NOTE

$50,000,000	as of May 10, 2010

FOR VALUE RECEIVED, the undersigned, ZALE DELAWARE, INC., a Delaware corporation (“Zale Delaware”), ZALE CORPORATION, a Delaware corporation (“Zale”), ZGCO, LLC, a Virginia limited liability company (f/k/a DDCC, Inc., a Delaware corporation) (“ZGCO”), TXDC, L.P., a Texas limited partnership (“TXDC”) and ZALE PUERTO RICO, INC. (“Zale Puerto Rico”, and together with Zale Delaware, Zale, ZGCO, and TXDC, the “Borrowers”), hereby jointly and severally, absolutely and unconditionally promise to pay to the order of BANK OF AMERICA, N.A. (the “Swingline Lender”), without offset or counterclaim, with offices at 100 Federal Street, 9th Floor, Boston, Massachusetts 02110:

(a)           on the Extended Termination Date, the principal amount of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the then outstanding aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrowers pursuant to the Amended and Restated Credit Agreement, dated as of May 10, 2010 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and between, among others, (i) the Borrowers, (ii) the Facility Guarantors party thereto, (iii) the lending institutions identified as Lenders therein, (iv) the Administrative Agent, and (v) the Collateral Agent; and

(b)           interest on the principal balance hereof from time to time outstanding from the Closing Date under the Credit Agreement through and including the Extended Termination Date, fees, expenses, and costs at the times and at the rates provided in the Credit Agreement.

This Amended and Restated Swingline Note (the “Swingline Note”) replaces in its entirety that certain Swingline Note dated July 23, 2003, by certain of the Borrowers, payable to the Lender. This Swingline Note evidences borrowings under, is subject to the terms and conditions of, and has been issued by the Borrowers in accordance with the Credit Agreement and is the Swingline Note referred to therein. The Swingline Lender and any holder hereof are entitled to the benefits of the Credit Agreement and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Swingline Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

The Swingline Lender shall endorse, and is hereby irrevocably authorized by the Borrowers to endorse, on its records and/or on the schedule attached to this Swingline Note or a continuation of such schedule attached hereto and made a part hereof, an appropriate notation evidencing advances to the Borrowers and repayments by the Borrowers of principal of this Swingline Note, provided that failure by the Swingline Lender to make any such notations shall not affect any of the Borrowers’ obligations or the validity of any repayments made by the Borrowers in respect of this Swingline Note.

The Borrowers have the right in certain circumstances and the obligation in certain other circumstances to prepay the whole or part of the principal of this Swingline Note on the terms and conditions specified in the Credit Agreement.

If any one or more Events of Default shall occur, the entire unpaid principal amount of this Swingline Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrowers and every endorser of this Swingline Note or the obligation represented hereby waive presentment, demand, notice, protest, notice of intent to accelerate, notice of acceleration and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Swingline Note and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS SWINGLINE NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW. THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS SWINGLINE NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND THE CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWERS BY MAIL AT THE ADDRESS SPECIFIED IN §9.1 OF THE CREDIT AGREEMENT. THE BORROWERS HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the undersigned has caused this Swingline Note to be signed on its behalf by its duly authorized officer as of the day and year first above written.

ZALE DELAWARE, INC.

By:
Name:
Title:

ZALE CORPORATION

By:
Name:
Title:

ZGCO, LLC

By:
Name:
Title:

TXDC, L.P.

By:	ZALE DELAWARE, INC.
Its General Partner

By:
Name:
Title:

ZALE PUERTO RICO, INC.

By:
Name:
Title:

Signature Page to Amended and Restated Swingline Note

Exhibit C-1

AMENDED AND RESTATED SECURITY AGREEMENT

This AMENDED AND RESTATED SECURITY AGREEMENT (this “Agreement”) dated as of May 10, 2010 by and among each of:

ZALE DELAWARE, INC., a corporation organized under the laws of the State of Delaware having a place of business at 901 W. Walnut Hill Lane, Irving, Texas 75038-1003 (“Zale Delaware”); and

Each of the entities list on Schedule 1 attached hereto (each such Person, individually, a “Grantor” and, collectively with Zale Delaware, the “Grantors”); and

BANK OF AMERICA, N.A., a national association, as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WITNESSETH:

Reference is made to the Credit Agreement of July 23, 2003 (as amended and in effect, the “Existing Credit Agreement”) by and among (i) certain of the Grantors, as Borrowers (ii) the Lenders named therein, (iii) Bank of America, N.A., as successor by merger to Fleet National Bank, a national banking association, as Administrative Agent, for itself and the Lenders, (iv) Bank of America, N.A., as successor to Fleet Retail Group, LLC (f/k/a Fleet Retail Finance Inc.), as Collateral Agent for the Lenders, (v) Banc of America Securities LLC, as successor to Fleet Securities, Inc., as Arranger, (vi) JPMorgan Chase Bank, N.A. and Wachovia Capital Finance Corporation (Southwest), as Co-Syndication Agents, and (vii) JPMorgan Chase Bank and Bank of America, N.A. as Documentation Agents.

Reference is also made to that certain Security Agreement dated as of July 23, 2003, by and between certain of the Grantors and the Collateral Agent (as amended and in effect, the “Existing Security Agreement”), pursuant to which such Grantors granted a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure their obligations under the Existing Credit Agreement.

The Grantors and Collateral Agent, among others, have agreed to amend and restate the Existing Credit Agreement in its entirety pursuant to that certain Amended and Restated Credit Agreement of even date herewith by and between, among others: (i) the Grantors, as either Borrowers or Facility Guarantors, (ii) the Lenders from time to time party thereto (individually, a “Lender” and, collectively, the “Lenders”), (iii) Bank of America, N.A. as Collateral Agent and Administrative Agent for the Secured Parties, and (iv) Bank of America, N.A., General Electric Capital Corporation and Wells Fargo Retail Finance, LLC, as Co-Borrowing Base Agents (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

The Lenders have agreed to make Loans to the Borrowers, and the Issuing Banks have agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.  The obligations of the Lenders to make Loans and of the

Issuing Banks to issue Letters of Credit are each conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement to secure the Secured Obligations (as defined herein).

Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (as defined herein) (and each of their respective successors or assigns), hereby agree that the Existing Security Agreement shall be amended and restated in its entirety to read as follows:

ARTICLE I

Definitions

SECTION 1.1                 Definition of Terms Used Herein. Unless the context otherwise requires, all capitalized terms used but not defined herein or in the Credit Agreement shall have the meanings set forth in the UCC, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently than in another Article thereof, the term shall have the meaning set forth in Article 9; and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be. Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.

SECTION 1.2                 Definition of Certain Terms Used Herein.  As used herein, the following terms shall have the following meanings:

“Collateral” shall mean the following assets of each Grantor: (a) all Accounts, (b) all Inventory, (c) all Deposit Accounts, Concentration Accounts and cash, (d) all Documents, (e) all Chattel Paper, (f) all Instruments, General Intangibles, Supporting Obligations and Letter-of-Credit Rights, (g) all Goods, (h) Equipment and Fixtures, (i) all Investment Property, (j) all Securities Accounts and Commodity Accounts, (k) all Commercial Tort Claims, (l) all Intellectual Property, (m) all other personal property not otherwise described above, whether tangible or intangible and wherever located (except for any property expressly excluded in this definition of “Collateral”), (n) all policies and certificates of insurance and all insurance proceeds, refunds and premium rebates, including proceeds of fire and credit insurance, with respect to any of the foregoing, (o) all books, records, and information relating to any of the foregoing, and all rights of access to such books, records, and information, (p) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (o)), including the right of stoppage in transit, and (q) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and accessions of or to any of the foregoing.  Notwithstanding the foregoing, the term “Collateral” shall expressly exclude the following: (i) any Trademark applications filed on an “intent to use” basis until the earlier of the filing of a statement of use thereon or the first use in commerce thereof, (ii) any Inventory or other Goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (iii) any property to the extent that such grant of a security interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any

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Governmental Authority pursuant to such law or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, (iv) the Equity Interests of Dobbins Jewelers, Inc., (v) the Equity Interests of Jewel Re-Insurance Ltd. in excess of 65% of the issued and outstanding shares of any class of Equity Interests of such Subsidiary and (vi) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary; provided, further, that in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

“Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.9(a).

“Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

“Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

“Deposit Account” shall have the meaning given that term in the UCC, and shall also refer to any checking or other demand deposit account into which proceeds of Collateral are deposited, and shall include any time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

“Distribution” shall have the meaning assigned to such term in Section 6.4(a).

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (including partnership, member or trust interests therein), whether voting or nonvoting (but excluding, for avoidance of doubt, any Indebtedness convertible into or exchangeable for Equity Interests).

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“General Intangibles” shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor, tax refunds and abatements; insurance refunds and premium rebates; records; customer lists; telephone numbers; causes of action; judgments; payments under any settlement or other agreement; licenses; internet addresses and domain names; computer software programs; all trade names, trademarks, service marks, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of Intellectual Property, and any warranty claims.

“Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

“Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

“Inventory” shall include all “inventory” as defined in the UCC and also, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging and shipping materials related to any of the foregoing; and (e) all Documents which represent any of the foregoing.

“Investment Property” shall have the meaning given that term in the UCC and shall also include all Pledged Collateral, Pledged Operating Agreements and Pledged Partnership Agreements.

“License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

“Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

“Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to:  (a) any and all patents and patent applications or Canadian industrial design registrations and applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all

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income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

“Payment Intangible” shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor’s primary obligation is a monetary obligation.

“Perfection Certificate” shall mean a certificate substantially in the form of Schedule 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer of each of the Grantors.

“Pledged Collateral” shall mean all Pledged Interests and Pledged Notes.

“Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex 2 to this Agreement.

“Pledged Companies” shall mean each Person listed on Schedule 4 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose equity interests, is acquired or otherwise owned by a Grantor after the Effective Date.

“Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the equity interests now or hereafter owned by such Grantor (other than such equity interests in Dobbins Jewelers, Inc.), regardless of class or designation, including in each of the Pledged Companies owned by it, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the equity interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

“Pledged Notes” shall mean, with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

“Pledged Operating Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the limited liability company operating agreements of each of the Pledged Companies that are limited liability companies.

“Pledged Partnership Agreements” shall mean all of each Grantor’s rights, powers, and remedies under the partnership agreements of each of the Pledged Companies that are partnerships.

“Secured Obligations” shall mean the Obligations as defined in the Credit Agreement.

“Secured Parties” shall mean (a) the Lenders, (b) the Agents and their Affiliates, (c) the Issuing Banks, (d) the Arranger, (e) the Co-Borrowing Base Agents, (f) the beneficiaries of each indemnification

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obligation undertaken by any Grantor under any Loan Document, (g) any other Person to whom Secured Obligations are owed or may become due and owing, and (h) the successors and assigns of each of the foregoing.

“Security Interest” shall have the meaning assigned to such term in Section 2.1 of this Agreement.

“Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

“ULC” shall mean an unlimited company under the Companies Act (Nova Scotia).

“ULC Pledgor” has the meaning assigned to such term in Section 6.05.

“ULC Shares” shall mean shares of stock or other Equity Interests of one or more ULCs.

SECTION 1.3                 Rules of Interpretation.  The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement.

ARTICLE II

Security Interest

SECTION 2.1                 Security Interest.  As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby bargains, mortgages, pledges, hypothecates, and (except in the case of ULC Shares) transfers and assigns, to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under the Collateral wherever located, whether now owned or hereafter acquired (the “Security Interest”).  Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more financing statements or continuation statements, to file with the United States Patent and Trademark Office, United States Copyright Office, Canadian Intellectual Property Office or Canadian Industrial Design Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such document, whether or not an Event of Default exists),

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and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.  Any such financing statement may indicate the Collateral as “all assets of the Grantor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC.

SECTION 2.2                 No Assumption of Liability.  The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 2.3                 Perfection Regarding Certain Term Priority Collateral.  In the event that the Term Agent (as defined in the Intercreditor Agreement) shall determine in its reasonable discretion that the cost (including adverse tax consequences) of perfecting a security interest in any Term Priority Collateral would be excessive in relation to the value of the security to be afforded thereby, then the Collateral Agent shall not require the perfection of its security interest in such Term Priority Collateral.

ARTICLE III

Representations and Warranties

The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:

SECTION 3.1                 Title and Authority.  Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

SECTION 3.2                 Filings.  The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects. UCC and PRUCC financing statements (other than fixture filings), or other appropriate filings, recordings or registrations containing a description of the Collateral have been, or will be, filed in each governmental, municipal or other office as is necessary to publish notice and protect the validity of, and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) with respect to all Collateral in which the Security Interest may be perfected by filing, recording or registration pursuant to the UCC or the PRUCC in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration (other than filings required to be made in the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office in order to perfect the Security Interest in Collateral consisting of United States and Canadian Patents, Industrial Designs, Trademarks, Copyrights and Copyright Licenses, as the case may be) is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  A fully executed Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex 3 hereto, and a fully executed

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Copyright Security Agreement, in the form attached as Annex 4 hereto (such agreements being collectively referred to as the “IP Agreements”), covering the United States and Canadian registered Patents, Industrial Designs, United States and Canadian registered Trademarks and United States and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright Licenses, as applicable, have been delivered to the Collateral Agent for recording by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, and the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable, as is necessary to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

SECTION 3.3                 Validity and Priority of Security Interest.  The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings described in Section 3.2 above, a perfected security interest in all of the Collateral, to the extent that perfection of the Security Interest can be achieved by filing or recording a financing statement or analogous document in the United States or Canada (or any political subdivision, province or territory thereof) and its territories and possessions pursuant to the UCC or the PRUCC or by recording of the IP Agreements with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office, as applicable, and (c) subject to the obtaining of Control, a perfected security interest in all the Collateral, to the extent that perfection of the Security Interest in such Collateral is required by the terms hereof or the Credit Agreement and may only be accomplished through Control.  The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement and which have priority by operation of law.

SECTION 3.4                 Absence of Other Liens.  The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement.  Except as provided herein and in the Credit Agreement or disclosed in the Perfection Certificate, no Grantor has filed or consented to the filing of (a) any financing statement or analogous document under the UCC or the PRUCC or any other applicable law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office, the Canadian Intellectual Property Office or the Canadian Industrial Design Office, or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement.

SECTION 3.5                 Bailees, Warehousemen, Etc.  Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody,

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storage, or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in transit, from a supplier or to a customer or between suppliers, in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees, in the ordinary course of business, unless the applicable Grantor complies with Section 4.1(c) below.

SECTION 3.6                 Intellectual Property.   Schedule 3 hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications (and for greater certainty, registered Industrial Designs and Industrial Design applications), including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of such industrial design and industrial design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

SECTION 3.7                 Commercial Tort Claims.  Except as otherwise disclosed in the Perfection Certificate, none of the Collateral consists of Commercial Tort Claims seeking damages in an amount of $1,000,000 or more.

SECTION 3.8                 Pledged Collateral.

(a)           Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder and Liens permitted by Section 6.2 of the Credit Agreement, of the Pledged Collateral indicated on Schedule 4 as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Effective Date.

(b)           All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and nonassessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule 4, any Pledged Collateral Addendum or any Supplement to this Agreement.  All of the Pledged Collateral constituting Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.  Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Collateral Agent as provided herein.

(c)           All actions necessary to perfect or establish the first priority of the Collateral Agent’s Liens (subject to Permitted Encumbrances which have priority by operation of law) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Agreement; (B)(i) upon the taking of possession by the Collateral Agent of

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any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Collateral Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed in blank by the applicable Grantor; and (C) upon the filing of Uniform Commercial Code financing statements in the applicable jurisdiction for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates.  Subject to Section 8.17, each Grantor has delivered to and deposited with the Collateral Agent (or, with respect to any Pledged Collateral created or obtained after the Effective Date, will deliver and deposit in accordance with Section 4.12 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor, and undated powers endorsed in blank with respect to such certificates or promissory notes.

(d)           None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

SECTION 3.9                 Nature of Certain Consignment Filings.  Each of the Liens and other filings set forth on Schedule 6.2 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such Grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which its relates and the proceeds thereof, to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case, pursuant to a written consignment agreement on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Effective Date (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantor’s 2010 Spring season), a copy of which has been provided to the Collateral Agent.

ARTICLE IV

Covenants

SECTION 4.1                 Change of Name; Location of Collateral; Records; Place of Business.

(a)           Each Grantor agrees to furnish to the Collateral Agent (i) prompt written notice of any change in (A) any Grantor’s trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than, in each case, (I) retail Store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers, in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees,

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in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent’s Security Interest therein, and (ii) prior written notice of any change in (i) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (ii) any Grantor’s identity or corporate or partnership structure or (iii) any Grantor’s jurisdiction of incorporation, amalgamation or formation, Federal Taxpayer Identification Number or state organizational number or similar taxation or organization number; provided, however, that if any of the occurrences referred to in clauses (i) and (ii) shall occur with respect to any Canadian Loan Party or any of its assets, Canadian Loan Party shall furnish the Collateral Agent with 30 days prior written notice thereof.  The Grantors also agree promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed, or lost, stolen or otherwise unaccounted for.  Notwithstanding the foregoing, if any Grantor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its state of organization is changed by the applicable Governmental Authority, such Grantor will furnish to the Collateral Agent prompt written notice of any such change not later than ten (10) days from the date such Grantor has been notified by such Governmental Authority of such change.   Each Grantor agrees not to effect or permit any change referred to in the preceding sentence unless all necessary filings have been made under the UCC or the PRUCC or otherwise in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral.  Each of the Grantors which is a Canadian Loan Party acknowledges and agrees that, except as disclosed on the Perfection Certificate, such Grantor does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b)           Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

(c)           Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Effective Date, the Grantors shall provide the Collateral Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.2                 Periodic Certification.   Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1(a) of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Collateral Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section 4.2 or, if any such change has occurred specifying such revised information.

SECTION 4.3                 Protection of Security.  Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.2 of the Credit Agreement.

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SECTION 4.4                 Further Assurances.  Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Collateral Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith, as well as causing the Collateral Agent to have Control of any such Collateral to the extent required perfection is required under this Agreement or the Credit Agreement and can only be accomplished through Control.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, Document, draft, Chattel paper, or other Instrument in an amount in excess of $1,000,000, such note, Document, draft, Chattel paper, or other Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

SECTION 4.5                 Taxes; Encumbrances.  The Collateral Agent may, at its option, discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Collateral Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Collateral Agent shall consult with such Grantor before making any such payment or taking any such action; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Collateral Agent; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 4.5 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

SECTION 4.6                 Assignment of Security Interest.

(a)           If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account and the property securing payment and performance of the Account has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

(b)           To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favor of

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such Grantor, such Grantor shall deliver such letter of credit to the Collateral Agent.  The Collateral Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Collateral Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Collateral Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Collateral Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Collateral Agent and satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Collateral Agent.

(c)           If any amount payable under or in connection with any of the Collateral shall become evidenced by any Electronic chattel paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act, as in effect in any relevant jurisdiction) in an amount in excess of $250,000, other than such Electronic chattel paper and transferable records listed in the Perfection Certificate attached hereto, the Grantor acquiring such Electronic chattel paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent “control” of such Electronic chattel paper under Section 9-105 of the UCC, under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or under Section 16 of the Uniform Electronic Transactions Act, as the case may be, as in effect in such jurisdiction, of such transferable record.

SECTION 4.7                 Continuing Obligations of the Grantors.  Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

SECTION 4.8                 Reserved.

SECTION 4.9                 Limitation on Modification of Accounts.  None of the Grantors will, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

SECTION 4.10               Insurance. Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of

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Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 4.10, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

SECTION 4.11               Legend.    At the request of the Collateral Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

SECTION 4.12               Intellectual Property.

(a)           Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)           Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c)           Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)           Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Material Trademark or any Patent, Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such

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determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office, the Canadian Intellectual Property Office, the Canadian Industrial Design Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

(e)           At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 5.1(b) of the Credit Agreement, each Grantor shall inform the Collateral Agent of any application for any Patent, Trademark, Industrial Design or Copyright (or any registration of any Patent, Trademark, Industrial Design or Copyright) such Grantor has filed with the United States Patent and Trademark Office, United States Copyright Office, the Canadian Intellectual Property Office, the Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)            Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office, the Canadian Intellectual Property Office, the Canadian Industrial Design Office or any office or agency in any political subdivision of the United States, Canada or in any other country or any political subdivision, province or territory thereof, to maintain and pursue each application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)           In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Industrial Design or Copyright material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.  Each Grantor further agrees not to abandon any Material Trademark or any Patent, Industrial Design, Copyright or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Collateral Agent.

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(h)           Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design License or Material Trademark License under which such Grantor is a licensee to effect the assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

(i)            Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 3 or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents, and/or Industrial Design or Material Trademarks; provided that any Grantor shall, within ten (10) days after it has been notified by the Collateral Agent of the specific identification of such Collateral, advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

SECTION 4.13               Pledged Collateral.

(a)           Subject to Section 4.04 and Section 4.12(c), if any Grantor shall receive or become entitled to receive any Pledged Collateral after the Effective Date, it shall deliver to the Collateral Agent (i) a duly executed Pledged Collateral Addendum identifying such Pledged Collateral and (ii) to the extent such Pledged Collateral is represented by certificates or promissory notes, such certificates or promissory notes, together with undated powers endorsed in blank by such Grantor.

(b)           Upon the occurrence and continuance of an Event of Default, each Grantor shall promptly deliver to the Collateral Agent a copy of each material written notice or other material written communication received by it in respect of any Pledged Collateral.

(c)           No Grantor shall make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral, Pledged Operating Agreement, or Pledged Partnership Agreement, or enter into any agreement or agree to any restriction with respect to any Pledged Collateral which would materially adversely affect either the rights of Collateral Agent or the other Secured Parties pursuant to the Loan Documents or the value of the Pledged Collateral, or that would result in a material violation of any provision of the Credit Agreement or any other Loan Document.

(d)           Each Grantor agrees that it will assist the Collateral Agent in obtaining all necessary approvals and making all necessary filings under federal, state, local, or foreign law in connection with the Collateral Agent’s Liens on the Pledged Collateral or any sale or transfer thereof.

(e)           As to all limited liability company or partnership interests owned by a Grantor and issued under any Pledged Operating Agreement or Pledged Partnership Agreement which are not certificated (the “Uncertificated Interests”), each Grantor hereby represents, warrants and covenants that such Uncertificated Interests issued pursuant to such agreement (A) are not and shall not be dealt in or traded on securities exchanges or in securities markets, (B) do not and will not constitute investment company securities, and (C) are not and will not be held by such Grantor in a securities account.  In addition, none of the Pledged Operating Agreements, the

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Pledged Partnership Agreements, or any other agreements governing any of the Uncertificated Interests issued under any Pledged Operating Agreement or Pledged Partnership Agreement, provide or shall provide that such Pledged Interests are securities governed by Article 8 of the Uniform Commercial Code as in effect in any relevant jurisdiction.

SECTION 4.14               Commercial Tort Claims.             If any Grantor shall at any time after the date hereof hold or acquire a Commercial Tort Claim in respect of which a complaint or counterclaim has been filed seeking damages in an amount in excess of $1,000,000, the Grantor shall promptly notify the Collateral Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Collateral Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.

SECTION 4.15               Securities Accounts.   With respect to (i) the Securities Accounts (other than Securities Accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a Security Entitlement as to which the financial institution acting as Collateral Agent hereunder is not the Securities Intermediary, the relevant Grantor will cause the Securities Intermediary with respect to each such account or Security Entitlement to either (A) to identify in its records the Collateral Agent as the Entitlement Holder thereof or (B) to agree with such Grantor and the Collateral Agent that such Securities Intermediary will comply with Entitlement Orders originated by the Collateral Agent without further consent of such Grantor, such agreement to be in form and substance reasonably satisfactory to the applicable Grantor and the Collateral Agent (which agreement may also be for the benefit of the agent for the Term Loan); provided that the Collateral Agent will not give any such orders except after a Cash Control Event; provided further that no Grantor shall be required to take the foregoing actions with respect to any Securities Account until the later of (A) sixty (60) days after the Effective Date and (B) in the case of Securities Accounts opened after the Effective Date, at the time of establishment of such Securities Account (or, in each case, such later date as the Collateral Agent shall in its reasonable discretion agree).

ARTICLE V

Collections

SECTION 5.1                 Collections.

(a)           Each Grantor shall at all times comply with the Cash Receipts provisions of Section 2.21 of the Credit Agreement including, without limitation, after the occurrence and during the continuation of an Event of Default or Cash Control Event, the provisions of Section 2.21(f) causing the sweep on each Business Day of all Cash Receipts into the Collection Account.

(b)           Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the Credit Card Notifications or the Blocked Account Agreements.  So long as no Event of Default or Cash Control Event has occurred and is then continuing, each Grantor shall have sole control over the manner of disposition of the funds in the Accounts (except for the Collection Account), for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may, at the option of the Collateral Agent, be terminated upon the occurrence and during the continuance of

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any Event of Default or Cash Control Event in accordance with Section 2.21 of the Credit Agreement.

SECTION 5.2                 Power of Attorney.  Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.1 of this Agreement, (b) upon the occurrence and during the continuance of an Event of Default or Cash Control Event or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 5.1 of this Agreement,  (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (iii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s Account Debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (v) to receive and open each Grantor’s mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (x) to use, license, or transfer, for the purposes permitted by Section 6.1 hereof, any or all General Intangibles of any Grantor, provided that the Collateral Agent’s use of such General Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.  Notwithstanding the provisions of this Section 5.2, the power of the Collateral Agent to act in any name other than the name of the Grantor shall not apply to any Pledged Collateral that is ULC Shares.

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SECTION 5.3                 No Obligation to Act.  The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.2, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith, or breach of the contractual obligations of the Collateral Agent. The provisions of Section 5.2 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

SECTION 5.4                 The Collateral Agent’s Duty of Care.  Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Collateral Agent hereunder, the Collateral Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Collateral Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Collateral Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral.

ARTICLE VI

Remedies

SECTION 6.1                 Remedies upon Default.  Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC, the PRUCC or other applicable law.  The rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times upon the occurrence and during the continuance of an Event of Default:

(a)           With respect to any Collateral consisting of Accounts, General Intangibles, (including Payment Intangibles), Letter-of-Credit Rights, Chattel paper, Instruments, and Documents, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

(b)           With respect to any Collateral consisting of Accounts, the Collateral Agent may: (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral

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Agent’s rights set forth in Section 5.2 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent was the absolute owner thereof for all purposes.

(c)           With respect to any Collateral consisting of Investment Property, the Collateral Agent may: (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account of or property actually received as provided in Section 5.2 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Secured Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable.  The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in applicable laws, but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Collateral Agent nor any other Secured Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under applicable law, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

(d)           With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent’s own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor.  The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein.  Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

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(e)           With respect to any Collateral consisting of Intellectual Property: on demand, to cause the Security Interest granted herein to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall reasonably determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained).

(f)            With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent.  The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent’s taking possession thereof, and may render any Collateral unusable to the Grantors.  In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 6.1, nor for any charge (such as wages for the Grantors’ employees and utilities) incurred in connection with the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies hereunder.

(g)           The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor’s sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

(h)           Each Grantor agrees that the Collateral Agent shall have the right, subject to applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

(i)            Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days’ prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made.  Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC, the PRUCC, or other applicable law with respect to the exercise of the Collateral Agent’s Rights and Remedies upon Default.  The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given.  The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(j)            Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale.  At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot

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as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine.  If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Secured Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.  In the event that the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and apply the proceeds from such resale in accordance with the terms of the Credit Agreement.

(k)           At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 6.1, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any Grantor on account of the Secured Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

(l)            For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof.  The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full.

(m)          As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

(n)           To the extent permitted by applicable law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

SECTION 6.2                 Grant of Non-Exclusive License. For the purpose of enabling the Collateral Agent to exercise the Collateral Agent’s Rights and Remedies under Section 6.1 (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise the Collateral Agent’s Rights and Remedies under Section 6.1, each Grantor hereby (i) grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies under Section 6.1 including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply, and affix any Trademark, trade name, logo or the like in which any Grantor now or hereafter has rights, (b) to use, license or sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer

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software programs and to the extent used for the compilation or print out thereof, provided that the Collateral Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any  premises owned or occupied by any Grantor in connection with the  exercise of the Collateral Agent’s Rights and Remedies under Section 6.1, and (ii) without limiting the provisions of Section 6.1(f), above, agrees to provide the Collateral Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

SECTION 6.3                 Application of Proceeds.  After the occurrence of an Event of Default and acceleration of the Secured Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents in the manner set forth in Section 7.4 of the Credit Agreement.

SECTION 6.4                 Voting Rights.

(a)           So long as no Event of Default shall have occurred and be continuing:

(i)            Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.  For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Collateral Agent, any other Secured Party or the value of the Pledged Interests.  The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.04(a)(i).

(ii)           Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, be promptly delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as

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Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)           Upon the occurrence and during the continuance of an Event of Default:

(i)            All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.04(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.04(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.04(b)(i) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of the Credit Agreement.  After all Events of Default have been cured or waived and the Borrowers have delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.04 and that remain in such account.

(ii)           All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.04(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)           This Section 6.4 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares.

SECTION 6.5       ULC Shares.

(a)           Notwithstanding any provisions to the contrary contained in this Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent, any Secured Party or any other Person on the books and records of such ULC.  Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Collateral Agent to hold as Pledged Collateral hereunder) and shall  have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Collateral Agent (for its own benefit and for the

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benefit of the Secured Parties) pursuant hereto.  Nothing in this Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Agreement or any other document or agreement among all or some of the parties hereto shall, constitute the Collateral Agent, any Secured Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Collateral  Agent, any Secured Party or any other Person as holder of the applicable ULC Shares.  To the extent any provision hereof would have the effect of constituting the Collateral  Agent or any Secured Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b)           Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Stock issued by a ULC following the occurrence of an Event of Default pursuant to Article VI, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Collateral Agent or any other Secured Party to:  (i) be registered as shareholder or member of such ULC; (ii) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favor of the Collateral Agent or other Secured Party; (iii) have any notation entered in its favor in the share register of such ULC; (iv) be held out as a shareholder or member of such ULC; (v) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent or any other Secured Party holding a security interest in such ULC; or (vi) act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

SECTION 6.6                 Disposition of Pledged Collateral by Collateral Agent.  None of the Pledged Collateral existing as of the date of this Agreement is, and none of the Pledged Collateral hereafter acquired on the date of acquisition thereof will be, registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default has occurred and is continuing may be restricted to one or more private (instead of public) sales in view of the lack of such registration.  Each Grantor understands that in connection with such disposition, the Collateral Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Pledged Collateral than if the Pledged Collateral were registered and qualified pursuant to federal and state securities laws and sold on the open market.  Each Grantor, therefore, agrees that:  (a) if the Collateral Agent shall, pursuant to the terms of this Agreement, sell or cause the Pledged Collateral or any portion thereof to be sold at a private sale, the Collateral Agent shall have the right to rely upon the advice and opinion of any nationally recognized brokerage or investment firm (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to offer the Pledged Collateral or any portion thereof for sale and as to the best price reasonably obtainable at the private sale thereof; and (b) such reliance shall be conclusive evidence that the Collateral Agent has handled the disposition in a commercially reasonable manner.

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ARTICLE VII

Perfection of Security Interest

SECTION 7.1                 Perfection by Filing.  This Agreement constitutes an authenticated record,  and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Sections 2.1 and 5.2, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall deem appropriate, including recording of the IP Agreements with the United States Patent and Trademark Office,  the United States Copyright Office, the Canadian Intellectual Property Office and the Canadian Industrial Design Office, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.  Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

SECTION 7.2                 Other Perfection, etc.  The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain “Control” of any Deposit Accounts, Securities Accounts, Concentration Accounts, Letter-of-Credit Rights, Investment Property, or Electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent (and which may also be for the benefit of the agent for the Term Loan), and (c) otherwise to insure the continued perfection of the Collateral Agent’s Security Interest in any of the Collateral with the priority described in Section 3.3 and of the preservation of its rights therein. The Grantors acknowledge that notwithstanding anything to the contrary contained therein, the Blocked Account Agreements, Credit Card Notifications, and landlord waivers and consents previously executed and delivered to, or for the benefit of, the Collateral Agent shall remain in full force and effect until all Secured Obligations (including, without limitation, on account of the obligations owed by the Facility Guarantors under the Facility Guarantor Security Documents) are paid in full, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner reasonably satisfactory to the Issuing Banks and the Administrative Agent, and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, and any Obligations related to Letters of Credit, Cash Management Services or Bank Products have been fully cash collateralized in a manner reasonably satisfactory to the respective Lender to whom such Obligations are owed.

SECTION 7.3                 Savings Clause. Nothing contained in this Article VII shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC or the PRUCC.

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ARTICLE VIII

Miscellaneous

SECTION 8.1                 Notices.  All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement.

SECTION 8.2                 Security Interest Absolute.  All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 8.3                 Suretyship Waivers by Grantors. The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable.  The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto.  Each of the Grantors further waives any and all other suretyship defenses.

SECTION 8.4                 Marshalling.  Neither the Collateral Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Lender hereunder and of the Collateral Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of collateral which might cause delay in or impede the enforcement of the Collateral Agent’s Rights and Remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

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SECTION 8.5                 Survival of Agreement.  All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, and shall continue in full force and effect subject to the provisions of Section 9.6 of the Credit Agreement and as long as the Secured Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Banks and the Administrative Agent, and as long as the Commitments have not expired or terminated.

SECTION 8.6                 Binding Effect; Several Agreement; Assignments.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 8.7                 Collateral Agent’s Fees and Expenses; Indemnification.

(a)           Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all reasonable out-of-pocket expenses reasonably incurred by the Collateral Agent, including the reasonable and documented fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

(b)           Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall jointly and severally agree to indemnify each Secured Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery or performance of this Agreement or any other Loan Document, the performance by any Grantor of its obligations under this Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding

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relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or any Affiliate of such Indemnitee or with respect to a claim by one Indemnified Party against another Indemnified Party.

(d)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents.  All amounts due under this Section 8.7 shall be payable on written demand therefor.

SECTION 8.8                 Governing Law.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 8.9                 Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement.

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SECTION 8.10               WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.10.

SECTION 8.11               Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.12               Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Agreement.

SECTION 8.13               Headings.  Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 8.14               Jurisdiction; Consent to Service of Process.

(a)           Each Grantor agrees that any suit for the enforcement of this Agreement or any other Loan Document may be brought in the courts of the State of New York or any federal court sitting therein and consent to the non-exclusive jurisdiction of such courts.  Each Grantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(b)           Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.15               Termination; Release of Collateral.

(a)           Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the Security Interest

30

granted hereby in any Collateral pursuant to Section 9.2 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released.

(b)           Except for those provisions which expressly survive the termination thereof, the Credit Agreement, this Agreement and the Security Interest shall, subject to Section 9.6 of the Credit Agreement, terminate when all the Secured Obligations (other than any of the Secured Obligations which are not Loan Agreement Obligations, and which are not then due and owing) have been paid in full, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner reasonably satisfactory to the Issuing Banks and the Administrative Agent, and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, and any Obligations related to Letters of Credit, Cash Management Services or Bank Products have been fully cash collateralized in a manner reasonably satisfactory to the respective Lender to whom such Obligations are owed, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC or PRUCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination.  Any execution and delivery of termination statements or documents pursuant to this Section 8.15 shall be without recourse to, or warranty by, the Collateral Agent; provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor; and provided further that the Security Interest granted herein shall not terminate as to any indemnification obligation of any Grantor which expressly survives the termination of the Credit Agreement and this Agreement, including, without limitation, the obligations of the Grantors set forth in Section 9.3 of the Credit Agreement and the obligations of the Grantors set forth in Section 8.7 of this Agreement (in each case with respect to obligations other than contingent obligations with respect to then unasserted claims) unless such obligations have been cash collateralized or otherwise provided for to the satisfaction of the Collateral Agent.  Any execution and delivery of termination statements or other documents pursuant to this Section 8.15 shall be at the expense of the Grantors and without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

SECTION 8.16               Additional Grantors.    Pursuant to Section 5.13 of the Credit Agreement, the Grantors shall each cause any new direct or indirect Subsidiary (other than an Excluded Subsidiary) of any Grantor to enter into this Agreement as a Grantor.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Agreement.

SECTION 8.17               Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the Lien and Security Interest granted pursuant to this Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.  Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the

31

other Secured Parties) with respect to the “Term Priority Collateral” (as defined in the Intercreditor Agreement) shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the “Term Obligations” (as defined in the Intercreditor Agreement), any obligation of any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any Term Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person or otherwise, in each case in connection with any Term Priority Collateral, shall be deemed to be satisfied if such Grantor, as applicable, complies with the requirements of the similar provision of the applicable “Term Document” (as defined in the Intercreditor Agreement). Until the discharge of the Term Obligations, the delivery of any Term Priority Collateral to the “Term Priority Agent” (as defined in the Intercreditor Agreement) pursuant to the Term Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

SECTION 8.18               Amendment and Restatement.  This Agreement shall be deemed to amend, restate and replace the Existing Security Agreement in its entirety.  It is expressly understood and agreed by each of the parties hereto that this Agreement is in no way intended and shall not be deemed or construed to constitute a novation agreement.  Each Grantor acknowledges and agrees that (i) each reference in the Loan Documents to the “Security Agreement” shall be a reference to this Agreement and (ii) with respect to matters prior to the date of this Agreement, all terms of the Existing Security Agreement are ratified and confirmed.

SECTION 8.19               Grantor Consent.          Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest.  Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

GRANTORS:	ZALE DELAWARE, INC.

By:
Name:
Title:

ZALE CORPORATION

By:
Name:
Title:

ZGCO, LLC

By:
Name:
Title:

TXDC, L.P.
	By:	ZALE DELAWARE, INC.
Its General Partner

By:
Name:
Title:

ZALE PUERTO RICO, INC.

By:
Name:
Title:

ZALE CANADA CO.

By:
Name:
Title:

ZALE CANADA DIAMOND SOURCING INC.

By:
Name:
Title:

ZAP, INC.

By:
Name:
Title:

ZCSC, LLC

By:
Name:
Title:

ZALE INTERNATIONAL, INC.

By:
Name:
Title:

ZALE EMPLOYEES’ CHILD CARE ASSOCIATION, INC.

By:
Name:
Title:

ZALE CANADA HOLDING LP

By:
Name:
Title:

ZALE CANADA FINCO 1, INC.

By:
Name:
Title:

ZALE CANADA FINCO 2, INC.

By:
Name:
Title:

FINCO HOLDING LP

By:
Name:
Title:

FINCO PARTNERSHIP LP

By:
Name:
Title:

ZALE CANADA FINCO, LLC

By:
Name:
Title:

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

By:
Name:
Title:

SCHEDULE 1

Other Grantors

Zale Corporation

ZGCO, LLC

TXDC, L.P.

Zale Puerto Rico, Inc.

Zale Canada Co.

Zale Canada Diamond Sourcing Inc.

ZAP, Inc.

ZCSC, LLC

Zale International, Inc.

Zale Employees’ Child Care Association, Inc.

Zale Canada Holding, LP

Zale Canada Finco 1, Inc.

Zale Canada Finco 2, Inc.

Finco Holding LP

Finco Partnership LP

Zale Canada Finco, LLC

SCHEDULE 2

Form of Perfection Certificate

(See attached)

SCHEDULE 3

INTELLECTUAL PROPERTY

PATENTS

PATENT APPLICATIONS

INDUSTRIAL DESIGNS

INDUSTRIAL DESIGN APPLICATIONS

TRADEMARKS

TRADEMARK APPLICATIONS

COPYRIGHTS

COPYRIGHT APPLICATIONS

COPYRIGHT LICENSES

(to be provided by Company)

SCHEDULE 4

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

ANNEX 1

FORM OF SUPPLEMENT

SUPPLEMENT NO.      dated as of [                    ] (this “Supplement”), to the Amended and Restated Security Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated, the “Security Agreement”), among ZALE CORPORATION, as a Borrower, the other Borrowers party thereto from time to time, the Facility Guarantors party thereto from time to time (each, including the Borrowers, a “Grantor”, and collectively, the “ Grantors”) and Bank of America, N.A., in its capacity as  Collateral Agent (in such capacity, the “Collateral Agent”).

Reference is made to the Amended and Restated Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated, the “Credit Agreement”) by and between, among others, (i) the Borrowers, (ii) the Facility Guarantors party thereto, (iii) the Lenders party thereto and (iii) the Collateral Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 8.16 of the Security Agreement provides that new direct and indirect Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 8.16 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral

Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule i attached hereto is a fully executed Perfection Certificate in the form annexed to the Security Agreements, (b) set forth on Schedule 2 attached hereto is a true and correct schedule of Intellectual Property consisting (i) all of the New Subsidiary’s United States registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s United States registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s United States registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, and (c) set forth on Schedule 3 attached hereto is the Pledged Collateral held by the New Subsidiary.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

SECTION 7.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

By:
Name:
Title:

NEW SUBSIDIARY:	[ ]

By:
Name:
Title:

Annex 2

Form of Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                          , 20      , is delivered pursuant to Section 4.12 of the Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Amended and Restated Security Agreement, dated as of May 10, 2010, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the undersigned, the other Grantors named therein, to Bank of America, N.A., as Collateral Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement.  The undersigned hereby agrees that the additional interests listed on this Pledged Collateral Addendum as set forth below shall be and become part of the Pledged Collateral pledged by the undersigned to the Collateral Agent in the Security Agreement and any pledged company set forth on this Pledged Collateral Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 3.08 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[ ]

By:
Name:
Title:

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

EXHIBIT C-2

EXECUTION VERSION

AMENDED AND RESTATED CANADIAN SECURITY AGREEMENT

EXECUTED by the parties hereto as of the 10 day of May, 2010.

TO:                                                                                                                          BANK OF AMERICA, N.A., a national banking association organized under the federal laws of the United States of America, having an office at 100 Federal Street, Floor 9, Boston, Massachusetts 02110, U.S.A., as administrative agent and collateral agent (in such capacity, including its successors and assigns, hereinafter the “Collateral Agent”) for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits derived herefrom;

GRANTED BY:                  ZALE CANADA CO., a Nova Scotia unlimited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

ZALE CANADA DIAMOND SOURCING INC., a Nova Scotia limited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

ZALE CANADA FINCO 1, INC., a Nova Scotia limited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

ZALE CANADA FINCO 2, INC., a Nova Scotia limited liability company, having its registered office at 1959 Upper Water Street, Suite 900, Halifax, Nova Scotia, B3J 2X2 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

FINCO HOLDING LP, a New Brunswick limited partnership, having its registered office at 44 Chipman Hill, Suite 1000, Saint-John, New Brunswick, E2L 4S6 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

FINCO PARTNERSHIP LP, a New Brunswick limited partnership, having its registered office at 44 Chipman Hill, Suite 1000, Saint-John, New Brunswick, E2L 4S6 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

and

ZALE CANADA HOLDING LP, a New Brunswick limited partnership, having its registered office at 44 Chipman Hill, Suite 1000, Saint-John, New Brunswick, E2L 4S6 and its chief executive office and principal place of business at 901 West Walnut Hill Lane, Irving, Texas 75038

(each a “Grantor”, and collectively, the “Grantors”)

WITNESSETH

WHEREAS, the Grantors are party to the Amended and Restated Credit Agreement of even date herewith (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement);

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of a guarantee granted by the Grantors in favour of the Collateral Agent dated the date hereof and this Security Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1 — GRANT OF SECURITY INTEREST

1.1           Security Interest

As a general and continuing security for the payment and performance, as the case may be, in full of the Secured Obligations, each Grantor, IN CONSIDERATION THEREOF, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby bargains, mortgages, pledges, hypothecates and (except in the case of ULC Shares) assigns and transfers to the Collateral Agent, including its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, including its successors and assigns, for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in, all of its right, title and interest in, to and under all of its property, assets and undertakings, whether now owned

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or hereafter-acquired by it or on its behalf, wherever located (hereinafter, collectively, the “Collateral”), including, without limitation, all of the its present and after acquired personal property and including without limitation:

(a)           Accounts Receivable

All debts, book debts, accounts, Deposit Accounts, Concentration Accounts, Supporting Obligations, Letter of Credit Rights, claims, demands, moneys and choses in action whatsoever including, without limitation, claims against the Crown and claims under insurance policies, which are now owned by or are due, owing or accruing due to it or which may  hereafter be owned by or become due, owing or accruing due to it together with all contracts, investment property, bills, notes, lien notes, judgments, chattel mortgages, mortgages and all other rights, benefits and documents now or hereafter taken, vested in or held by such Corporation in respect of or as security for the same and the full benefit and advantage thereof, and all rights of action or claims which such Corporation now has or may at any time hereafter have against any Person in respect thereof (all of the foregoing being herein collectively called the “Accounts Receivable”);

(b)           Inventory

All inventory of whatever kind now or hereafter owned by such Corporation or in which such Corporation now or hereinafter has an interest or right of any kind, and all accessions thereto and products thereof, including, without limitation, all goods, merchandise, raw materials, goods in process, finished goods, packaging and packing material and other tangible personal property now or hereafter held for sale, lease, rental or resale or that are to be furnished or have been furnished under a contract of service or that are to be used or consumed in the business of such Corporation (all of the foregoing being herein collectively called the “Inventory”);

(c)           Equipment

All goods now or hereafter owned by such Corporation which are not inventory or consumer goods as defined in the PPSA including, without limitation, all machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property, including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by such Corporation and all of such Corporation’s rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located (all of the foregoing being herein collectively called the “Equipment”);

(d)           Chattel Paper, Instruments, Securities, etc.

All chattel paper, instruments, warehouse receipts, bills of lading and other documents of title, whether negotiable or non negotiable, share, stock, security

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entitlements, warrants, bonds, debentures, debenture stock or other securities or investment property and financial assets now or hereafter owned by such Corporation;

(e)           Intangibles

All intangibles now or hereafter owned by such Corporation including, without limitation, Intellectual Property, all goodwill connected with or symbolized by any of such general intangibles; all contract rights, documents, applications, licenses, materials and other matters related to such general intangibles; all tangible property embodying or incorporating any such general intangibles; and all chattel paper and instruments relating to such general intangibles (collectively, the “Intangibles”).

(f)            Books and Accounts, etc.

With respect to the personal property described in Paragraphs (a) to (e) inclusive, all books, accounts, invoices, deeds, documents, writings, letters, papers, security certificates and other records in any form evidencing or relating thereto and all contracts, securities, instruments and other rights and benefits in respect thereof;

(g)           Other Property

The uncalled capital, money, rights, bills of exchange, negotiable and non negotiable instruments, judgments and securities not otherwise described in Paragraphs (a) to (f) inclusive;

(h)           Replacements, etc.

With respect to the personal property described in Paragraphs (a) to (g) inclusive, all substitutions and replacements thereof, increases, additions and accessions thereto and any interest of such Corporation therein; and

(i)            Proceeds

With respect to the personal property described in Paragraphs (a) to (h) inclusive, personal property in any form or fixtures derived directly or indirectly from any dealing with such property or that indemnifies or compensates for such property destroyed or damaged and proceeds of proceeds whether of the same type, class or kind as the original proceeds.

1.2           Additional Specification with respect to Security Interest

(a)           Notwithstanding anything in Section 1.1, the term “Collateral” shall expressly exclude the following: (i) any trademark applications filed on an “intent to use” basis until the earlier of the filing of a statement of use thereon or the first use in commerce thereof, (ii) any Inventory or other goods that have been delivered to any Grantor on a consignment basis to the extent that the rights of such consignor have been properly perfected under applicable law, (iii) any property (including any goods, investment property, instruments, documents of title, chattel paper, intangibles or money) to the extent that such grant of a Security Interest is prohibited by any valid enforceable law or regulation applicable thereto, requires a consent not obtained of any Governmental Authority pursuant to such law or

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regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to a right on the part of the parties thereto other than such Grantor to terminate (or materially modify) or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such law or regulation or the term in such contract, license, agreement, instrument or other document or similar agreement providing for such prohibition, breach, default or right of termination or modification or requiring such consent is ineffective under applicable law, provided, however, that such security interest shall attach immediately at such time as the condition causing such prohibition, breach, default or right of termination or modification or requiring such consent, as the case may be, shall be remedied and, to the extent severable, shall attach immediately to any portion of such contract, license, agreement, instrument or other document that does not result in any of such consequences, including any proceeds of such contract, license, agreement, instrument or other document, and (iv) the voting Equity Interests of ZC Partnership, LP in excess of 65% of the general partnership Equity Interests of such Subsidiary; provided further that, in all events, all Proceeds, substitutions or replacements of the foregoing shall constitute “Collateral” hereunder.

(b)           Without limiting the foregoing and in addition to Section 4.2 herein, each Grantor hereby designates the Collateral Agent as such Grantor’s true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent’s option, to file one or more financing statements or continuation statements, to file one or more financing statements or continuation statements, to file with the Canadian Intellectual Property Office such documents as may be necessary or advisable, or to sign other documents for the purpose of perfecting, confirming, continuing, or protecting the Security Interest granted by each Grantor, without the signature of such Grantor (each Grantor hereby appointing the Collateral Agent as such Person’s attorney to sign such Person’s name to any such document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.  Any such financing statement may indicate the Collateral as “all assets of the Grantor” or words of similar effect.

(c)           The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

(d)           The Security Interest with respect to Trademarks constitutes a Security Interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Collateral Agent, but does not constitute an assignment or mortgage of such Collateral to the Collateral Agent.

(e)           Until the Security Interest is enforceable, the grant of the Security Interest in the Intellectual Property does not affect in any way any Grantor’s rights to commercially exploit the Intellectual Property, defend it, enforce any Grantor’s

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rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(f)            The Security Interest does not extend to consumer goods.

(g)           The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by any Grantor, but any Grantor will stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.

1.3           Definition of Terms Used Herein

(a)           Terms defined in the Personal Property Security Act (Ontario) (as amended from time to time, the “PPSA”) and used in this security agreement have the same meanings.  Any reference to the “STA” is a reference to the Securities Transfer Act, 2006 (Ontario) or, to the extent applicable, similar legislation of any other jurisdiction, as amended from time to time.  Where a reference is made to the Collateral Agent, it includes, as applicable, any nominee appointed by the Collateral Agent to hold or otherwise take possession of the Collateral;

(b)           Capitalized terms not otherwise defined herein shall have the same meanings as ascribed to them in the Credit Agreement;

(c)           Any reference to “Collateral” shall, unless the context otherwise requires, refer to “Collateral or any part thereof”;

(d)           The grant of the Security Interest shall include, without limitation, a mortgage, hypothecation, pledge, charge and assignment of the Collateral in favour of the Collateral Agent (for itself and on behalf of the Secured Parties);

(e)           The term “encumbrance” shall include, without limitation, a security interest, lien, hypothec, claim, charge, deemed trust or encumbrance of any kind whatsoever;

(f)            “Collateral Agent’s Rights and Remedies” shall have the meaning assigned to such term in Section 8.9(a).

(g)           “Copyrights” shall mean, with respect to any Person, all of such Person’s right, title and interest, now or hereafter acquired, in and to the following:  (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing.

(h)           “Copyright Licenses” shall mean exclusive Licenses in respect of Copyrights where a Grantor is a licensee.

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(i)            “Concentration Account” shall have the meaning assigned to such term in the Credit Agreement;

(j)            “Deposit Account” shall mean any chequing or other demand deposit account into which proceeds of Collateral are deposited, and shall include any time, savings, passbook, or similar accounts maintained with a bank or other financial institution;

(k)           “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, and all of the warrants or options for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person (including partnership, member or trust interests therein), whether voting or nonvoting (but excluding, for avoidance of doubt, any Indebtedness convertible into or exchangeable for Equity Interests).

(l)            “Industrial Designs” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to: (a) any and all Canadian industrial designs and industrial design applications; (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (c) all rights to sue for past, present and future infringements thereof; and (d) all rights corresponding to any of the foregoing.

(m)          “Intellectual Property” shall mean all intellectual property and similar property of every kind and nature now owned or hereafter acquired by any Person, including inventions, designs, Patents, Copyrights, Trademarks, Industrial Designs, Licenses, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation, and all additions and improvements to any of the foregoing.

(n)           “Letter of Credit Right” shall mean a right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance;

(o)           “License” shall mean, with respect to any Person, all of such Person’s right, title and interest in and to (a) any and all licensing agreements or similar arrangements in and to any other Person’s Intellectual Property, (b) all income, royalties, damages, claims and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future breaches thereof, and (c) all rights to sue for past, present and future breaches thereof.

(p)           “Material Trademark” shall mean any Trademark of a Grantor that is material to the conduct of such Grantor’s business.

(q)           “Patents” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to:  (a) any and all patents and patent applications or industrial design registrations and applications; (b) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (c) all reissues,

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divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (e) all rights to sue for past, present and future infringements thereof; and (f) all rights corresponding to any of the foregoing.

(r)            “Perfection Certificate” shall mean the certificate substantially in the form of Schedule 1 hereto, completed and supplemented with the schedules and attachments contemplated thereby and duly executed by a Financial Officer of each of the Grantors;

(s)           “Pledged Collateral” shall mean all Pledged Interests and Pledged Notes.

(t)            “Pledged Collateral Addendum” shall mean a Pledged Collateral Addendum substantially in the form of Annex 2 to this Security Agreement.

(u)           “Pledged Companies” shall mean each Person listed on Schedule 3 hereto as a “Pledged Company”, together with each other Person, all or a portion of whose Equity Interests, is acquired or otherwise owned by a Grantor after the Effective Date.

(v)           “Pledged Interests” shall mean all of each Grantor’s right, title and interest in and to all of the Equity Interests now or hereafter owned by such Grantor (other than such Equity Interests in Dobbins Jewelers, Inc.), regardless of class or designation, including in each of the Pledged Companies owned by it, and all substitutions therefor and replacements thereof, all proceeds thereof and all rights relating thereto, also including any certificates representing the Equity Interests, the right to receive any certificates representing any of the Equity Interests, all warrants, options, share appreciation rights and other rights, contractual or otherwise in respect thereof, and the right to receive dividends, distributions of income, profits, surplus, or other compensation by way of income or liquidating distributions, in cash or in kind, and all cash, instruments, and other property from time to time received, receivable, or otherwise distributed in respect of or in addition to, in substitution of, on account of, or in exchange for any or all of the foregoing.

(w)          “Pledged Notes” shall mean, with respect to any Grantor, all of the debt securities now or hereafter owned by such Grantor and the promissory notes evidencing such debt securities.

(x)            “Secured Obligations” shall mean the Obligations and shall include any obligations owed by the Facility Guarantors under the Facility Guarantor Collateral Documents;

(y)           “Secured Parties” shall mean the Lenders, (b) the Agents and their Affiliates, (c) the Issuing Banks, (d) the Arranger, (e) the Co-Borrowing Base Agents, (f) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (g) any other Person to whom Secured Obligations are owed or may become due and owing, and (h) the successors and assigns of each of the foregoing.

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(z)            “Supplement” shall mean a Supplement substantially in the form of Annex 1 to this Security Agreement.

(aa)         “Supporting Obligations” shall mean a Letter of Credit Right and all other secondary obligation, including, namely, lien notes, judgments, chattel mortgages, mortgages, security interests, hypothecs, assignments, guarantees, suretyships, accessories, bills of exchange, negotiable instruments, invoices, that supports the payment or performance of an Account Receivable, chattel paper, a document of title, an intangible, an instrument or investment property, and all other rights, benefits and documents now or hereafter taken, vested in or held by a Grantor in respect of or as security for the same and the full benefit and advantage thereof.

(bb)         “Term Priority Collateral” shall have the meaning given to it the Intercreditor Agreement.

(cc)         “Trademarks” shall mean, with respect to any Person, all of such Person’s right, title and interest, now owned or hereafter acquired, in and to the following:  (a) all trademarks (including service marks), trade names, trade dress, trade styles and other source indicators and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (e) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing.

(dd)         “ULC” means an unlimited company under the Companies Act (Nova Scotia).

(ee)         “ULC Pledgor” has the meaning assigned to such term in Section 6.17.

(ff)           “ULC Shares” means shares of stock or other Equity Interests in one or more ULCs.

1.4           Rules of Interpretation.

The rules of interpretation specified in Section 1.2 of the Credit Agreement shall be applicable to this Agreement.

1.5           Grantors Remain Liable

Notwithstanding anything herein to the contrary:

(a)           each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed;

(b)           the exercise by the Collateral Agent of any of the rights or remedies hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

9

(c)                                  the Collateral Agent shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Security Agreement, nor shall the Collateral Agent be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

1.6                                 Perfection Regarding Certain Term Priority Collateral

In the event that the Term Agent (as defined in the Intercreditor Agreement) shall determine in its reasonable discretion that the cost (including adverse tax consequences) of perfecting a security interest in any Term Priority Collateral would be excessive in relation to the value of the security to be afforded thereby, then the Collateral Agent shall not require the perfection of its security interest in such Term Priority Collateral.

SECTION 2 — REPRESENTATIONS AND WARRANTIES

Each Grantor does hereby represent and warrant that each representation, warranty, covenant and agreement made in the Credit Agreement by the Grantor is hereby reiterated as if incorporated by reference herein, and is hereby confirmed as true and correct, and further represents and warrants to the Collateral Agent:

2.1                                 Title and Authority

The Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant the Security Interest and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Security Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

2.2                                 Filings

The Perfection Certificate has been duly prepared, completed and executed, and the information set forth therein is correct and complete in all material respects. Fully executed PPSA financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral (as and if required) have been filed in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favour of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the security interest may be perfected by filing, recording or registration in all the Provinces, other than Québec, and Territories of Canada (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.  A fully executed Canadian Patent, Industrial Design and Trademark Security Agreement, in the form attached as Annex 3 hereto, and a fully executed Copyright Security

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Agreement, in the form attached as Annex 4 hereto, covering its Canadian registered Patents, Canadian registered Industrial Designs, Canadian registered Trademarks and Canadian registered Copyrights (and applications for any of the foregoing) and Copyright Licenses, as applicable, have been delivered to the Collateral Agent for recording by any relevant offices of the Canadian Intellectual Property Office, as is necessary to protect the validity of and to establish a legal and valid security interest in favour of the Collateral Agent (for the benefit of the Credit Parties) in respect of all Collateral consisting of Intellectual Property in which a security interest may be perfected by filing, recording or registration in Canada (or any Province or Territory thereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Intellectual Property acquired or developed after the date hereof).

2.3                                 Validity and Priority of Security Interest

The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Secured Obligations, (b) subject to the filings described in Section 2.2 above, a perfected security interest in all of the Collateral, to the extent that perfection of the security interest can be achieved by filings or recordings and (c) subject to the obtaining of “control”, a perfected security interest in all the Collateral, to the extent that perfection of the security interest in such Collateral is required by the terms hereof or the Credit Agreement and may only be accomplished through “control”. The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement and which have priority by operation of law.

2.4                                 Absence of Other Liens

The Collateral is owned by the Grantor free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement. Except as provided herein and in the Credit Agreement or disclosed in the Perfection Certificate, the Grantor has not filed or consented to the filing of (a) a registration application, financing statement or analogous document under the Civil Code of Québec, the PPSA (or any successor statute) or similar legislation of any other jurisdiction, the Uniform Commercial Code, or any other applicable law covering any Collateral, (b) any assignment or hypothecation in which the Grantor assigns or hypothecates any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office, the United States Copyright Office or the Canadian Intellectual Property Office, or (c) any assignment or hypothecation in which the Grantor assigns or hypothecates any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which registration application, financing statement or analogous document, assignment, hypothecation, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.2 of the Credit Agreement.

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2.5                                 Bailees, Warehousemen, Etc.

Except as otherwise disclosed in the Perfection Certificate, no Inventory or Equipment of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party and none shall hereafter be placed under such care, custody, storage, or entrustment except for Equipment and Inventory (i) out for repair or replacement in the ordinary course of business, (ii) being shipped, or in-transit, from a supplier or to a customer or between suppliers, in the ordinary course of business or (iii) in the possession of suppliers, subcontractors and licensees, in the ordinary course of business, unless the applicable Grantor complies with Section 3.1(c) below.

2.6                                 Intellectual Property

Schedule 2 hereto sets forth, as of the date hereof, (i) all of each Grantor’s registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by any Grantor, (ii) all of each Grantor’s registered Industrial Designs and Industrial Design applications, including the name of the registered owner, registration or application number and the expiration date (if already registered) of each such Industrial Design and Industrial Design application owned by any Grantor, (iii) all of each Grantor’s registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by any Grantor and (iv) all of each Grantor’s registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by any Grantor.

2.7                                 Pledged Collateral

(a)                                  Each Grantor is the holder of record and the legal and beneficial owner, free and clear of all Liens other than the Security Interest granted to the Collateral Agent for the benefit of the Secured Parties hereunder and Liens permitted by Section 6.2 of the Credit Agreement, of the Pledged Collateral indicated on Schedule 3 as being owned by such Grantor and any Pledged Collateral owned by such Grantor and acquired after the Effective Date.  Except as otherwise disclosed on Schedule 3 attached hereto or the Perfection Certificate attached hereto, no amounts payable under or in connection with any of the Collateral are evidenced by any instruments or chattel paper as of the Effective Date.

(b)                                 All of the Pledged Collateral constituting Pledged Interests is duly authorized, validly issued, fully paid and nonassessable (provided that Pledged Interests which are ULC Shares will be assessable in accordance with the provisions of the Companies Act (Nova Scotia)) and such Pledged Interests constitute or will constitute the percentage of the issued and outstanding Equity Interests of the Pledged Companies of each applicable Grantor identified on Schedule 3, any Pledged Collateral Addendum or any Supplement to this Agreement.  All of the Pledged Collateral constituting Pledged Notes is duly authorized, validly issued and delivered by the issuer of such Pledged Note and is the legal, valid and binding obligation of such issuer and such issuer is not in default thereunder.

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Each Grantor has the right and requisite authority to pledge the Pledged Collateral pledged by such Grantor to the Collateral Agent as provided herein.

(c)                                  All actions necessary to perfect or establish the first priority of the Collateral Agent’s Liens (subject to Permitted Encumbrances which have priority by operation of law or as provided in the Intercreditor Agreement) in the Pledged Collateral, and the proceeds thereof, have been duly taken, (A) upon the execution and delivery of this Security Agreement; (B)(i) upon the taking of possession by the Collateral Agent of any certificates constituting the Pledged Interests, to the extent such Pledged Interests are represented by certificates, together with undated powers endorsed in blank by the applicable Grantor and (ii) upon the taking of possession by the Collateral Agent of any promissory notes constituting the Pledged Notes, together with undated powers endorsed in blank by the applicable Grantor; and (C) upon the filing of PPSA financing statements in the applicable jurisdiction for such Grantor with respect to the Pledged Interests of such Grantor that are not represented by certificates.  Each Grantor has delivered to and deposited with the Collateral Agent (or, with respect to any Pledged Collateral created or obtained after the Effective Date, will deliver and deposit in accordance with Section 3.13 hereof) all certificates representing the Pledged Interests owned by such Grantor to the extent such Pledged Interests are represented by certificates, all promissory notes representing the Pledged Notes owned by such Grantor, and undated powers endorsed in blank with respect to such certificates or promissory notes.

(d)                                 None of the Pledged Collateral owned or held by such Grantor has been issued or transferred in violation of any securities registration, securities disclosure, or similar laws of any jurisdiction to which such issuance or transfer may be subject.

2.8                                 Nature of Certain Consignment Filings

Each of the Liens and other filings set forth on Schedule 6.2 of the Credit Agreement which purports to cover goods delivered to a Grantor on a consignment basis (a) evidences arrangements entered into with such Grantor and its trade vendors in the ordinary course of business, intended by such Grantor and vendor to be a “true” consignment, (b) does not encumber any assets of such Grantor other than the consigned goods to which its relates and the proceeds thereof, to the extent owing to the vendor and (c) secures solely the obligation of such Grantor to either return such consigned goods or pay the purchase price for such consigned goods, in each case, pursuant to a written consignment agreement on terms substantially similar to those set forth in the Grantors’ standard form of consignment agreement as in effect on or about the Effective Date (with the exception of any such Liens and other filings made by any trade vendors in connection with or relating to that certain Amendment to Existing Agreements dated as of March 3, 2010 by and among Zale Delaware, Inc., TXDC, L.P., Rosy Blue Jewelry, Inc. and Rosy Blue, Inc., relating to consigned goods for such Grantors’ 2010 Spring season), a copy of which has been provided to the Collateral Agent.

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SECTION 3 — COVENANTS OF THE GRANTORS

Each Grantor covenants and agrees with the Collateral Agent that so long as there shall remain any Secured Obligations:

3.1                                 Change of Name; Location of Collateral; Records; Place of Business

(a)                                  Each Grantor agrees to furnish to the Collateral Agent (i) prompt written notice of any change in (A) any Grantor’s trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any office in which it maintains books or records relating to Collateral owned by it and having a value in excess of $1,000,000 or any office or facility at which Collateral owned by it and having a value in excess of $1,000,000 is located (including the establishment of any such new office or facility), other than, in each case, (I) retail store locations or (II) Equipment and Inventory (1) out for repair or replacement in the ordinary course of business, (2) being shipped, or in transit, from a supplier or to a customer or between suppliers, in the ordinary course of business or (3) in the possession of suppliers, subcontractors and licensees, in the ordinary course of business, or (C) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent’s Security Interest therein, and (ii) (x) 30 days prior written notice of any change in (A) any Grantor’s corporate or partnership name or the location of any Grantor’s chief executive office or its principal place of business, (B) any Grantor’s identity or corporate or partnership structure, and (y) prior written notice of any Grantor’s jurisdiction of incorporation, amalgamation or formation, Federal Taxpayer Identification Number or organizational number or similar taxation identification or organizational number.  Each Grantor also agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed, or lost, stolen or otherwise unaccounted for.  Each Grantor acknowledges and agrees that, except as disclosed on the Perfection Certificate, it does not currently, nor will it in the future, have any assets that constitute Collateral located in the United States.

(b)                                 Each Grantor agrees to maintain, or cause to be maintained, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral.

(c)                                  Each Grantor agrees that, to the extent it acquires any additional leased warehouses or distribution centers after the Effective Date, the Grantors shall provide the Collateral Agent with prompt notice thereof, and shall obtain a waiver and collateral access agreement in form and substance reasonably satisfactory to the Collateral Agent.

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3.2                                 Periodic Certification

Each Grantor shall deliver to the Collateral Agent, at least thirty (30) days prior to setting up a location in the Province of Québec in which it intends on maintaining tangible property, a deed of movable hypothec in form and substance and on terms and conditions reasonably satisfactory to the Collateral Agent which has been published in each governmental, municipal or other appropriate office in the Province of Québec to the extent necessary to protect, perfect and set-up the security interest and hypothec.

Without limiting the scope of the foregoing, each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.1 of the Credit Agreement, each Grantor shall deliver, or cause to be delivered, to the Collateral Agent a certificate executed by a Financial Officer of such Grantor confirming that there has been no change in the information contained in the Perfection Certificate since the date of the Perfection Certificate delivered on the date hereof or the date of the most recent certificate delivered pursuant to this Section 3.2 or, if any such change has occurred specifying such revised information.

3.3                                 Protection of Security

Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.2 of the Credit Agreement.

3.4                                 Further Assurances

Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be filed all such further instruments and documents and to take all such actions as the Collateral Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby or the validity or priority of such Security Interest, including the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith, as well as causing the Collateral Agent to have “control” (as defined in the STA) of any such Collateral to the extent required perfection is required under this Agreement and can only be accomplished through Control.  If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, document, draft, chattel paper, or other instrument in an amount in excess of $1,000,000, such note, document, draft, chattel paper, or other Instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

3.5                                 Taxes; Encumbrances

The Collateral Agent may, at its option, discharge past due taxes, assessments, charges, fees or Liens (other than Liens permitted under the Credit Agreement), at any time levied or placed on the Collateral, and may take any other action which the Collateral Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do

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so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided that, so long as no Event of Default shall have occurred and be continuing, if such taxes, assessments, charges, fees or Liens are being contested in good faith and by appropriate proceedings by such Grantor, the Collateral Agent shall consult with such Grantor before making any such payment or taking any such action; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except to the extent that any liability on account of any such action resulted from the gross negligence, bad faith or breach of the contractual obligations of the Collateral Agent; provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from any Grantor’s failure to have made such payments or taken such action.  Nothing in this Section 3.5 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

3.6                                 Assignment of Security Interest

(a)                                  If at any time any Grantor shall take a security interest in any property of an account debtor or any other Person to secure payment and performance of an Account Receivable and the property securing payment and performance of the Account Receivable has a value in excess of $1,000,000, such Grantor shall promptly assign such security interest to the Collateral Agent.  Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of, and transferees from, the account debtor or other Person granting the security interest.

(b)                                 To the extent that any Grantor is a beneficiary under any written letter of credit relating to the Collateral in an amount in excess of $1,000,000 now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Collateral Agent.  The Collateral Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Collateral Agent’s reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Collateral Agent’s perfected security interest in such Grantor’s rights to proceeds of such letter of credit or in the actual proceeds of such drawing.  At the Collateral Agent’s request, such Grantor shall, for any letter of credit relating to the Collateral in an amount in excess of $1,000,000, whether or not written, now or hereafter issued in favour of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favour of the Collateral Agent and satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Collateral Agent.

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3.7                                 Continuing Obligations of the Grantors

Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, except where the failure to do so would not have a Material Adverse Effect, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

3.8                                 Use and Disposition of the Collateral

None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant “control” (as defined in the STA) over any Collateral to any Person, except as expressly permitted by Section 6.2 of the Credit Agreement.  Except as expressly permitted in the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral, and each Grantor shall remain at all times in possession of the Collateral owned by it, except that the Grantors may use and dispose of the Collateral in any lawful manner permitted by the terms of and not otherwise inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document.

3.9                                 Limitation on Modification of Accounts

No Grantor shall, without the Collateral Agent’s prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

3.10                           Insurance

Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent (and attorney-in-fact), exercisable after the occurrence and during the continuance of any Event of Default, for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto.  In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable.  All sums disbursed by the Collateral Agent in connection with this Section 3.10, including

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reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Secured Obligations secured hereby.

3.11                           Legend

At the request of the Collateral Agent if an Event of Default shall occur and be continuing, each Grantor shall legend, in form and manner satisfactory to the Collateral Agent, its Accounts Receivable and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

3.12                           Intellectual Property

(a)                                  Each Grantor agrees that it will not do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees and sub-licensees from doing any act or omitting to do any act) whereby any Patent or Industrial Design may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent or Industrial Design that is material to the conduct of such Grantor’s business with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(b)                                 Each Grantor (either itself or through its licensees or its sublicensees) will, for each Material Trademark, (i) maintain such Material Trademark in full force free from any claim of abandonment or invalidity for non use, (ii) maintain the quality of products and services offered under such Material Trademark including where applicable policing the use of such Material Trademarks by its licensees and sublicensees, (iii) display such Material Trademark with notice of registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Material Trademark in violation of any third party rights.

(c)                                  Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by a Copyright material to the conduct of such Grantor’s business, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(d)                                 Each Grantor shall notify the Collateral Agent promptly if it knows or has reason to know that any Material Trademark or any Patent, Copyright or Industrial Design material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any materially adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the Canadian Intellectual Property Office or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Material Trademark, Copyright or Industrial Design material to the conduct of its business, its right to register the same, or its right to keep and maintain the same.

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(e)                                  At the time of delivery of quarterly financial statements with respect to each Fiscal Quarter pursuant to Section 5.1(b) of the Credit Agreement, each Grantor shall inform the Collateral Agent of any application for any Patent, Trademark, Copyright or Industrial Design (or any registration of any Patent, Trademark, Copyright or Industrial Design) such Grantor has filed with the Canadian Intellectual Property Office or any office or agency in any political subdivision of the Canada or in any other country or any political subdivision thereof or any Copyright License for which such Grantor has become the licensee, in each case, during such Fiscal Quarter, and, upon request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s Security Interest in any of the foregoing, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(f)                                    Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the Canadian Intellectual Property Office or any office or agency in any political subdivision of the Canada or in any other country or any political subdivision thereof, to maintain and pursue each application relating to Material Trademarks and each material application relating to the Patents and/or Copyrights and/or Industrial Designs (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of Copyrights and/or Industrial Designs that is material to the conduct of any Grantor’s business and each registration of Material Trademarks, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancelation proceedings against third parties.

(g)                                 In the event that any Grantor has reason to believe that any Collateral consisting of a Patent, Copyright or Industrial Design material to the conduct of any Grantor’s business or a Material Trademark has been or is likely to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and shall, if consistent with reasonable business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.  Each Grantor further agrees not to abandon any Material Trademark or any Patent, Copyright, Industrial Design or Copyright License that in such Grantor’s reasonable business judgment is material to the operation of such Grantor’s business without the prior written consent of the Collateral Agent.

(h)                                 Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License, Industrial Design licence or Material Trademark License under which such Grantor is a licensee to effect the

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assignment of all such Grantor’s right, title and interest thereunder to the Collateral Agent or its designee.

(i)                                     Without limiting the generality of any of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule 2 or adding additional schedules hereto to identify specifically any asset or item that may constitute Copyrights, Copyright Licenses, Patents and/or Industrial Designs or Material Trademarks; provided that any Grantor shall within ten (10) days after it has been notified by the Collateral Agent of the specific identification of such Collateral, advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral.

3.13                           Pledged Collateral

Subject to the Intercreditor Agreement:

(a)                                  If any Grantor acquires Collateral consisting of chattel paper, instruments or negotiable documents of title (collectively, “Negotiable Collateral”), such Grantor shall, immediately upon receipt thereof, deliver to the Collateral Agent the Negotiable Collateral and shall, at the request of the Lender (i) endorse the same for transfer in blank or as the Collateral Agent may direct, (ii) cause any transfer to be registered wherever, in the opinion of the Lender, such registration may be required or advisable, and (iii) deliver to the Collateral Agent any and all consents or other documents which may be necessary or desirable to transfer the Negotiable Collateral.

(b)                                 Each Grantor shall not cause or permit any Person other than the Collateral Agent to have control (as defined in the STA) of any investment property constituting part of the Collateral, other than control in favour of a depositary bank or securities intermediary which has subordinated its lien to the lien of the Collateral Agent pursuant to documentation in form and substance satisfactory to the Collateral Agent.

(c)                                  Provided no Event of Default has occurred and is continuing, any Grantor has the right to exercise all voting, consensual and other powers of ownership pertaining to Collateral which is investment property (the “Pledged Investment Property”) for all purposes not inconsistent with the terms of this Security Agreement and each Grantor agrees that it will not vote the Pledged Investment Property in any manner that is inconsistent with such terms.

(d)                                 Provided no Event of Default has occurred and is continuing, any Grantor may receive and retain any dividends, distributions or proceeds on the Pledged Investment Property.

(e)                                  If an Event of Default has occurred and is continuing, whether or not the Collateral Agent exercises any right to declare any Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this security agreement or otherwise, all dividends and other distributions on the Pledged Investment Property shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, and, if the Collateral Agent so requests

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in writing, the Corporation will execute and deliver to the Collateral Agent any instruments or other documents necessary or desirable to ensure that the Pledged Investment Property is paid directly to the Collateral Agent.

(f)                                    With respect to (i) the securities accounts (other than securities accounts with an aggregate value of less than $10,000) and (ii) any Collateral that constitutes a security entitlement as to which the financial institution acting as Collateral Agent hereunder is not the securities intermediary, the relevant Grantor will cause the securities intermediary with respect to each such account or security entitlement to enter into a control agreement, such agreement to be in form and substance reasonably satisfactory to the applicable Grantor and the Collateral Agent (which agreement may also be for the benefit of the agent for the Term Loan); provided that the Collateral Agent will not exercise exclusive control over such accounts except after a Cash Control Event; provided further that no Grantor shall be required to take the foregoing actions with respect to any securities account until the later of (A) sixty (60) days after the Effective Date and (B) in the case of securities accounts opened after the Effective Date, at the time of establishment of such securities account (or, in each case, such later date as the Collateral Agent shall in its reasonable discretion agree).

3.14                           Payment

Each Grantor will pay duly and punctually all sums of money owed by it to the Collateral Agent or any other Secured Party under this Security Agreement at the times and places and in the manner provided for herein, the Credit Agreement or any other Loan Document, as applicable.

3.15                           Credit Agreement

Each Grantor acknowledges having reviewed the covenants contained in the Credit Agreement which relate to such Grantor and its business, and hereby covenants and agrees to observe and perform all covenants provided for in the Credit Agreement which relate to it and to do all things necessary or appropriate to ensure that it is in compliance with such covenants at all times.

SECTION 4 — COLLECTIONS

4.1                                 Collections

(a)                                  Each Grantor shall at all times comply with the Cash Receipts provisions of Section 2.21 of the Credit Agreement including, without limitation, after the occurrence and during the continuation of an Event of Default or Cash Control Event, the provisions of Section 2.21(f) causing the sweep on each Business Day of all Cash Receipts into the Collection Account.

(b)                                 Without the prior written consent of the Collateral Agent, no Grantor shall modify or amend the instructions pursuant to any of the Credit Card Notifications or the Blocked Account Agreements.  So long as no Event of Default or Cash Control

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Event has occurred and is then continuing, each Grantor shall have sole control over the manner of disposition of the funds in the Accounts (except for the Collection Account), for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may, at the option of the Collateral Agent, be terminated upon the occurrence and during the continuance of any Event of Default or Cash Control Event in accordance with Section 2.21 of the Credit Agreement.

4.2                                 Power of Attorney

(a)                                  Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor’s true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor’s name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 1.1 of this Security Agreement, (b) upon the occurrence and during the continuance of an Event of Default or Cash Control Event or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 4.1 of this Security Agreement, (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (iii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; and (c) upon the occurrence and during the continuance of an Event of Default or as otherwise permitted in the Credit Agreement (i) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (ii) to sign the name of any Grantor on any notice to such Grantor’s account debtors; (iii) to sign the name of any Grantor on any proof of claim in bankruptcy against account debtors; (iv) to the extent relating to the Collateral, to sign change of address forms to change the address to which each Grantor’s mail is to be sent to such address as the Collateral Agent shall designate; (v) to receive and open each Grantor’s mail, remove any proceeds of Collateral therefrom and turn over the balance of such mail either to any of the Grantors or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail; (vi) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (vii) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (viii) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker’s acceptance of which any Grantor is a beneficiary; (ix) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any

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Grantor; (x) to use, license, or transfer, for the purposes permitted by Section 6 hereof, any or all Intangibles of any Grantor, provided that the Collateral Agent’s use of such Intangibles will comply with all applicable law; and (xi) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Security Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice.  It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable.

(b)                                 Notwithstanding the provisions of Section 4.2, the power of the Collateral Agent to act in any name other than the name of a Grantor shall not apply to any Pledged Collateral that is ULC Shares.

4.3                                 No Obligation to Act

The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 4.2 hereof, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act which constitutes gross negligence, bad faith, or breach of the contractual obligations of the Collateral Agent. The provisions of Section 4.2 hereof shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise

SECTION 5 — DEFAULT

Each Grantor agrees that, upon the occurrence and during the continuance of an Event of Default, the security interests hereby constituted shall become enforceable and the Collateral Agent shall be entitled to exercise and enforce any or all of the remedies herein provided or which may otherwise be available to the Collateral Agent by statute, at law or in equity and all amounts secured hereby shall immediately be paid to the Collateral Agent (for itself and on behalf of the Secured Parties) by such Grantor.

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SECTION 6 — REMEDIES ON DEFAULT

If the security interests hereby constituted become enforceable, the Collateral Agent shall have, in addition to any other rights, remedies and powers which it may have at law, in equity or under the PPSA, the Civil Code of Quebec (the “CCQ”) or the Uniform Commercial Code (the “Code”) (whether or not the CCQ or the Code applies to the affected Collateral), the following rights, remedies and powers:

6.1                                 Power of Entry

Each Grantor shall forthwith upon demand assemble and deliver to the Collateral Agent possession of all of the Collateral at such place as may be specified by the Collateral Agent. The Collateral Agent may take such steps as it considers necessary or desirable to obtain possession of all or any part of the Collateral and, to that end, each Grantor agrees that the Collateral Agent, its servants or agents or Receiver (as hereinafter defined) may, at any time, during the day or night, enter upon lands and premises where the Collateral may be found for the purpose of taking possession of and/or removing the Collateral or any part thereof. In the event of the Collateral Agent taking possession of the Collateral, or any part thereof, the Collateral Agent shall have the right to maintain the same upon the premises on which the Collateral may then be situate.

6.2                                 Power of Sale

The Collateral Agent may sell, lease or otherwise dispose of all or any part of the Collateral, as a whole or in separate parcels, by public auction, private tender or by private contract, with or without notice, except as otherwise required by applicable law, with or without advertising and without any other formality, all of which are hereby waived by each Grantor. Such sale, lease or disposition shall be on such terms and conditions as to credit and otherwise and as to upset or reserve bid or price as the Collateral Agent, in its sole discretion, may deem advantageous. If such sale, transfer or disposition is made on credit or part cash and part credit, the Collateral Agent need only credit against the Secured Obligations the actual cash received at the time of the sale. Any payments made pursuant to any credit granted at the time of the sale shall be credited against the Secured Obligations as they are received. The Collateral Agent may buy in or rescind or vary any contract for sale of all or any of the Collateral and may reasonably resell without being answerable for any loss occasioned thereby. Any such sale, lease or disposition may take place whether or not the Collateral Agent has taken possession of the Collateral. The Collateral Agent may, before any such sale, lease or disposition, perform any commercially reasonable repair, processing or preparation for disposition and the amount so paid or expended shall be deemed advanced to the Grantors by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Security Agreement.

6.3                                 Validity of Sale

No person dealing with the Collateral Agent or its servants or agents shall be concerned to inquire whether the security hereby constituted has become enforceable, whether the powers which the Collateral Agent is purporting to exercise have become exercisable, whether any money remains due on the security of the Collateral, as to the necessity or expedience of the stipulations and conditions subject to which any sale, lease or disposition shall be made, otherwise as to the propriety or regularity of any sale or any other dealing by the Collateral

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Agent with the Collateral or to see to the application of any money paid to the Collateral Agent. In the absence of fraud on the part of such persons, such dealings shall be deemed, so far as regards the safety and protection of such person, to be within the powers hereby conferred and to be valid and effective accordingly.

6.4                                 Receiver-Manager

The Collateral Agent may, in addition to any other rights it may have, appoint by instrument in writing a receiver, an interim receiver or receiver and manager (each of which are herein called a “Receiver”) of all or any part of the Collateral or may institute proceedings in any court of competent jurisdiction for the appointment of such a Receiver. Any such Receiver is hereby given and shall have the same powers and rights and exclusions and limitations of liability as the Collateral Agent has under this Security Agreement, at law or in equity. In exercising any such powers, any such Receiver shall, to the extent permitted by law, act as and for all purposes shall be deemed to be the agent of the applicable Grantor and the Collateral Agent and the other Secured Parties shall not be responsible for any act or default of any such Receiver. The Collateral Agent may appoint one or more Receivers hereunder and may remove any such Receiver or Receivers and appoint another or others in his or their stead from time to time. Any Receiver so appointed may be an officer or employee of the Collateral Agent. A court need not appoint, ratify the appointment by the Collateral Agent of or otherwise supervise in any manner the actions of any Receiver. Upon a Grantor receiving notice from the Collateral Agent of the taking of possession of the Collateral or the appointment of a Receiver, all powers, functions, rights and privileges of each of the directors and officers of such Grantor with respect to the Collateral shall cease, unless specifically continued by the written consent of the Collateral Agent.

6.5                                 Carrying on Business

The Collateral Agent may carry on, or concur in the carrying on of, all or any part of the business or undertaking of each Grantor, may, to the exclusion of all others, including such Grantor and any other Grantor, enter upon, occupy and use all or any of the premises, buildings, plant and undertaking of or occupied or used by such Grantor and may use all or any of the tools, machinery, equipment and intangibles of such Grantor for such time as the Collateral Agent sees fit, free of charge, to carry on the business of such Grantor and, if applicable, to manufacture or complete the manufacture of any Inventory and to pack and ship the finished product.

6.6                                 Dealing with Collateral

The Collateral Agent may seize, collect, realize, dispose of, enforce, release to third parties or otherwise deal with the Collateral or any part thereof in such manner, upon such terms and conditions and at such time or times as may seem to it advisable, all of which without notice to any Grantor except as otherwise required by any applicable law. The Collateral Agent may demand, sue for and receive any Accounts Receivable with or without notice to any Grantor, give such receipts, discharges and extensions of time and make such compromises in respect of any Accounts Receivable which may, in the Collateral Agent’s absolute discretion, seem bad or doubtful. The Collateral Agent may charge on its own behalf and pay to others, sums for costs and expenses incurred including, without limitation, legal fees and expenses on a solicitor and his own client scale and Receivers’ and accounting fees, in or in connection with seizing, collecting, realizing, disposing, enforcing or otherwise dealing with the Collateral and in connection with the protection and enforcement of the rights of the Collateral Agent hereunder

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including, without limitation, in connection with advice with respect to any of the foregoing. The amount of such sums shall be deemed advanced to such Grantor by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Security Agreement.

6.7                                 Right to Use

For the purpose of enabling the Collateral Agent to exercise the Collateral Agent’s Rights and Remedies under Section 6 (including, without limitation, in order to take possession of, hold, preserve, process, assemble, prepare for sale, market for sale, sell or otherwise dispose of the Collateral) at such time as the Collateral Agent shall be lawfully entitled to exercise the Collateral Agent’s Rights and Remedies under Section 6, each Grantor hereby (i) grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, a royalty free, non-exclusive, irrevocable license, such license being with respect to the Collateral Agent’s exercise of the Collateral Agent’s Rights and Remedies under Section 6 including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory (a) to use, apply, and affix any Trademark, trade name, logo or the like in which such Grantor now or hereafter has rights, (b) to use, license or sublicense any Intellectual Property, computer software now owned, held or hereafter acquired by such Grantor, including in such license access to all media and to the extent to which any of the licensed items may be recorded or stored and to all such computer software programs and to the extent used for the compilation or print out thereof, provided that the Collateral Agent’s use of the property described in subclauses (a) and (b) above will comply with all applicable law, and (c) to use any and all furniture, fixtures and equipment contained in any premises owned or occupied by any Grantor in connection with the exercise of the Collateral Agent’s Rights and Remedies under Section 6, and (ii) without limiting the provisions of Section 6.1, above, agrees to provide the Collateral Agent and/or its agents with access to, and the right to use, any such premises owned or occupied by any Grantor.

6.8                                 Retention of Collateral

Upon notice to any Grantor and subject to any obligation to dispose of any of the Collateral, as provided in the PPSA, the Collateral Agent may elect to retain all or any part of the Collateral in satisfaction of the Secured Obligations or any of them.

6.9                                 Pay Encumbrances

The Collateral Agent may pay any encumbrance that may exist or be threatened against the Collateral. In addition, the Collateral Agent may borrow money, at standard commercial rates, required for the maintenance, preservation or protection of the Collateral or for the carrying on of the business or undertaking of any Grantor and may grant further security interests in the Collateral in priority to the security interest created hereby as security for the money so borrowed. In every such case the amounts so paid or borrowed together with costs, charges and expenses incurred in connection therewith shall be deemed to have been advanced to each Grantor by the Collateral Agent, shall become part of the Secured Obligations, shall bear interest at the highest rate per annum charged by the Collateral Agent on the Secured Obligations or any part thereof and shall be secured by this Security Agreement.

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6.10                           Application of Payments Against Secured Obligations

Any and all payments made in respect of the Secured Obligations from time to time and moneys realized on the Collateral may be applied to such part or parts of the Secured Obligations as the Collateral Agent may see fit, subject to the terms of the Credit Agreement. The Collateral Agent shall, at all times and from time to time, have the right to change any appropriation as it may see fit, subject to the terms of the Credit Agreement. Any insurance moneys received by the Collateral Agent pursuant to this Security Agreement may, at the option of the Collateral Agent, be applied to rebuilding or repairing the Collateral or be applied against the Secured Obligations in accordance with the provisions of this Section.

6.11                           Set-Off

The Secured Obligations will be paid by each Grantor without regard to any equities between such Grantor and the Collateral Agent and/or any other Secured Party or any right of set-off or cross-claim. Any indebtedness owing by the Collateral Agent and/or any other Secured Party to any Grantor may be set off and applied by the Collateral Agent against the Secured Obligations at any time or from time to time either before or after maturity, without demand upon or notice to anyone.

6.12                           Deficiency

If the proceeds of the realization of the Collateral are insufficient to repay the Collateral Agent and the other Secured Parties all moneys due to them, each Grantor shall forthwith pay or cause to be paid to the Collateral Agent (either for itself or on behalf of the Secured Parties) such deficiency.

6.13                           Collateral Agent Not Liable

Neither the Collateral Agent nor any of the other Secured Parties shall be liable or accountable for any failure to seize, collect, realize, dispose of, enforce or otherwise deal with the Collateral. The Collateral Agent and the other Secured Parties shall not be bound to institute proceedings for any such purposes or for the purpose of preserving any rights of the Collateral Agent, any Grantor or any other person, firm or corporation in respect of the Collateral and shall not be liable or responsible for any loss, cost or damage whatsoever which may arise in respect of any such failure including, without limitation, resulting from the negligence of the Collateral Agent or any of its officers, servants, agents, solicitors, attorneys, Receivers or otherwise other than for any loss, cost or damage arising as a result of any such person’s wilful misconduct or gross negligence. Neither the Collateral Agent nor any of the other Secured Parties, nor their respective officers, servants, agents or Receivers shall be liable by reason of any entry into possession of the Collateral or any part thereof, to account as a mortgagee in possession, for anything except actual receipts, for any loss on realization, for any act or omission for which a mortgagee in possession might be liable, for any negligence in the carrying on or occupation of the business or undertaking of any Grantor as provided in Section 6.5 or for any loss, cost, damage or expense whatsoever which may arise in respect of any such actions, omissions or negligence other than for any loss, cost or damage arising as a result of any such person’s wilful misconduct or gross negligence.

6.14                           Extensions of Time

The Collateral Agent and any of the other Secured Parties may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant releases and

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discharges, perfect or fail to perfect any securities, release any part of the Collateral to third parties and otherwise deal or fail to deal with any Grantor, debtors of any Grantor, guarantors, sureties and others and with the Collateral and other securities as the Collateral Agent may see fit, all without prejudice to the liability of any Grantor to the Collateral Agent and the other Secured Parties or the Collateral Agent’s and the other Secured Parties’ rights and powers under this Security Agreement.

6.15                           Rights in Addition

The rights and powers conferred by this Section 6 are in supplement of and in addition to and not in substitution for any other rights or powers the Collateral Agent may have from time to time under this Security Agreement or under applicable law. The Collateral Agent may proceed by way of any action, suit, remedy or other proceeding at law or in equity and no such remedy for the enforcement of the rights of the Collateral Agent shall be exclusive of or dependent on any other such remedy. Any one or more of such remedies may from time to time be exercised separately or in combination.

6.16                           Voting Rights

(a)                                  So long as no Event of Default shall have occurred and be continuing:

(i)                                     Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral of such Grantor or any part thereof for any purpose.  For so long as any Grantor shall have the right to vote the Pledged Interests of such Grantor, such Grantor covenants and agrees that it will not, without the prior written consent of the Collateral Agent, vote or take any consensual action with respect to the Pledged Interests which would materially affect the rights of the Collateral Agent, any other Secured Party or the value of the Pledged Interests.  The Collateral Agent shall execute and deliver to each Grantor, or cause to be executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to this Section 6.16(a)(i).

(ii)                                  Each Grantor shall be entitled to receive and retain any and all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Collateral, from time to time received, receivable or otherwise distributed to such Grantor in respect of or in exchange for any or all of the Pledged Collateral (any of the foregoing, a “Distribution” and collectively the “Distributions”) paid in respect of the Pledged Collateral of such Grantor to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all Distributions paid or payable other than in cash (other than in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital,

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capital surplus or paid in surplus) in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, shall be, and, subject to the limitations in the definition of “Collateral”, be promptly delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by such Grantor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Grantor and be promptly delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(b)                                 Upon the occurrence and during the continuance of an Event of Default:

(i)                                     All rights of each Grantor (x) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 6.16(a)(i) shall automatically cease and (y) to receive Distributions that it would otherwise be authorized to receive and retain pursuant to 6.16(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends, interest and other distributions; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights.  Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this Section 6.16(b)(i) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of the Credit Agreement.  After all Events of Default have been cured or waived and the Borrowers have delivered to the Collateral Agent a certificate to that effect, the Collateral Agent shall promptly repay to each Grantor (without interest) all dividends or interest that such Grantor would otherwise be permitted to retain pursuant to the terms of this Section 6.16 and that remain in such account.

(ii)                                  All Distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 6.16(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be promptly paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

(c)                                  This Section 6.16 shall not apply to any Pledged Collateral that is ULC Shares or to any Distributions that are paid in respect of ULC Shares

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6.17                           ULC Shares

(a)                                  Notwithstanding any provisions to the contrary contained in this Security Agreement or any other document or agreement among all or some of the parties hereto, each Grantor that is the registered and beneficial owner of any Pledged Collateral which are ULC Shares (“ULC Pledgor”) will remain so until such time as such ULC Shares are effectively transferred into the name of the Collateral Agent, any Secured Party or any other Person on the books and records of such ULC.  Accordingly, each ULC Pledgor shall be entitled to receive and retain for its own account any Distribution in respect of such Pledged Collateral (except insofar as such ULC Pledgor has granted a security interest in such Distribution, and any shares which are Pledged Collateral shall be delivered to the Collateral Agent to hold as Pledged Collateral hereunder) and shall have the right to vote such Pledged Collateral and to control the direction, management and policies of the applicable ULC issuer to the same extent as such ULC Pledgor would if such Pledged Collateral were not pledged to the Collateral Agent (for its own benefit and for the benefit of the Credit Parties) pursuant hereto.  Nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto is intended to, and nothing in this Security Agreement or any other document or agreement among all or some of the parties hereto shall constitute, the Collateral Agent, any Secured Party or any other Person other than a ULC Pledgor a member of a ULC for the purposes of the Companies Act (Nova Scotia) until such time as notice is given to such ULC Pledgor and further steps are taken pursuant hereto or thereto so as to register the Collateral Agent, any Secured Party or any other Person as holder of the applicable ULC Shares.  To the extent any provision hereof would have the effect of constituting the Collateral Agent or any Secured Party as a member of any ULC prior to such time, such provision shall be severed therefrom and shall be ineffective with respect to Pledged Collateral which are ULC Shares without otherwise invalidating or rendering unenforceable this Security Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Pledged Collateral which are not ULC Shares.

(b)                                 Except upon the exercise of rights to sell, transfer or otherwise dispose of the Pledged Collateral issued by a ULC following the occurrence of an Event of Default pursuant to Section 6, no ULC Pledgor shall cause or permit, or enable any ULC in which they hold ULC Shares to cause or permit, the Collateral Agent or any other Secured Party to:  (a) be registered as shareholder or member of such ULC; (b) accept or request stock powers of attorney in respect of such Person endorsed or assigned in favour of the Collateral Agent or other Secured Party; (c) have any notation entered in its favour in the share register of such ULC; (d) be held out as a shareholder or member of such ULC; (e) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of the Collateral Agent or any other Secured Party holding a security interest in such ULC; or (f) to act as a shareholder or member of such ULC, or exercise any rights of a shareholder or member including the right to attend a meeting of, or to vote the shares of, such ULC.

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SECTION 7 — PERFECTION OF SECURITY INTEREST

7.1           Perfection by Filing.

Each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Section 1 and Section 4.2, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall deem appropriate, and the Grantors shall pay the Collateral Agent’s reasonable costs and expenses incurred in connection therewith.  Each Grantor hereby further agrees that, where applicable, a carbon, photographic, or other reproduction of this Security Agreement shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

7.2           Other Perfection, etc.

The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain “control” (as defined in the STA) of any Deposit Accounts, securities accounts, Concentration Accounts, Letter-of-Credit Rights, investment property, or electronic chattel paper, with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent (and which may also be for the benefit of the agent for the Term Loan), and (c) otherwise to insure the continued perfection of the Collateral Agent’s Security Interest in any of the Collateral with the priority described in Section 2.3 and of the preservation of its rights therein. The Grantors acknowledge that notwithstanding anything to the contrary contained therein, the Blocked Account Agreements, Credit Card Notifications, and landlord waivers and consents previously executed and delivered to, or for the benefit of, the Collateral Agent shall remain in full force and effect until all Secured Obligations (including, without limitation, on account of the obligations owed by the Facility Guarantors under the Facility Guarantor Security Documents) are paid in full, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner reasonably satisfactory to the Issuing Banks and the Collateral Agent, and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, and any Obligations related to Letters of Credit, Cash Management Services or Bank Products have been fully cash collateralized in a manner reasonably satisfactory to the respective Lender to whom such Obligations are owed.

7.3           Savings Clause.

Nothing contained in this Section 7 shall be construed to narrow the scope of the Collateral Agent’s Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent’s Rights and Remedies (as hereinafter defined) hereunder except (and then only to the extent) as mandated by the PPSA.

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SECTION 8 — GENERAL

8.1           Notices

All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.1 of the Credit Agreement.

8.2           Security Interest Absolute

All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this SecurityAgreement.

8.3           Suretyship Waivers by Grantors

The Grantors waive demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect to both the Secured Obligations and the Collateral, each Grantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of or failure to perfect any security interest in any Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Collateral Agent may deem advisable.  The Collateral Agent shall have no duty as to the collection or protection of the Collateral or any income therefrom, the preservation of rights against prior parties, or the preservation of any rights pertaining thereto.  Each of the Grantors further waives any and all other suretyship defenses.

8.4           Marshalling

Neither the Collateral Agent nor any Lender shall be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of the rights and remedies of the Collateral Agent or any Lender hereunder and of the Collateral Agent or any Lender in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising.  To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshalling of

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collateral which might cause delay in or impede the enforcement of the Collateral Agent’s Rights and Remedies under this Security Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

8.5           Survival of Agreement

All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Security Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, and shall continue in full force and effect subject to the provisions of Section 9.6 of the Credit Agreement and as long as the Secured Obligations are outstanding and unpaid or the Letter of Credit Outstandings do not equal zero, or are not fully cash collateralized in a manner satisfactory to the Issuing Banks and the Collateral Agent, and as long as the Commitments have not expired or terminated.

8.6           Binding Effect; Several Agreement; Assignments

Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (subject to the provisions of the Credit Agreement), and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns.  This Security Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.  This Security Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

8.7           Collateral Agent’s Fees and Expenses; Indemnification

(a)           Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors agree to pay all reasonable out-of-pocket expenses reasonably incurred by the Collateral Agent, including the reasonable and documented fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Security Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent’s Rights and Remedies

33

hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof

(b)           Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors agree to indemnify each Secured Party and their respective Affiliates (each such Person being called an “Indemnitee”), and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery or performance of this Security Agreement or any other Loan Document, the performance by any Grantor of its obligations under this Security Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence, willful misconduct, bad faith or breach of the contractual obligations of such Indemnitee or any Affiliate of such Indemnitee or with respect to a claim by one Indemnified Party against another Indemnified Party.

(c)           Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby and by the other Security Documents. All amounts due under this Section 8.7 shall be payable on written demand therefor.

8.8           Governing Law

This Security Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein, except as required by mandatory provisions of law.

8.9           Waivers; Amendment.

(a)           The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the “Collateral Agent’s Rights and Remedies”) shall be cumulative and not exclusive of any rights or remedies which it would otherwise have.  No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent’s Rights and Remedies shall operate as, or constitute, a waiver thereof.  No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement.  No single or partial exercise of any of the Collateral Agent’s Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other

34

or further exercise of the Collateral Agent’s Rights and Remedies.  No waiver by the Collateral Agent of any of the Collateral Agent’s Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver.  The Collateral Agent’s Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent’s Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Secured Obligations.  No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.2 of the Credit Agreement

8.10         Severability

In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

8.11         Counterparts.

This Security Agreement may be executed in two or more counterparts (and by different parties on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single contract. Delivery of an executed counterpart of a signature page to this Security Agreement by telecopy, facsimile or other electronic image scan transmission (e.g. “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart to this Security Agreement.

8.12         Sections and Headings

Article and Section headings used herein are for the purpose of reference only, are not part of this Security Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

8.13         Jurisdiction

(a)           Each Grantor agrees that any suit for the enforcement of this Security Agreement may be brought in the courts of the Province of Ontario and consent to the non-

35

exclusive jurisdiction of such courts. Each Grantor hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum.

(b)           Each party to this Security Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Security Agreement or any other Loan Document will affect the right of any party to this Security Agreement to serve process in any other manner permitted by law.

8.14         Termination; Release of Collateral

(a)           (a)           Upon any disposition of Collateral in connection with any disposition permitted under the Credit Agreement or any other Loan Document (other than a sale or transfer to a Grantor), or upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 9.2 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

(b)           Except for those provisions which expressly survive the termination thereof, the Credit Agreement, this Security Agreement and the security interest shall, subject to Section 9.6 of the Credit Agreement, terminate when all the Secured Obligations (other than any of the Secured Obligations which are not Loan Agreement Obligations, and which are not then due and owing) have been paid in full, the Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner reasonably satisfactory to the Issuing Banks and the Collateral Agent, and the Issuing Banks have no further obligation to issue Letters of Credit under the Credit Agreement, and any Obligations related to Letters of Credit, Cash Management Services or Bank Products have been fully cash collateralized in a manner reasonably satisfactory to the respective Lender to whom such Obligations are owed, at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all PPSA discharges, releases and similar documents that the Grantors shall reasonably request to evidence such termination. Any execution and delivery of discharges or documents pursuant to this Section 8.14 shall be without recourse to, or warranty by, the Collateral Agent; provided, however, that the Credit Agreement, this Security Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Grantor; and provided further that the Security Interest granted herein shall not terminate as to any indemnification obligation of any Grantor which expressly survives the termination of the Credit Agreement and this Security Agreement, including, without limitation, the obligations of the Grantors set forth in Section 9.3 of the Credit Agreement and the obligations of the Grantors set forth in Section 8.7 of this Agreement (in each case with respect to obligations other than contingent obligations with respect to then unasserted claims) unless such obligations have been cash collateralized or otherwise provided for to the

36

satisfaction of the Collateral Agent.  Any execution and delivery of discharges or other documents pursuant to this Section 8.14 shall be at the expense of the Grantors and without recourse to, or warranty by, the Collateral Agent or any other Secured Party.

8.15         Additional Grantors

Pursuant to Section 5.13 of the Credit Agreement, the Grantors shall each cause any new direct or indirect Subsidiary (other than an Excluded Subsidiary) of any Grantor incorporated, formed or becoming resident in Canada to enter into this Security Agreement as a Grantor.  Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 1 hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein.  The execution and delivery of any such instrument shall not require the consent of any other Loan Party hereunder.  The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Loan Party as a party to this Security Agreement.

8.16         Intercreditor Agreement

Notwithstanding anything herein to the contrary, the Lien and Security Interest granted pursuant to this Security Agreement and the exercise of any right or remedy hereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Security Agreement, the terms of the Intercreditor Agreement shall govern and control. Without limiting the generality of the foregoing, and notwithstanding anything herein to the contrary, all rights and remedies of the Collateral Agent (and the other Secured Parties) with respect to the Term Priority Collateral shall be subject to the terms of the Intercreditor Agreement, and until the discharge of the “Term Obligations” (as defined in the Intercreditor Agreement), any obligation of any Grantor hereunder or under any other Loan Document with respect to the delivery or control of any Term Priority Collateral, the novation of any lien on any certificate of title, bill of lading or other document, the giving of any notice to any bailee or other Person, the provision of voting rights, the obtaining of any consent of any Person or otherwise, in each case in connection with any Term Priority Collateral, shall be deemed to be satisfied if such Grantor, as applicable, complies with the requirements of the similar provision of the applicable “Term Document” (as defined in the Intercreditor Agreement). Until the discharge of the Term Obligations, the delivery of any Term Priority Collateral to the “Term Priority Agent” (as defined in the Intercreditor Agreement) pursuant to the Term Documents shall satisfy any delivery requirement hereunder or under any other Loan Document.

8.17         Grantor Consent

Each Grantor which is not a ULC hereby consents to the security interests granted herein by each other Grantor, including any security interests in Equity Interests issued by such Grantor or Equity Interests issued by any Person in which such Grantor owns any Equity Interest.  Each Grantor which is not a ULC hereby waives any rights of such Grantor to notice in connection with the grant of any Security Interests by any Grantor hereunder.

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8.18         Amendment and Restatement

This Security Agreement shall be deemed to amend, restate and replace in its entirety the security agreement in existence between the Collateral Agent and any Grantor prior to the date hereof.  It is expressly understood and agreed by each of the parties hereto that this Security Agreement is in no way intended and shall not be deemed or construed to constitute a novation agreement.  Each Grantor acknowledges and agrees that each reference in the Loan Documents to the “Security Agreement” shall be a reference to this Security Agreement.

8.19         No Merger

Neither the taking of any judgment nor the exercise of any power of seizure or sale shall operate to extinguish the liability of any Grantor to make payment of or satisfy the Secured Obligations. The acceptance of any payment or alternate security shall not constitute or create any novation and the taking of a judgment or judgments under any of the covenants herein contained shall not operate as a merger of such covenants.

8.20         Security Interest Effective Immediately

Neither the execution or registration of this Security Agreement nor any partial advances by the Collateral Agent shall bind the Collateral Agent to advance any other amounts to any Grantor. The parties intend the security interest created hereby to attach and take effect forthwith upon execution of this Security Agreement by each Grantor and each Grantor acknowledges that value has been given and that each Grantor has rights in its Collateral.

8.21         Provisions Reasonable

Each Grantor expressly acknowledges and agrees that the provisions of this Security Agreement and, in particular, those respecting remedies and powers of the Collateral Agent against such Grantor, its business and the Collateral upon default, are commercially reasonable and not manifestly unreasonable.

8.22         Number and Gender

In this Security Agreement, words importing the singular number include the plural and vice-versa and words importing gender include all genders.

8.23         Precedence

Except as limited herein, in the event that any provisions of this Security Agreement contradict and are otherwise incapable of being construed in conjunction with the provisions of the Credit Agreement, the provisions of the Credit Agreement, as applicable, shall take precedence over those contained in this Security Agreement.

8.24         Receipt of Copy

Each Grantor acknowledges receipt of an executed copy of this Security Agreement.

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8.25         Judgment Currency

If, for the purposes of obtaining or enforcing judgment in any court or for any other purpose hereunder or in connection herewith, it is necessary to convert a sum due hereunder in any currency into another currency, such conversion shall be carried out to the extent and in the manner provided in the Credit Agreement.

8.26         Waiver of The Limitation of Civil Rights Act (Saskatchewan)

Without limiting the generality of the foregoing, each Grantor agrees that The Limitation of Civil Rights Act (Saskatchewan) will not apply to this Security Agreement or any rights, remedies or powers of the Collateral Agent, any Secured Party or any Receiver hereunder.

8.27         Language

The parties hereto acknowledge that they have requested and are satisfied that the foregoing, as well as all notices, actions and legal proceedings be drawn up in the English language. Les parties à cette convention reconnaissent qu’elles ont exigé que ce qui précède ainsi que tous avis, actions et procédures légales soient rédigés et exécutés en anglais et s’en déclarent satisfaites.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the date first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.		ZALE CANADA FINCO 2, INC.

Per:		Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

40

BANK OF AMERICA, N.A. on its own behalf and as Collateral Agent

Per:
Name:
Title:

41

SCHEDULE  1

FORM OF PERFECTION CERTIFICATE

Attached.

42

SCHEDULE  2

INTELLECTUAL PROPERTY

PATENTS

None

PATENT APPLICATIONS

None.

INDUSTRIAL DESIGNS

OWNER	COUNTRY	TYPE	REG. NO.	EXPIRATION DATE

ZALE CANADA CO.	CANADA	DESIGN PATENT	111,357	09/29/2016

INDUSTRIAL DESIGN APPLICATIONS

None.

TRADEMARKS

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE

ZALE CANADA CO.	CANADA	ARCTIC IDEAL	1,187,773	645,250	08/02/2020

ZALE CANADA CO.	CANADA	ARIANNA	1,121,991	601,375	02/04/2019

ZALE CANADA CO.	CANADA	COLLECTORS 1	444,488	247,729	7/4/2010

ZALE CANADA CO.	CANADA	CROWN DESIGN	661,766	407,911	2/12/2023

ZALE CANADA CO.	CANADA	FASHION COMES FULL CIRCLE	1,307,824	743,567	7/26/2024

43

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE

ZALE CANADA CO.	CANADA	FOR PEOPLE WHO LOVE DIAMONDS	705,458	433,001	09/09/2024

ZALE CANADA CO.	CANADA	JEWELLER’S WORKSHOP & Design	1,012,025	546,105	6/1/2016

ZALE CANADA CO.	CANADA	LES BIJOUTIERS DIAMANTAIRES PEOPLES	435,725	278,507	3/31/2013

ZALE CANADA CO.	CANADA	MACKENZIE	174,250	UCA11718	9/30/2013

ZALE CANADA CO.	CANADA	MACKENZIE’S & Design	284,953	140,778	6/11/2010

ZALE CANADA CO.	CANADA	Maple Leaf & Circular Geometric Design	1,417,833	758,355	1/29/2025

ZALE CANADA CO.	CANADA	MAPPINS	1,176,161	605,395	3/16/2019

ZALE CANADA CO.	CANADA	MAPPIN’S	380,832	574,844	1/31/2018

ZALE CANADA CO.	CANADA	MAPPINS & Design	1,176,162	605,424	3/16/2019

ZALE CANADA CO.	CANADA	MAPPINS & CHINESE CHARACTERS & Design	1,159,767	605,118	3/15/2019

ZALE CANADA CO.	CANADA	PEOPLES	342,965	183,418	5/26/2017

ZALE CANADA CO.	CANADA	PEOPLES II	1,217,230	645,031	7/28/2020

ZALE CANADA CO.	CANADA	PEOPLES ANGELS FOUNDATION & Design	874,111	520,666	12/16/2014

44

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE

ZALE CANADA CO.	CANADA	PEOPLES - BRINGING PEOPLE CLOSER FOR OVER 75 YEARS	770,596	448,734	10/6/2010

ZALE CANADA CO.	CANADA	PEOPLES CANADA’S DIAMOND STORE SINCE 1919 & Design	1,403,666	750,553	10/20/2024

ZALE CANADA CO.	CANADA	PEOPLES CANADIAN DIAMOND	1,162,325	639,719	5/12/2020

ZALE CANADA CO.	CANADA	PEOPLES & CHINESE CHARACTERS DESIGN	853,462	501,614	9/30/2013

ZALE CANADA CO.	CANADA	PEOPLES CREDIT	175,515	UCA12368	4/18/2014

ZALE CANADA CO.	CANADA	PEOPLES & Design	342,969	183,249	5/19/2017

ZALE CANADA CO.	CANADA	PEOPLES DIAMOND	1,159,626	605,256	3/16/2019

ZALE CANADA CO.	CANADA	PEOPLES — FOR EVERYONE	740,555	445,967	8/11/2010

ZALE CANADA CO.	CANADA	PEOPLES JEWELLERS	436,328	246,037	6/6/2010

ZALE CANADA CO.	CANADA	PEOPLES JEWELLERS THE DIAMOND PEOPLE	466,248	278,511	3/31/2013

ZALE CANADA CO.	CANADA	PEOPLES THE DIAMOND STORE	793,592	466,305	11/26/2011

45

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE

ZALE CANADA CO.	CANADA	ROYAL PAIR	175,514	UCA11770	4/18/2014

ZALE CANADA CO.	CANADA	THE DIAMOND PEOPLE PEOPLES	672,154	401,130	8/7/2022

ZALE CANADA CO.	CANADA	THE EXCLUSIVE MAPPINS CANADIAN DIAMOND	1,174,742	644,129	7/12/2020

ZALE CANADA CO.	CANADA	THE EXCLUSIVE PEOPLES LOVE BAND	1,175.569	639,609	5/11/2020

ZALE CANADA CO.	CANADA	THE MAPPINS PREMIER DIAMOND	1,205,545	645,133	7/29/2020

ZALE CANADA CO.	CANADA	THE MAPPINS ROYAL DIAMOND	1,205,543	645,436	8/8/2020

ZALE CANADA CO.	CANADA	THE MAPPINS SUPERIOR DIAMOND	1,205,544	645,279	8/3/2020

ZALE CANADA CO.	CANADA	THE PEOPLES CROWN DIAMOND	1,205,540	645,195	8/2/2020

ZALE CANADA CO.	CANADA	THE PEOPLES ELITE DIAMOND	1,205,542	639,537	5/10/2020

ZALE CANADA CO.	CANADA	THE PEOPLES PRESTIGE DIAMOND	1,205,541	639,538	5/10/2020

46

OWNER	COUNTRY	MARK	APP. NO.	REG. NO.	EXPIRATION DATE

ZALE CANADA CO.	CANADA	WHEN WORDS ARE NOT ENOUGH	708,059	416,756	9/10/2023

ZALE CANADA CO.	CANADA	YOUNG’S JEWELLERS	1,012,026	541,076	2/12/2016

TRADEMARK APPLICATIONS

OWNER	COUNTRY	MARK	APP. NO.

ZALE CANADA CO.	CANADA	BRILLIANT VALUE	1,446,083

ZALE CANADA CO.	CANADA	BRILLIANT VALUE	1,445,055

ZALE CANADA CO.	CANADA	CELEBRATION CANADIAN DIAMOND & Design	1,403,667

ZALE CANADA CO.	CANADA	LOVE CHANGES EVERYTHING	1,456,672

ZALE CANADA CO.	CANADA	PEOPLES THE DIAMOND STORE SINCE 1919 & Design	1,475,161

ZALE CANADA CO.	CANADA	PEOPLES LE MAGASIN DE DIAMANT DU CANADA DEPUIS 1919 & DESIGN	1,406,481

ZALE CANADA CO.	CANADA	SAY “I LOVE YOU” LIKE NEVER BEFORE	1,457,149

ZALE CANADA CO.	CANADA	THIS HOLIDAY SAY “I LOVE YOU” LIKE NEVER BEFORE	1,457,144

ZALE CANADA CO.	CANADA	WEDDING DAY	1,270,667

COPYRIGHTS

None.

COPYRIGHT APPLICATIONS

None.

47

COPYRIGHT LICENSES

None.

48

SCHEDULE  3

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

ZALE CANADA CO.	ZALE CANADA DIAMOND SOURCING INC.	100	Common	100%	C2

FINCO HOLDING LP	ZALE CANADA CO.	21,536,297	Common	11.44%	C1

FINCO HOLDING LP	FINCO PARTNERSHIP LP	99	Limited Partner Units	100%	1

FINCO HOLDING LP	ZC PARTNERSHIP, LP	65	General Partner Units	100%(1)	1

FINCO PARTNERSHIP LP	ZALE CANADA CO.	166,753,858	Common	88.56%	C2

FINCO PARTNERSHIP LP	ZC PARTNERSHIP, LP	9900	Limited Partner Units	100%	1 & 2

ZALE CANADA FINCO 2, INC.	FINCO HOLDING LP	1	General Partner Units	100%	1

ZALE CANADA FINCO 2, INC.	FINCO PARTNERSHIP LP	1	General Partner Units	100%	1

ZALE CANADA FINCO 1, INC.	FINCO HOLDING LP	99	Limited Partner Units	100%	1

ZALE CANADA HOLDING LP	ZALE CANADA FINCO 1, INC.	100,000	Common	100%	2 & 3

ZALE CANADA HOLDING LP	ZALE CANADA FINCO LLC	—	LLC	100%	—

(1) Finco Holding LP holds all of the General Partner Units, for a total of 100, but will only be pledging 65 General Partner Units in connection herewith.

49

Pledged Notes

Name of Grantor	Name of Issuer	Amount

ZALE CANADA CO.	ZALE CORPORATION	$100,000,000

50

ANNEX 1

FORM OF SUPPLEMENT

SUPPLEMENT NO.      dated as of [                    ] (this “Supplement”), to the Amended and Restated Security Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Security Agreement”), among ZALE CANADA CO., ZALE CANADA DIAMOND SOURCING INC., ZALE CANADA FINCO 1, INC., ZALE CANADA FINCO 2, INC., FINCO HOLDING LP, FINCO PARTNERSHIP LP and ZALE CANADA HOLDING LP (each, a “Grantor”, and collectively, the “ Grantors”) and the other grantors party thereto from time to time, as grantors, and Bank of America, N.A., in its capacity as  Collateral Agent (in such capacity, the “Collateral Agent”).

Reference is made to the Amended and Restated Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) by and between, among others, Zale Corporation and certain of its subsidiaries, as borrowers, the Grantors and certain of their affiliates, as guarantors, the Lenders party thereto and the Collateral Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement referred to therein.

The Grantors have entered into the Security Agreement in order to induce the Lenders to make Loans.  Section 8.15 of the Security Agreement provides that new direct and indirect Subsidiaries of the Grantors may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement.  The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement as consideration for Loans previously under made the Credit Agreement.

Accordingly, the Collateral Agent and the New Subsidiary agree as follows:

SECTION 1.  In accordance with Section 8.15 of the Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof.  In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations, does hereby create and grant to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Subsidiary.  Each reference to a “Grantor” in the Security Agreement

51

shall be deemed to include the New Subsidiary.  The Security Agreement is hereby incorporated herein by reference.

SECTION 2.  The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.  This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary and the Collateral Agent has executed a counterpart hereof.  Delivery of an executed signature page to this Supplement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be effective as delivery of a manually signed counterpart to this Supplement.

SECTION 4.  The New Subsidiary hereby represents and warrants that, as of the date hereof, (a) set forth on Schedule 1 attached hereto is a fully executed Perfection Certificate in the form annexed to the Security Agreements, (b) set forth on Schedule 2 attached hereto is a true and correct schedule of Intellectual Property consisting (i) all of the New Subsidiary’s Canadian registered Patents and Patent applications, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent and Patent application owned by the New Subsidiary, (ii) all of the New Subsidiary’s Canadian registered Industrial Designs and Industrial Design applications including the name of the registered owner, registration or application number and the expiration date (if already registered) of each Industrial Design and Industrial Design application owned by the New Subsidiary, (iii) all of the New Subsidiary’s Canadian registered Trademarks and Trademark applications, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark and Trademark application owned by the New Subsidiary and (iv) all of the New Subsidiary’s Canadian registered Copyrights, Copyright applications and Copyright Licenses, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright, Copyright application or Copyright License owned by the New Subsidiary, and (c) set forth on Schedule 3 attached hereto is the Pledged Collateral held by the New Subsidiary.

SECTION 5.  Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

SECTION 6.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS SUPPLEMENT AND THE SECURED OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

52

SECTION 7.  In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction).

SECTION 8.  All communications and notices hereunder shall be in writing and given as provided in Section 8.01 of the Security Agreement.

SECTION 9.  The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses reasonably incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

COLLATERAL AGENT:	BANK OF AMERICA, N.A.

By:
Name:
Title:

NEW SUBSIDIARY:	[ ]

By:
Name:
Title:

53

Annex 2

Form of Pledged Collateral Addendum

This Pledged Collateral Addendum, dated as of                          , 20      , is delivered in connection with the Security Agreement referred to below.  The undersigned hereby agrees that this Pledged Collateral Addendum may be attached to that certain Amended and Restated Security Agreement, dated as of May 10, 2010, (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among the undersigned, the other Grantors named therein, to Bank of America, N.A., as Collateral Agent.  Initially capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Security Agreement or the Credit Agreement (as defined in the Security Agreement).  The undersigned hereby agrees that the additional interests listed on this Pledged Collateral Addendum as set forth below shall be and become part of the Pledged Collateral pledged by the undersigned to the Collateral Agent in the Security Agreement and any pledged company set forth on this Pledged Collateral Addendum as set forth below shall be and become a “Pledged Company” under the Security Agreement, each with the same force and effect as if originally named therein.

The undersigned hereby certifies that the representations and warranties set forth in Section 2.08 of the Security Agreement of the undersigned are true and correct as to the Pledged Collateral listed herein on and as of the date hereof.

[ ]

By:
Name:
Title:

Pledged Interests

Name of Grantor	Name of Pledged Company	Number of Shares/Units	Class of Interests	Percentage of Class Owned	Certificate Nos.

Pledged Notes

Name of Grantor	Name of Issuer	Amount

Annex 3

Form of Canadian Patent, Industrial Design and Trademark Security Agreement

CANADIAN PATENT, INDUSTRIAL DESIGN AND TRADEMARK SECURITY AGREEMENT dated as of May 10, 2010, by and among each of: the Subsidiaries from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”) and Bank of America, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WHEREAS the Grantors entered into an Amended and Restated Credit Agreement dated as of May 10, 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors and certain of their affiliates, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement); and

WHEREAS the Grantors granted security interests over all of their property to and in favour of the Agent pursuant to the terms of a Canadian Security Agreement dated as of May 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”).

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or Canadian Security Agreement, as applicable.   The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each of the Grantors, pursuant to the Canadian Security Agreement, did and hereby does grant to the Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Patent, Industrial Design and Trademark Collateral”):

(a)(i) any and all Canadian patents and patent applications, including those listed on Schedule I; (ii) all inventions and improvements described and claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein; (iii) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (iv) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including damages and payments for past, present and future infringements thereof; (v) all rights to sue for past, present and future infringements thereof; and (vi) all rights corresponding to any of the foregoing;

(b)(i) all Canadian trademarks (including service marks), trade names, trade dress, trade styles and other source indicators, including those listed on Schedule II, and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (ii) all licenses of the foregoing, whether as licensee or licensor; (iii) all renewals of the foregoing; (iv) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (v) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (vi) all rights corresponding to any of the foregoing; and

(c)(i) all Canadian industrial designs and industrial design applications, including those listed on Schedule I; (ii) all renewals of the foregoing, (iii) all income, royalties, damages and payments now or hereafter due or payable with respect thereto, including damages, claims and payments for past and future infringements thereof; (iv) all rights to sue for past, present and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (v) all rights corresponding to any of the foregoing.

SECTION 3. Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation, of the security interests granted to the Agent pursuant to the Canadian Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Patent, Industrial Design and Trademark Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Canadian Security Agreement, the terms of the Canadian Security Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Intercreditor Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.		ZALE CANADA FINCO 2, INC.

Per:		Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

BANK OF AMERICA, N.A. on its own behalf and as Agent

Per:
Name:
Title:

Annex 4

Form of Canadian Copyright Security Agreement

CANADIAN COPYRIGHT SECURITY AGREEMENT dated as of May 10, 2010, by and among each of: the Subsidiaries from time to time party hereto (each a “Grantor”, and collectively, the “Grantors”) and Bank of America, N.A., in its capacity as administrative agent and collateral agent (in such capacity, the “Agent”) for the Lenders, in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

WHEREAS the Grantors entered into an Amended and Restated Credit Agreement dated as of May 10 2010 (as such may be amended, modified, supplemented or restated hereafter, the “Credit Agreement”) between, among others, Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), as borrowers, each of the Grantors and certain of their affiliates, as guarantors, the Lenders (as defined in the Credit Agreement) party thereto from time to time as lenders, and Bank of America, N.A., in its capacity as Administrative Agent and Collateral Agent (as such terms are defined in the Credit Agreement); and

WHEREAS the Grantors granted security interests over all of their property to and in favour of the Agent pursuant to the terms of a Canadian Security Agreement dated as of May 10, 2010 (as amended, supplemented or otherwise modified from time to time, the “Canadian Security Agreement”).

AND WHEREAS, the Lenders have agreed to make Loans to the Borrowers pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement, and the obligations of the Lenders to make Loans are each conditioned upon, among other things, the execution and delivery by the Grantors of this Agreement;

NOW THEREFORE, the Grantors and the Collateral Agent, for and on behalf of itself and the Lenders (and each of their respective successors or assigns), hereby agree as follows:

SECTION 1.  Defined Terms.  Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement or Canadian Security Agreement, as applicable.   The rules of interpretation specified in Section 1.02 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 2.  Grant of Security Interest.  As security for the payment or performance, as the case may be, in full of its Secured Obligations, each of the Grantors, pursuant to the Canadian Security Agreement, did and hereby does grant to the Agent, its successors and assigns, for the benefit of the Credit Parties, a security interest in, all right, title and interest in, to and under any and all of the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Copyright Collateral”):

(a) (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications subject to the copyright laws of Canada, including those listed on Schedule I; (b) all extensions and renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including damages or payments for past, present or future infringements for any of the foregoing; (d) the right to sue for past, present and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing;

SECTION 3. Security Agreement.  The security interests granted to the Agent herein are granted in furtherance, and not in limitation, of the security interests granted to the Agent pursuant to the Canadian Security Agreement.  Each Grantor hereby acknowledges and affirms that the rights and remedies of the Agent with respect to the Copyright Collateral are more fully set forth in the Canadian Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.  In the event of any conflict between the terms of this Agreement and the Canadian Security Agreement, the terms of the Canadian Security Agreement shall govern.

SECTION 4. Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and the Intercreditor Agreement constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy or other electronic image scan transmission (e.g., “pdf” or “tif” via e-mail) shall be as effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5. GOVERNING LAW.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO, AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

ZALE CANADA CO.		ZALE CANADA DIAMOND SOURCING INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA FINCO 1, INC.		ZALE CANADA FINCO 2, INC.

Per:		Per:
Name:
Title:

FINCO HOLDING LP by its general partner ZALE CANADA FINCO 2, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

ZALE CANADA HOLDING LP by its general partner ZALE INTERNATIONAL, INC.		FINCO PARTNERSHIP LP by its general partner ZALE CANADA FINCO 2, INC.

Per:		Per:
	Name:		Name:
	Title:		Title:

BANK OF AMERICA, N.A. on its own behalf and as Agent

Per:
Name:
Title:

EXHIBIT D

Zale Corporation

Borrowing Base Certificate

FAX TO: (617) 310-2872			Cert. No.

			Retail	Cost

Beg. Inventory as of:

ADD	Receiving/Purchases
Vendor Returns
Markups/Markup Cancellations
Inter-Co. transfers
Other (Explain)

	INVENTORY AVAILABLE FOR SALE		$—	$—

LESS	Net Sales @ Retail
Cost of Goods Sold @ Cost
POS Markdowns
Perm Markdowns
Shrink
Prior Period Adjustments

	Total Reductions		$—	$—

Ending inventory as of			$—	$—

ADD:	Zap Inventory (Gemstones, Shanks, and Mounts) Inventory receipts not fully processed in D.C.

LESS:	Shrink Reserve @ EOM Form 400 & Damaged Inventory Consignment

Eligible Inventory, as of:				—	(A)
Advance Rate:					(B)

Inventory Borrowing Base (A*B)				$—	(C)

Credit Card Receivables, as of:

LESS:	Consignment A/R Reserve

Eligible Credit Card Receivables, as of:				$—	(D)

Receivable Advance Rate:					(E)

Receivable Borrowing Base (D*E)				—	(F)

Less Availability Reserves:

Merchandise Credits (50% of outstanding Store Credit Liability and 100% Customer Refund Liability)
Gift Certificates (50% of outstanding)
Landlord Lien Reserve (2 months)
Customer Deposits (100% of outstanding layaways)
Texas Ad Valorem Taxes
Canadian Sales Tax Reserve (previous month’s tax payment for all provinces)
Canadian Store Rent Reserve (previous month’s rent liability)
Canadian Employee Payroll Reserve (50% of previous months payroll)

Total Availability Reserves				$—	(H)

Total Borrowing Base (not to exceed )				$—	(I)

AVAILABILITY CALCULATION

Beginning Principal Balance
	ADD:	Prior days advance
	ADD:	Fees charged today
	ADD:	LC’S CHARGED
	LESS:	Prior day’s paydown

Ending principal balance				$—
	ADD:	Est. accrued interest month to date
	ADD:	Standby Letters of Credit
	ADD:	Documentary Letters of Credit

Total loan balance prior to request				$—	(J)

Net availability prior to today’s request (I-J)				$—	(K)

ADVANCE REQUEST					(L)

Paydown				$—

Availability before minimum Excess Availability requirement (K-L)				$—	(M)

Minimum Excess Availability requirement(1)				$50,000,000	(N)

Availability after minimum Excess Availability requirement (N-O)				$(50,000,000	)(O)

Term Loan Liquidity Covenant
Minimum Liquidity as Defined in Sec. 7.08 (d) of the Term Loan Credit Agreement ($120MM through 1/31/11; $135MM thereafter)				$—
Compliance with Requirement?				No

The undersigned represents and warrants that the information set forth above has been prepared in accordance with the requirements of the Amended and Restated Credit Agreement dated May 10, 2010 (as amended, restated, supplemented or otherwise modified) by, among others, Zale Corporation, the other Borrowers and Facility Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders.

Authorized Signer

(1) (b) For all periods other than any period described in SECTION 6.8(a) of the Amended and Restated Credit Agreement dated May      , 2010, the Borrowers shall not permit Excess Availability to be less than (i) $50,000,000, for any period of three (3) consecutive days or (ii) $40,000,000, at any time.

EXHIBIT E

BANK OF AMERICA, N.A.,
as Administrative Agent and Collateral Agent
100 Federal Street, 9th Floor
Boston, Massachusetts 02110

May 10, 2010

Bank of America, N.A.

100 Federal Street

Boston, Massachusetts 02110

Attention:  Andrew Cerussi

Wells Fargo Retail Finance, LLC

One Boston Place, 18th Floor

Boston, Massachusetts 02108

Attention:  Connie Liu

General Electric Capital Corporation

777 Long Ridge Road, Building A

Stamford, Connecticut 06927

Attention:  Zale Corporation Account Manager

Re:          Co-Borrowing Base Agent Rights Agreement

Ladies and Gentlemen:

Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of May 10, 2010, among (i) Zale Delaware, Inc., Zale Corporation, ZGCO, LLC, TXDC, L.P. and Zale Puerto Rico, Inc. (collectively, the “Borrowers”), (ii) Zale Canada Co. and the other Facility Guarantors party thereto (together with the Borrowers, collectively, the “Loan Parties”), (iii) the financial institutions from time to time party thereto, (iv) Bank of America, N.A. (“Bank of America”), as administrative agent and collateral agent for itself and such other financial institutions (in such capacities, the “Agent”), and (v) Bank of America, Wells Fargo Retail Finance, LLC (“Wells Fargo”) and General Electric Capital Corporation (“GE Capital”), each as a co-borrowing base agents (each, a “Co-Borrowing Base Agent” and collectively, the “Co-Borrowing Base Agents”) (as amended, modified, restated and in effect from time to time, the “Credit Agreement”).  Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

Each of the Agent, the Co-Borrowing Base Agents and the Loan Parties hereby acknowledge and agree that, notwithstanding anything to the contrary in any of the Loan Documents:

(a)           Each of the Co-Borrowing Base Agents shall have rights under the Credit Agreement and the other Loan Documents that are as expansive as the rights afforded thereunder to the Agent relating to (i)(x) the definition in the Credit Agreement of the term “Excess Availability” and any component of such definition, in each case insofar as it is impacted by the Borrowing Base, and (y) the definition in the Credit Agreement of the term “Borrowing Base” and any component of such definition (including, without limitation, reserves, advance rates and eligibility criteria, reporting requirements and appraisals, examinations and collateral audits), and (ii) verifying the validity, extent, perfection or priority of the Liens granted to the Agent with respect to the Collateral (the matters described in clauses (i) and (ii) above being referred to herein collectively as the “Collateral Issues”); provided that neither Wells Fargo nor GE Capital shall be named on any financing statements nor have the actual administration of Collateral with respect to which perfection is obtained through possession or control;

(b)           If any provision in the Credit Agreement or any other Loan Document relating to a Collateral Issue allows the Agent to request or reasonably request (as the case may be) that any action be taken or any documents or other information be provided by or on behalf of any Loan Party, the Agent shall make any such request or reasonable request (as applicable) that any of the Co-Borrowing Base Agents may request and shall provide such Co-Borrowing Base Agent with any such documents or information so requested promptly after the receipt thereof by the Agent;

(c)           Any provision in the Credit Agreement or any other Loan Document relating to any Collateral Issue which would otherwise only need the consent or approval of or to be satisfactory or acceptable (or reasonably satisfactory or acceptable, as the case may be) to the Agent shall be deemed to require the consent or approval of or be satisfactory or acceptable (or reasonably satisfactory or acceptable, as the case may be) to each of the Co-Borrowing Base Agents;

(d)           In the event that the Co-Borrowing Base Agents and the Agent cannot in good faith agree on any issue relating to the Borrowing Base, Excess Availability, the Borrowing Base eligibility standards, reserves, advance rates, borrowing base reporting, appraisals or examinations or any other action or determination relating to a Collateral Issue, the resolution of such issue shall be to either (x) require that the most conservative credit judgment be implemented (that is, such credit judgment that would result in the least amount of credit being available to the Loan Parties under the Credit Agreement) or (y) decline to permit the requested action;

(e)           With respect to any certificate, report or other deliverable required to be delivered to the Administrative Agent pursuant to (x) the definition in the Credit Agreement of the term “Payment Conditions” and (y) Section 6.8(a) of the Credit Agreement, the Loan Parties shall deliver each such certificate, report or other deliverable to each Co-Borrowing Base Agent promptly with the delivery to the Administrative Agent; and

(f)            Without the prior written consent of each Co-Borrowing Base Agent, no waiver, amendment or modification of the Credit Agreement or any of the other Loan Documents shall (i) change the Inventory Advance Rate, (ii) amend Section 6.8 of the

2

Credit Agreement or the definition in the Credit Agreement of the term “Excess Availability” or any component thereof if as a result thereof any of the minimum Excess Availability covenants in such section would be reduced, or (iii) amend, modify or otherwise affect the rights or duties of any of the Co-Borrowing Base Agents under any of the Loan Documents.

Notwithstanding anything in the Credit Agreement and the other Loan Documents and the foregoing to the contrary, each of the Co-Borrowing Base Agents hereby agrees with the Agent that (a) the Agent shall have sole and exclusive authority and responsibility under the Credit Agreement and the other Loan Documents (without the consent or further approval of any Co-Borrowing Base Agent) (x) to make protective Overadvances to the Borrowers, in accordance with the terms and conditions of the Credit Agreement and (y) to select, employ and retain all attorneys, financial and other advisors, consultants, appraisers and other professionals retained or to be retained by the Agent; and (b) all rights of the Co-Borrowing Base Agents hereunder and the obligation of the Agent to comply with any request or direction of the Co-Borrowing Base Agents shall be at all times subject to the terms and conditions and any limitations set forth in any Loan Document, including without limitation, the Intercreditor Agreement. The Agent agrees to provide each Co-Borrowing Base Agent with drafts of Collateral appraisals and audit reports promptly after the Agent’s receipt thereof (but the Agent shall not be liable for failing to do so).

Without limiting the terms of Section 9.2(a) of the Credit Agreement (a) no failure or delay by any Co-Borrowing Base Agent in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power; and (b) the rights and remedies of the Co-Borrowing Base Agents hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

Notwithstanding anything to the contrary contained herein, in the Credit Agreement or in any other Loan Document, each of Bank of America, Wells Fargo and GE Capital hereby agrees that it may not and shall not assign any of its rights, powers, duties and obligations as a Co-Borrowing Base Agent hereunder to any Person (other than an Affiliate of such Person designated by such Person from time to time in writing to the Agent as a Co-Borrowing Base Agent) without the prior written consent of the Agent and, so long as no Event of Default is then existing, the Borrowers.  Any Co-Borrowing Base Agent may resign in accordance with Section 8.12 of the Credit Agreement; provided that, upon any such resignation, no Person shall be appointed as a successor to such Co-Borrowing Base Agent.

For the avoidance of doubt, each party hereto hereby agrees that nothing contained in the Credit Agreement, any other Loan Document or herein shall permit any Co-Borrowing Base Agent (in its capacity as such) to implement any Reserves or undertake to order any appraisals, audits or exams, but rather this letter agreement (this “Agreement”) grants each such Person the authority to direct the Agent to do so in accordance with the terms and conditions of the Credit Agreement.

3

This Agreement is the Co-Borrowing Base Agent Rights Agreement referred to in the Credit Agreement.  This Agreement expresses the entire understanding of the parties with respect to the matters set forth herein.  No prior discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof.  This Agreement shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York (excluding the laws applicable to conflicts or choice of law (other than the New York General Obligations Law §5-1401)).

This Agreement may be executed in counterparts which, when taken together, shall constitute an original. Delivery of an executed counterpart of this Agreement by facsimile or electronic transmission shall be equally effective as delivery of a manually executed counterpart. This Agreement may not be amended or modified without the written consent of the Agent and each affected Co-Borrowing Base Agent and, to the extent such amendment or modification would increase the rights of any Co-Borrowing Base Agent, without the written consent of the Loan Parties.

[Remainder of page left intentionally blank]

4

Very truly yours,

BANK OF AMERICA, N.A., as Administrative Agent and Collateral Agent

By:
Name:
Title:

(Signature Page to Co-Borrowing Base Agent Rights Agreement)

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A., as a Co-Borrowing Base Agent

By:
Name:
Title:

(Signature Page to Co-Borrowing Base Agent Rights Agreement)

WELLS FARGO RETAIL FINANCE, LLC, as a Co-Borrowing Base Agent

By:
Name:
Title:

(Signature Page to Co-Borrowing Base Agent Rights Agreement)

GENERAL ELECTRIC CAPITAL CORPORATION, as a Co-Borrowing Base Agent

By:
Name:
Title: Duly Authorized Signatory

(Signature Page to Co-Borrowing Base Agent Rights Agreement)

ACCEPTED AND AGREED TO

AS OF THE DATE FIRST WRITTEN ABOVE:

ZALE DELAWARE, INC.

By:
Name:
Title:

ZALE CORPORATION

By:
Name:
Title:

ZGCO, LLC

By:
Name:
Title:

TXDC, L.P.

By:	ZALE DELAWARE, INC. Its General Partner

By:
Name:
Title:

ZALE PUERTO RICO, INC.

By:
Name:
Title:

(Signature Page to Co-Borrowing Base Agent Rights Agreement)

ZALE CANADA CO.

By:
Name:
Title:

ZALE CANADA DIAMOND SOURCING, INC.

By:
Name:
Title:

ZALE CANADA HOLDING LP

By:	ZALE INTERNATIONAL, INC., its general partner

By:
Name:
Title:

ZALE CANADA FINCO 1, INC.

By:
Name:
Title:

ZALE CANADA FINCO 2, INC.

By:
Name:
Title:

FINCO HOLDING LP

By:	ZALE CANADA FINCO 2, INC., its general partner

By:
Name:
Title:

(Signature Page to Co-Borrowing Base Agent Rights Agreement)

FINCO PARTNERSHIP LP

By:	ZALE CANADA FINCO 2, INC., its general partner

By:
Name:
Title:

ZAP, INC.

By:
Name:
Title:

ZCSC, LLC

By:
Name:
Title:

ZALE INTERNATIONAL, INC.

By:
Name:
Title:

ZALE EMPLOYEES’ CHILDCARE ASSOCIATION, INC.

By:
Name:
Title:

ZALE CANADA FINCO, LLC

By:
Name:
Title:

(Signature Page to Co-Borrowing Base Agent Rights Agreement)